As filed with the Securities and Exchange Commission on June 15, 2016.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11/A

(EIGHTH AMENDMENT)
REGISTRATION STATEMENT
 FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

AMERICAN HOUSING INCOME TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CODE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

Copies to:
American Housing Income Trust Inc.

Jeff Howard

Chief Executive Officer
34225 N. 27th Drive, Building 5
Phoenix, AZ 85058
(623) 551-5808

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices and registered agent)

Copies to:
Anthony R. Paesano
Paesano Akkashian Apkarian, PC
7457 Franklin Road, Suite 200
Bloomfield Hills, Michigan 48301
T (248) 796-6886
F (248) 796-6885

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer Non-accelerated filer (Do not check if a smaller reporting

company)                         Accelerated filer Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE CHART

Common Stock Par Value $0.01	Amount (1)	Proposed Maximum Registered Per Share (2)	Proposed Maximum Offering Price (1)	Fee Amount (2)
Selling Shareholders	7,565,417	$3.00	$22,696,251	$2,285.51
Direct Public Offering	3,000,000	$3.00	$9,000,000	$906.30

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The shares to be sold by the Selling Stockholders will be sold at a fixed price to be determined prior to effectiveness of this Registration Statement. Any increased fees will be paid prior to effectiveness.

(2) Fee paid with initial filing, and an additional fee paid upon prior amendment. The fee amount as of the last amendment (7th) had been $2,856.86, thus the newly calculated fee as of the 8th amendment is reduced to $2,285.51. No additional fee due at this time.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither the Selling Shareholder nor the Company may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Selling Shareholder nor the Company are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE ___, 2016

 10,565,417 SHARES OF COMMON STOCK

This preliminary prospectus relates to the registration of 10,565,417 shares of our common stock. The Company is registering 7,565,417 shares to "Selling Shareholders," or individually, a "Selling Shareholder." In addition to the registration of the Selling Shareholder shares at $3.00 per share, this preliminary prospectus relates to the registration of 3,000,000 shares of our common stock at $3.00 per share for our direct public offering. All shares being registered have a par value equal to $0.01. Valfre Holdings, LLC, James Valfre and Pamela Valfre, have piggyback registration rights, but these rights do not accrue until August 1, 2016, as disclosed in previous filings with the Commission, and as set forth in the exhibits hereto.

The Selling Shareholders intend on selling their respective shares for the fixed price of $3.00 per share for the duration of the offering. The Selling Shareholders are deemed to be statutory underwriters under Section 2(a)(11) of the Securities Act. The current pricing of the Selling Shareholders’ shares on a fixed price was arbitrarily decided by management. Neither the Company nor the Selling Shareholders have a current arrangement or agreement with any underwriters, broker-dealers or selling agents for the sale of the shares subject to this Prospectus. If the Company or any Selling Shareholder enters into such an arrangement or agreement, the shares of such Selling Shareholder will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s). The common stock registered herein is being offered by the Company on a "best efforts" basis (the "Offering Period").

The Company may hold a closing at any time after subscriptions have been received and accepted for the entire 3,000,000 shares of common stock, and after other conditions to closing have been satisfied (the "Closing"). The Company currently trades on the OTCQB Marketplace, operated by the OTC Markets Group. There is no minimum number of shares of common stock that must be sold by us to proceed, and we will retain the proceeds from the sale of any shares of the common stock. The sale of the common stock is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the common stock. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is traded on the over-the-counter market under the symbol "AHIT". However, there can be no assurance that any market for our stock will develop.

Selling Shareholders	Offering Price	Underwriting Discounts; Commissions	Net Proceeds
Per Share	$3.00	None	$0
Total	$3.00	None	$0

Direct Public Offering	Offering Price	Underwriting Discounts; Commissions	Net Proceeds
Per Share	$3.00	None	$3.00
Total	$3.00	None	$9,000,000

Any funds that we raise from our offering will be immediately available for our use and will not be returned to investors. The Company will not receive any proceeds from the sale of shares by Selling Shareholders, and will only receive proceeds from the direct public offering. We do not have any arrangements to place the funds received from our offering of the common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds associated with the common stock will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

As set forth in this prospectus, the Company has previously issued common stock on a restricted basis. For as long as this stock is "restricted" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, to the extent required, furnish to any shareholder, or to any prospective purchaser designated by such shareholder, upon request of such shareholder, financial and other information described in paragraph (d)(4) of Rule 144 with respect to the Company to the extent required in order to permit such shareholder to comply with Rule 144 with respect to any resale of their stock, unless during that time, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and no such information about the Company is otherwise required pursuant to Rule 144. The Company is seeking registration of these shares, and is of the opinion that it is subject to the reporting requirements under the Exchange Act.

Until ninety business days after the effective date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

There are material income tax risks associated with this offering, as set forth in the sections titled "Risk Factors" and "Qualifications and Risks in Operating a REIT and Federal Tax Consequences". The proceeds of the offering might not be sufficient to meet the requirements for funds as set forth in the Company's investment objectives set forth in the "Use of Proceeds" section herein. The operation of the Company, and its subsidiaries and umbrella partnership, may involve conflicts of interest set forth in the sections titled "Description of Business" and "Risk Factors," and as set forth in discussions starting with the section titled "Directors, Executive Officers, Promoters and Control Persons" through "Certain Relationships and Related Transactions".

This Prospectus is dated June ___, 2016

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PURSUANT TO SECURITIES ACT RELEASE 33-6900 AND CF DISCLOSURE GUIDANCE, TOPIC NO. 6, TO THE EXTENT THE COMPANY WILL REGULARLY UPDATE ITS PROSPECTUS TO COMPLY WITH THE SECURITIES ACT; MORE SPECIFICALLY, THE COMPANY WILL COMPLY WITH THE UNDERTAKINGS OF ITEM 20.D BY PROVIDING STICKER SUPPLEMENTS, POST-EFFECTIVE AMENDMENTS, AND FORM 8-K FILINGS THAT THE COMPANY SHOULD MAKE TO REFLECT THE ACQUISITION OF PROPERTIES WITH THE OFFERING PROCEEDS.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This preliminary prospectus will permit our President and Chief Executive Officer, Jeff Howard, and our Chief Financial Officer and Treasurer, Sean Zarinegar, to sell the common stock directly to the public, friends, family members and business acquaintances with no commission or other remuneration. Mr. Zarinegar and Mr. Howard will be relying on the safe harbor from broker-dealer registration on the basis that, as associated persons of the Company, they are not subject to a statutory disqualification under Rule 3a4-1(a)(1) under the Securities and Exchange Act of 1934, and are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and at the time of the respective participation, neither of them are associated persons of a broker-dealer. Furthermore, Mr. Zarinegar and Mr. Howard will be relying on Rule 34(a)4-1(a)(ii) and/or (iii) as the final component of the four-prong analysis under the safe harbor rules.

Mr. Zarinegar and Mr. Howard primarily perform, or intend to primarily perform, at the end of the offering, substantial duties for or on behalf of the Company not in connection with transactions in securities. Neither individual is a broker nor dealer, nor associated person of a broker or dealer, within the preceding 12 months, and neither participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-(a)(iii). Mr. Zarinegar and Mr. Howard will be restricting their participation to preparing written communication or delivering such communications approved by the officers or directors of the Company through the mails or other means, and to specifically exclude any direct oral solicitations that are not considered to be responses to inquiries by potential purchasers under this prospectus. The Resolution of the Board of Directors has been attached hereto as an exhibit.

The Company is an "emerging growth company," as defined in the Jumpstart Our Business Startups Act. Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. Neither the Securities and Exchange Commission (the "Commission"), nor any state securities commission or regulatory body, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY AND RISK FACTORS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Although management believes that the assumptions underlying the forward looking statements included in this filing are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.

To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this filing will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" contained in this report. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this report, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the United States Securities and Exchange Commission (the "SEC" or the "Commission") after the date of this statement.

AMERICAN HOUSING INCOME TRUST, INC.

Summary of Business

The Company is seeking the registration of 3,000,000 shares of its common stock at $3.00 per share, and the registration of 7,565,417 shares of Selling Shareholder shares at the fixed price of $3.00 per share. The Company is currently in the business of acquiring, renovating, rehabilitating and, in turn, renting single family residence. The Company intends on continuing with this business plan, but with the proceeds from the offering set forth in the Prospectus it intends on growing its portfolio, adding more diversity and independence to its Board of Directors, and securing more favorable terms on its debt service. The Company intends on operating as a REIT in 2016, and if it meets the qualifications of a REIT, as disclosed herein, the Company intends on complying with the dividend policy herein. The Company currently operates through related-party/affiliate entities in holding title to those single family residences in its portfolio – American Realty, ARP Borrower, ARP Borrower II and AHIT Valfre, LLP, a limited liability partnership commonly referred to as an UPREIT, or operating umbrella partnership.

Special Note Regarding Forward-Looking Statements

Information included in this Form S-11/A contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements may contain the words "believes," "project," "expects," "anticipates," "estimates," "forecasts," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions, and are subject to numerous known and unknown risks and uncertainties. Additionally, statements relating to implementation of business strategy, future financial performance, acquisition strategies, capital raising transactions, performance of contractual obligations, and similar statements may contain forward-looking statements. In evaluating such statements, prospective investors and shareholders should carefully review various risks and uncertainties identified in this S-11/A, including the matters set forth under the captions "Risk Factors" and in the Company's other SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements. The Company disclaims any obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

Although forward-looking statements in this Form S-11/A reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading "Risk Factors Related to Our Business" below, as well as those discussed elsewhere in this registration statement on Form S-11/A. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of registration statement on Form S-11/A. We file reports with the Securities and Exchange Commission ("SEC"). You can read and copy any materials we file with the SEC at the SEC's Public Reference Room, 100 F. Street, NE, Washington, D.C. 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.

We disclaim any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Form S-11/A. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this registration statement, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

Before you invest in the Company' securities, you should be aware that there are various risks. These risks must be evaluated in the context of the disclosures made within the section titled "Description of Business." You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected.

The stock offered hereby involves a high degree of risk. No one should invest who is not prepared to lose his, her, or its entire investment. There is no public market in the foreseeable future for the resale of the stock. Prospective investors, prior to making an investment, should carefully examine the risk factors set forth in the business plan and the following risk factors, which are inherent in making an investment in, and affecting the business of, the Company, in addition to the other information presented in this prospectus. This prospectus contains certain forward-looking statements. The Company's actual results could differ materially from the results anticipated in these forward-looking statements as a result of various risks and uncertainties, including certain factors set forth in the following risk factors and elsewhere in this prospectus.

Summary of Risk Factors

The Company intends on pursuing designation as a REIT, and until that time, the Company will continue to operate as an entity focusing on the acquisition and management of single family residences, as identified above. The risks associated with qualifying and operating as a REIT are more fully discussed herein.

An investment in our common stock is subject to significant risks. Listed below are some of the most significant risks relating to an investment in our common stock, which we have organized in descending order starting with those risks that we consider as the most significant. We have a limited operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our shareholders. We have a history of net operating losses, and we may never achieve profitability from operations.

Our common shares are being offered by our executive officers on a best-efforts basis, which means there is no commitment on the part of anyone to purchase any of the shares, and there can be no assurance we will be able to sell shares in excess of the minimum offering amount. Our common shares are being offered by our executive officers on a best-efforts basis, which means there is no commitment on the part of anyone to purchase any of the shares, and there can be no assurance we will be able to sell shares in excess of the minimum offering amount. Certain of our existing shareholder affiliated with Mr. Zarinegar, such as American Realty, Performance Realty, ARP Borrower, ARP Borrower II and AHIT Valfre, have substantial influence over our company, and their interests may not be aligned with the interests of our other shareholders and sales of their shares could cause the market price of our common stock to decrease.

We do not have any experience operating as a REIT, and we cannot assure you that we will be successful operating as a REIT. Until such time we are successfully operating as a REIT, we will be dependent on our executive officers and dedicated personnel, and the departure of any of our key personnel could materially and adversely affect us. If we cannot obtain financing, our growth may be limited.

Our underwriting criteria and evaluation of properties involves a number of assumptions that may prove inaccurate, which may cause us to overpay for our properties or incur significant costs to operate a property. Operating our business on a larger scale could result in substantial increases in our expenses. If rents in our markets do not increase sufficiently to keep pace with rising costs of operations, we may be unable to generate or sustain cash available for distribution. Declining real estate values and impairment charges could adversely affect our earnings and financial condition.

Our Articles of Incorporation, or commonly referred as our charter, gives significant flexibility to our Board of Directors in determining a suitable business plan and strategy, which might, in the future, deviate from the current business plan and strategy. Our Board of Directors may change our investment strategy, financing strategy or leverage policies, or any of our other major policies, without the consent of shareholders. If due to an adjustment in our strategy, we are unable to qualify as a REIT, it could adversely affect our operations and our ability to make distributions.

The availability and timing of cash distributions are uncertain, and we may make distributions using the proceeds of this offering, which would represent a return of capital. The NASDAQ Capital Market or another nationally recognized stock exchange may not list our securities, which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions. An active trading market for our common stock may never develop following this offering. There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our company.

Risk Factors Applicable To The Company

Our Articles of Incorporation and Bylaws have restrictions on ownership and transfer of our common stock.

Due to limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code of 1986, as amended, or the Code, subject to certain exceptions, our charter provides generally that no person may, in the absence of an exemption granted by our Board of Directors, beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate outstanding shares of all classes and series of our capital stock.

Our charter also prohibits any person from, among other things, beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would result in our being "closely held" within the meaning of Section 856(h) of the Code. Our charter also prohibits transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

Our Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the 9.8% ownership limits and other restrictions in our charter and may establish or increase an excepted holder percentage limit for such person if we obtain such representations and undertakings as our Board of Directors deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder percentage limit will not cause us to fail to qualify as a REIT.

Our charter also provides that any ownership or purported transfer of our stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to one or more charitable trusts for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void. If the transfer to the trust is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will also be null and void.

As a company intending to qualify as a REIT, our Articles of Incorporation and Bylaws have a distribution policy intended to comply with the applicable rules.

To qualify as a REIT, we must distribute annually to our shareholders an amount equal to at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We intend to make distributions that will enable us to meet the distribution requirements applicable to REITs and to eliminate or minimize our obligation to pay income and excise taxes. Distributions declared by us will be authorized by our Board of Directors in its sole discretion out of funds legally available for such and will depend upon a number of factors, including restrictions under applicable law and the requirements for our qualification as a REIT for federal income tax purposes. We do not currently generate taxable income and we cannot guarantee whether or when we will be able to make distributions or that any such distributions will be sustained over time. There can be no assurance we will be able to generate sufficient operating cash flows to make or sustain distributions to our shareholders.

As a company intending to qualify as a REIT, we are taking measures to comply with certain tax restrictions and requirements.

We intend to elect and qualify to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2015; however, to the extent management does not believe it can do so consistent with the Code, we intend to take all necessary steps to elect and qualify by the conclusion of our taxable year ending December 31, 2016. We believe that we have been organized and have operated in a manner that will allow us to qualify as a REIT for federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner. To qualify and maintain our qualification as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain.

Pursuant to the terms of his Employment Agreement dated February 25, 2016, Mr. Zarinegar is entitled to the issuance of future common stock, which once issued and granted, will dilute all shareholder's respective holdings and might impair the Company's ability to secure and maintain REIT status.

On February 25, 2016, Jeff Howard executed the Employment Agreement with Mr. Zarinegar on behalf of the Company (the “Employment Agreement”). As a result, Mr. Zarinegar became a full-time employee of the Company. The Employment Agreement is for a period of three years (the “Initial Term”). At the expiration of the Initial Term, the Employment Agreement shall be automatically extended for additional successive one (1) year terms (the “Renewal Term”) unless either party gives written notice of its intention to the other party not less than sixty (60) days prior to the expiration of the then current term and any renewal term.

The Company agrees to pay Mr. Zarinegar an annual salary equal to $120,000 during the Initial Term or any Renewal Term and on the dates consistent with the Company’s payroll schedule, or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater, unless, an opinion of counsel or the Company’s auditors conclude that the asset-based compensation limits or impairs the Company’s intent of becoming a real estate investment trust or impairs the Company’s status as a publicly reporting company in good standing under the rules promulgated by the Commission.

The Company recognizes that Mr. Zarinegar is a significant employee to the Company, and has incurred and continues to incur risk and exposure in guaranteeing the FirstKey debt service of the Company and the debt of its subsidiaries, which ultimately benefits the Company and its shareholders. Recognizing that the consideration above does not completely compensate Mr. Zarinegar, the Company has agreed to issue Mr. Zarinegar or his designee a total of 3,000,000[1] shares of the Company’s common stock on the first, second and third anniversary of the Employment Agreement.

Mr. Zarinegar shall be entitled to participate in the Employee Stock Option Plan of the Company, once the Board of Directors for the Company ratifies and approves. The Company and Mr. Zarinegar acknowledge and agree that modification of any compensation structure requires a written document signed by both parties. If for any reason the Agreement is terminated, all compensation and commission due to Mr. Zarinegar, either earned directly or indirect, shall be paid by the Company in full to Mr. Zarinegar in accordance with this schedule and the laws of Arizona, and shall be paid in the usual course of Company’s payroll. The balance of the terms of Mr. Zarinegar’s employment are set forth in the exhibits, below. Mr. Zarinegar is bound by the fiduciary duties of a director and officer under Maryland law.

Pursuant to the First Amended Operating Agreement for American Realty, Performance Realty holds title to 1,000,000 shares of common stock in the Company.

Following the reverse merger of the Company, the Company had agreed that Performance Realty would continue to operate as the Manager for American Realty pursuant to the terms of the American Realty Operating Agreement, subject to the following amendment to Section 3.10 of the American Realty Operating Agreement, which was approved by a Resolution of the Board of Directors:

The Member acknowledges and agrees that, as the sole member of the Company, it and its shareholders directly benefit from the management services provided by Manager under this Article III. The Member further recognizes that any capital expenditures made for the benefit of the Company derive directly from the Member, as opposed to the Company itself. Therefore, in consideration for the services to be rendered to or on behalf of the Company by the Manager, the Member shall issue 1,000,000 shares of common stock in the Member, i.e. American Housing Income Trust, Inc., into the Member's treasury for future issuance upon written notice by PRM to Member's Secretary electing to issue the shares through the Member's transfer agent within a reasonably commercial period of time under the same or similar circumstances, but in no event greater than three business days from exercising the option, and future issuance on the annual anniversary of the issuance out of treasury, shares of common stock valued at one-percent (1%) of the net assets of the Company being managed by Manager under this Operating Agreement, unless otherwise agreed upon by Member and Manager, or unless doing so impairs or restricts the Member's intent of operating as a real estate investment trust. In the event such structure impairs or restricts the Member's intent of operating as a real estate investment trust, the Member and Manager agree to work in good faith to restructure compensation for Manager in performing under this Article 3. The fee paid to Manager hereunder is intended to constitute a guaranteed payment within the meaning of IRS Code §707(c), and will be treated as an expense of the Company and deducted in determining Profits and Losses.

[FN1] The Company and Mr. Zarinegar agree that the stock issuance associated with the grant is conditioned upon approval of the Board of Directors during the term of his agreement with the Company; however, as set forth in the Agreement, upon Mr. Zarinegar's exercise of his rights under the termination provision of the agreement (as set forth below), the balance of the 3,000,000 shares shall be issued within fifteen days. As a result, the stock grant is not identified on the chart below.

The aforementioned amendment was executed on September 18, 2015. On September 22, 2015, the Company authorized the issuance of 1,000,000 shares of common stock to Performance Realty upon receipt of the written notice of exercise of the option by Performance Realty. The shares were issued on September 28, 2015. On December 21, 2015, Performance Realty and American Realty agreed that this stock issuance constituted all compensation to be paid to Performance Realty in serving as manager of American Realty. Although Performance Realty is the manager of American Realty, the business and operations of American Realty are dictated by the Board of Directors of the Company in order to meet the requirements of serving as a REIT.

We anticipate being involved in a variety of litigation.

Other than as set forth below, there are not presently any material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such material proceedings are known to the Company to be threatened or contemplated against it. The Company is a defendant in a civil matter pending in San Joaqin County, California brought by a current shareholder - Ronald Trinchitella and Billie Jean Trinchitella TTEE Trinchitella Family Trust DTD 7/15/1999.  The plaintiff was a member in American Realty prior to the Share Exchange Agreement with the Company was effectuated, as discussed above.  The plaintiff is seeking rescission damages against American Realty, i.e. a return of his investment, on the premise that Performance Realty was required to honor his demand for redemption of his units when, according to American Realty, honoring the redemption was at the sole discretion of Performance Realty.  The Company is a defendant by virtue of its relationship with American Realty.  The Company has denied all allegations and is defending the case.

Although we have not been subject to any other litigation to date, we anticipate being involved in a range of court proceedings in the ordinary course of business as we continue to operate our business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights (including actions brought by prior owners alleging wrongful foreclosure by their lender or loan servicer) and issues with local housing officials arising from the condition or maintenance of a property. While we intend to vigorously defend any non-meritorious action or challenge, no assurance can be given that we will not incur significant expense relating to these matters or that they will not require significant management attention and adversely affect us.

Although we consider ourselves an operating company following the acquisitions identified herein, we have limited operating history, so it will be difficult for potential investors to judge our prospects for success.

We have a limited operating history based solely on the financial history of American Realty through the reverse merger disclosed herein from which to evaluate our business and prospects. We have earned little to no revenue since inception. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment. The Company plans to increase significantly its expenditures on sales and marketing, technology and infrastructure, expand administrative resources to support the enlarged organization, maintain brand identity, broaden its customer support capabilities, and pursue strategic alliances. To the extent that revenues do not grow at anticipated rates or that increases in such operating expenses precede or are not subsequently followed by commensurate increases in revenues, the Company's business, results of operations and financial condition will be materially and adversely affected. There can be no assurance that the Company will achieve or sustain the substantial revenue growth needed in order to reach profitability.

We may experience potential fluctuations in results.

The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, some of which are outside of the Company's control. These factors include: general economic conditions, specific economic conditions in the transportation industry, demand for transportation products/services, usage and growth of transportation products/services, seasonal sales trends, budget cycles of individual customers, the mix of products or services sold by the Company or the Company's competitors, lengthy sales cycles for Company's products or services, changes in costs of expenses or capital expenditures relating to the Company's expansion of operations, the introduction of new products or services by the Company or its competitors, change in the sales mix, distribution channels or pricing for the Company's products or services. In the future, strategic partners may require payments or other consideration in exchange for providing access to the Company's products or services. As a strategic response to a changing competitive environment, the Company may elect from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its results.

The company's auditor has substantial doubts as to the Company's ability to continue as a going concern.

Our auditor's report on our 2015 and 2014 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. The Company has suffered recurring losses and generated negative cash flows from operations. These raise substantial doubt about our ability to continue as a going concern. The accompanying audited financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. Our future is dependent upon our ability to obtain financing to continue operations and attain profitable operations. We will seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we complete a financing through the sale of additional shares of our common stock in the future, or we acquire property through the issuance of shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. We might also incorporate the issuance of our common stock as consideration for the purchase of properties, such as in the case of the Manley transaction set forth above. Any sale of common stock, or issuance of our common stock as consideration for the purchase of property, will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock or issue stock as consideration for a purchase, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, or to expand our portfolio of properties we might issue shares of common stock as consideration, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

As of the date of this filing, we have earned revenue. However, we cannot guarantee we will be successful in continuing to generate revenue or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. Failure to generate revenue or to raise funds could cause us to go out of business, which would result in the complete loss of your investment.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. The board of directors as a whole performs these functions. The members of the Board of Directors are not independent. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

We have not developed independent corporate governance.

We do not presently have audit, compensation, or nominating committees. This lack of independent controls over our corporate affairs may result in conflicts of interest between our officers, directors and our stockholders. We presently have no policy to resolve such conflicts. As a result, our directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures to form audit and other board committees in a manner consistent with rules of a national securities exchange, there is no assurance that we will not be subject to any conflicts of interest. As a result, potential investors may be reluctant to provide us with funds necessary to expand our operations.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an "emerging growth company."

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002 ("SOX"). The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX require that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

We will be obligated to develop and maintain proper and effective internal controls over financial reporting.

We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may have one or more material weaknesses, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. We will be required to perform the annual review and evaluation of our internal controls no later than for the fiscal year ending January 31st on any given year. However, we initially expect to qualify as a smaller reporting company and as an emerging growth company, and thus, we would be exempt from the auditors' attestation requirement until such time as we no longer qualify as a smaller reporting company and an emerging growth company. We would no longer qualify as a smaller reporting company if the market value of our public float exceeded $75 million as of the last day of our second fiscal quarter in any fiscal year following this offering. We would no longer qualify as an emerging growth company at such time as described in the risk factor immediately below.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to evaluate our internal controls needed to comply with Section 404. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

We have not achieved profitable operations and continue to operate at a loss.

From incorporation to date, we have not achieved profitable operations and continue to operate at a loss. Our present business strategy is to improve cash flow by adding to our existing product line and expanding our sales and marketing efforts, including the addition of in-house sales personnel. There can be no assurance that we will ever be able to achieve profitable operations or that we will not require additional financing to fulfill our business plan.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act. Our management team lacks significant public company experience, which could impair our ability to comply with these legal, accounting, and regulatory requirements. Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our profitability depends upon achieving success in our future operations through implementing our business plan, increasing sales, and expanding our customer and distribution bases, for which there can be no assurance given.

Profitability depends upon many factors, including the success of the Company's marketing program, the Company's ability to identify and obtain the rights to additional products to add to its existing product line, expansion of its distribution and customer base, maintenance or reduction of expense levels and the success of the Company's business activities. The Company anticipates that it will continue to incur operating losses in the future. The Company's ability to achieve profitable operations will also depend on its ability to develop and maintain an adequate marketing and distribution system.

There can be no assurance that the Company will be able to develop and maintain adequate marketing and distribution resources. If adequate funds are not available, the Company may be required to materially curtail or cease its operations.

We are highly dependent on our directors and executive officers.

We depend heavily on our directors and executive officers, and more specifically, Mr. Howard and Mr. Zarinegar. Mr. Zarinegar has also personally guaranteed the debt of our wholly-owned subsidiary, American Realty, and its special purpose entities, ARP Borrower and ARP Borrower II, held by FirstKey. We have written board or executive agreements with these directors and officers. The loss of services of any of these personnel could impede the achievement of the Company's objectives. There can be no assurance that the Company will be able to attract and retain qualified executive or technical personnel on acceptable terms.

Our insurance policies may be inadequate and potentially expose us to unrecoverable risks.

On April 13, 2016, the Company secured executive and corporate securities liability coverage through XL Specialty Insurance Company.  The limits are $1,000,000 maximum aggregate limit of liability each policy period (with an initial period of April 13, 2016 through April 13, 2017) for all loss from claims, investigation demands and interview. Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify; however, we may fail to correctly anticipate or quantify insurable risks. Additionally, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

We have no dividend history.

We have never paid dividends on or in connection with our common stock. In connection with our intention to operate as a REIT in the future, we intend on issuing dividends to common stockholders, but have not done so to date. Ownership of our common stock has not provided dividend income to the holder, and holders should not rely on investment in our common stock for dividend income, unless we are able to issue dividends in operating as a REIT in the future. Any increase in the value of investment in our common stock could come only from a rise in the market price of our common stock, which is uncertain and unpredictable, and there can be no guarantee that our stock price will rise to provide any such increase.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced. In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from a small number of very prominent companies in the market place. If we are unable to compete effectively, competitors could divert our customers away from our products.

Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 ("SOX") and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank"), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We are subject to the reporting obligations under the Exchange Act. We are a publicly reporting company. The current regulatory climate for publicly reporting companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. For example, the enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, recent and proposed regulations under Dodd-Frank heighten the requirements for board or committee membership, particularly with respect to an individual's independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors' and officers' liability insurance.

We have officer and director liability insurance or general liability insurance for our business, as set forth above, i.e. policy with XL Specialty Insurance Company. We may be unable to maintain sufficient insurance to cover liability claims made against us or against our officers and directors. If we are unable to adequately insure our business or our officers and directors, our business will be adversely affected and we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and By-Laws provide, with certain exceptions as permitted by Maryland law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate of Incorporation and By-Laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

Our culture is important to us, and we anticipate that it will be a major contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Failure to maintain our culture could negatively impact our operations and business results. Additionally, expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources and internal control over financial reporting functions.

There can be no assurance that we will be able to manage our expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

We cannot assure that our marketing and sales efforts will be successful.

Management believes that its marketing and development programs will sustain the business. Additionally, we intend to invest substantial financial resources in the marketing and sales of our business concept. We cannot assure you that our marketing and sales efforts will be successful and that we will be able to capture sufficient market share to realize our financial projections.

The Company's operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. There is no assurance that the Company will be successful in marketing any of its products, or that the revenues from the sale of such products will be significant. Consequently, the Company's revenues may vary by quarter, and the Company's operating results may experience fluctuations.

We cannot assure that acceptance of products and services will be successful. There is no assurance that customers will accept our product offer. Risks of borrowing might adversely impact us.

If the Company incurs additional indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company's operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company. A judgment creditor would have the right to foreclose on any of the Company's assets resulting in a material adverse effect on the Company's business, operating results or financial condition.

Changes in or missteps in the execution of our business plan may adversely impact operations.

The Company's business plans may change significantly. Many of the Company's potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company's chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company's principals and advisors. Management reserves the right to make significant modifications to the Company's stated strategies depending on future events.

Need for Future Funding.

The Company anticipates that its existing capital resources, together with the net proceeds from the sale of its stock under any future prospectus, interest earned thereon and expected future revenues will enable it to maintain its current operations into the first quarter of 2016. There can be no assurance that the Company will be able to develop, produce or market products or services on a profitable basis. The Company may have underestimated the costs necessary to achieve sustainable revenues. The Company will need to raise additional funding thereafter in order to continue operations. No party is obligated to provide financing to the Company. It is possible that such external financing may not be obtainable. No assurances can be given that the Company will be able to raise cash from additional financing efforts and, even if such cash is raised, that it will be sufficient to satisfy the Company's anticipated capital requirements, or on what terms such capital will be available. Future equity financing is likely to result in ownership dilution to existing investors. If the Company is unable to obtain sufficient funds from future financings, the Company will need to curtail certain development efforts and operating plans, which would have a material adverse effect on its business, results of operations and financial condition.

Changes in laws or regulations may adversely impact our business.

National, regional and local governments may enact laws that we may be subject to that may adversely impact our operations. In particular, we will be required to comply with certain SEC, state and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied could have a material adverse effect on our business and results of operations.

A downturn in general economic conditions could cause adverse consequences for the Company operations.

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, and any States in which we do business, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company's services and products. Management believes that the impending growth of the market, mainstream market acceptance and the targeted product line of the Company will insulate the Company from excessive reduced demand. Nevertheless, the Company has no control over these changes.

We have not obtained an opinion of counsel as to the tax treatment of certain material federal tax issues potentially affecting the Company, the management, and/or the shareholders, as set forth herein as an exhibit, however, the opinion provided as an exhibit herein does not constitute a full comprehensive opinion on all tax-related matters..

Moreover, any such opinion, if we obtained one, would not be binding upon the IRS, and the IRS could challenge our position on such issues. Also, rulings on such a challenge by the IRS, if made, could have a negative effect on the tax results of ownership of the Company's securities.

Dependence on Strategic Relationships.

The Company believes that its success in penetrating markets for its investment and services will depend in part on its ability to develop and maintain strategic relationships, such as those relationships with American Realty, Performance Realty and AHIT Valfre. The Company further believes that such relationships are important in order to expand the functionality of the Company's services and products. No assurance can be given that the Company will be successful in entering into any strategic alliances on acceptable terms or, if any such strategic alliance is entered into, that the Company will realize any anticipated benefits from it, or at all. In addition, the alliance of strategic partners with competitors, or the termination of one or more successful relationships, could have a material adverse effect on the Company's business, results of operations and financial condition.

Dependence on Key Personnel.

The Company's success significantly depends on reputation and the continued services of the Company's key management; more specifically, the employment of Sean Zarinegar pursuant to the terms of his employment agreement discussed above. The Company intends to maintain a key man life insurance on Mr. Zarinegar. There is no assurance that the Company will be able to insure the aforementioned employee or that such amount will be adequate to compensate the Company in event of his death. The loss of this individual or other key personnel would likely harm the Company's business.

In order to grow the Company's business, the Company's future success depends on its continuing ability to identify, attract, hire, train, motivate and retain highly qualified management, research and development, and sales and marketing personnel (including the Company's past hires). Competition for qualified personnel are intense and there can be no assurance that the Company will be able to attract, assimilate or retain qualified personnel in the future. The inability to attract and retain the necessary personnel could have a material adverse effect upon the Company's business, operating results and financial condition.

Tax laws are subject to change and these changes could adversely impact our business.

Tax laws are continually being introduced, changed, or amended, and there is no assurance that the tax treatment presently potentially available with respect to the Company's proposed activities will not be modified in the future by legislative, judicial, or administrative action. Congress could enact proposals or laws having an adverse tax impact on our activities and these proposals could be adopted by at any time, and such proposals could have a severe economic impact on us.

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We intend to elect to be treated as a REIT for U.S. federal income tax purposes. However, there can be no assurance that we will be successful in obtaining and maintaining REIT status. Our ability to qualify as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there may be only limited judicial or administrative interpretations. Qualification and maintenance of REIT status involves the determination of various factual matters and circumstances not entirely within our control. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to U.S. federal income tax on our taxable income at corporate rates (currently 35%). In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to elect for qualification as a REIT, it is possible that future economic, market, legal, tax, or other considerations may cause our Board of Directors to determine that it is no longer in our best interest to be qualified as a REIT and recommend that we do not proceed with our proposed REIT election or otherwise revoke our REIT election.

To qualify as a REIT, we must meet annual distribution requirements, which could result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to United States federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. It is possible that we might not always be able to continue to make distributions sufficient to meet the annual distribution requirements required to maintain our REIT status, avoid corporate tax on undistributed income and/or avoid the 4% excise tax.

From time to time, we may generate taxable income that is greater than our income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If we do not have other funds available in these situations, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect our value.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular, part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner that prevents treatment of such income or gain as unrelated business taxable income. Similarly, a portion of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock, and part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

The prohibited transactions tax may limit our ability to dispose of our properties.

A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transactions tax in an amount equal to 100% of net gain upon a disposition of real property. Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we will be able to comply with the safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through a taxable REIT subsidiary (a "TRS"), which would be subject to federal and state income taxation as a corporation. For example, if we decide to acquire properties opportunistically to restore in anticipation of immediate resale, we will need to conduct that activity through our TRS to avoid the 100% prohibited transactions tax. No assurance can be given, however, that the Internal Revenue Service (the "IRS") will respect the transaction by which any such properties are contributed to our TRS, and, even if the contribution transaction is respected, our TRS may incur a significant tax liability as a result of any such sales.

We may pay taxable dividends of our common stock and cash, in which case stockholders may sell shares of our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

We may distribute taxable dividends that are payable in cash and common stock at the election of each stockholder. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and common stock.

If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. If we made a taxable dividend payable in cash and our common stock and a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may be viewed as economically equivalent to a dividend reduction and put downward pressure on the market price of our common stock. We do not currently intend to pay taxable dividends in the form of our common stock and cash, although we may choose to do so in the future.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts that we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our assets can be represented by securities of one or more taxable REIT subsidiaries together with any other non-qualifying assets. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to "qualified dividend income" payable to U.S. stockholders that are taxed at individual rates is currently 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Liquidation of assets may jeopardize our REIT status.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our proposed REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT may depend in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own a non-controlling equity interest in an entity that is classified as a partnership for federal income tax purposes.

Foreign investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a domestically controlled REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax known as the Foreign Investment in Real Property Tax Act ("FIRPTA") on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a domestically controlled REIT. A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We are not currently domestically-controlled, and may never become domestically-controlled, and so there can be no assurance that foreign investors will be able to rely on this exemption under FIRPTA. Another FIRPTA exemption is potentially available in the case of gain realized by a foreign investor on a sale of our common stock if our common stock is traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than five percent of the value of our outstanding common stock. Although our stock is currently not traded on an established securities market, we expect that it will be following the completion of this offering.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective, and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the federal income tax laws, regulations or administrative interpretations.

To the extent we end up qualifying and operating as a REIT, our distribution policy requires compliance with strict provisions promulgated by the IRS under the Code.

To qualify as a REIT, we must distribute annually to our shareholders an amount equal to at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See "Material Federal Income Tax Considerations." Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

The amount, timing and frequency of distributions authorized by our Board of Directors will be based upon a variety of factors, including, but not limited to, (a) actual results of operations, (b) our ability to generate positive cash flow, (c) the timing of the investment of the net proceeds of this offering, (d) restrictions under Maryland law, and under our Articles of Incorporation and Bylaws, (e) any debt service requirements and compliance with covenants under our credit facilities, (f) our taxable income, (g) the annual distribution requirements under the REIT provisions of the Code, and (h) other factors the Board of Directors deems relevant.

We have not made any distributions to our shareholders. Our ability to make distributions to our shareholders following this offering will depend upon the ability of our management team to invest the net proceeds of this offering in our target assets in accordance with our business strategy and the performance of our properties. Distributions will be made in cash to the extent that cash is available for distribution. We do not currently and may not at any time following this offering be able to generate sufficient cash flow from operations to pay distributions to our shareholders. In addition, our Board of Directors may change our distribution policy in the future.

Our goal is to fund future payments of quarterly distributions to our shareholders entirely from distributable cash flows. Our ability to fund distributions from cash flow will depend primarily upon our ability to acquire additional portfolios of single-family rental homes and the capital with which to conduct those acquisitions. We intend to pursue future offerings of our equity securities, the proceeds of which will be applied primarily towards the acquisition of additional portfolios of single family rental homes. In addition, we have adopted an UPREIT structure for the specific purpose of attracting potential sellers of single-family rental home portfolios interested in exchanging their portfolios for an equity interest in our operating partnership, i.e. AHIT Valfre, on a tax-deferred basis. There can be no assurance, however, that we will be able to acquire additional portfolios of single-family rental homes or the capital with which to conduct those acquisitions. In the event we are unable to consistently fund distributions to our shareholders entirely from distributable cash flows, the value of our shares may be negatively impacted.

Our Articles of Incorporation allow us to issue preferred shares that could have a preference on distributions. If we do issue preferred shares, the distribution preference on the preferred shares could limit our ability to make distributions to the holders of our common shares. Our Board of Directors will set the level of distributions. We intend to distribute our taxable income (if any) to our shareholders and retain the balance of our cash available for distribution for reinvestment in properties. However, our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and we may be required to borrow money, sell assets or make taxable distributions of our equity shares or debt securities to satisfy the distribution requirements.

The timing and frequency of distributions authorized by our Board of Directors in its sole discretion and declared by us will be based upon a variety of factors deemed relevant by our Board of Directors, which may include among others: our actual and projected results of operations; our liquidity, cash flows and financial condition; revenue from our properties; our operating expenses; economic conditions; debt service requirements; limitations under our financing arrangements; applicable law; capital requirements and the REIT requirements of the Code. Our actual results of operations will be affected by a number of factors, including the revenue we receive from our assets, our operating expenses, interest expenses and unanticipated expenditures.

We cannot guarantee whether or when we will be able to make distributions or that any distributions will be sustained over time. Distributions to our shareholders generally will be taxable to our shareholders as ordinary income, although a portion of such distributions may be designated by us as capital gain dividends or qualified dividend income, or may constitute a return of capital. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their federal income tax treatment.

Risks Related to Ownership of Our Common Stock

We are subject to the reporting requirements of federal securities laws, which can be expensive.

We are a public reporting company and, accordingly, are subject to the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately held company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

The Company's Chairman of the Board and two current directors do not have recent experience in management of a publicly reporting company. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly traded companies to obtain.

There is no public market for our securities and an active trading market may not develop.

We cannot predict the extent to which investor interest will lead to the development of an active trading market on the OTC Bulletin Board or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for our current shareholders to sell their shares of common stock at a price that is attractive to them, or at all. Once our shares begin trading, the market price for our common stock is likely to be volatile, in part because our shares have not been actively traded publicly.

The Company’s Stock Repurchase Program might impact market value, trading volume and working capital.

The Company has the ability to repurchase issued and outstanding shares through the Stock Repurchase Program consented to by the Board of Directors on April 4, 2016, and as subsequently disclosed on Form 8-K and herein as an exhibit.  To the extent the Company repurchases shares under the Stock Repurchase Program, doing so might impact the value of other shares issued and outstanding and might impact trading volume.  The Company may elect to use funds from this offering to purchase shares under its Stock Repurchase Program provided that doing so does not violate its charter or the Maryland General Corporations Law; more specifically, Subsections (a) and (b) of Section 2-311.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about our business or us. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Our common stock might be subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as "Rule 144," a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144.

However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. To the extent we reverted to “shell” status at any time since inception, management is of the opinion that we were searching for a business combination as a development stage company since we had devoted substantially all of our efforts between inception to the filing of our “Super 8K” on July 7, 2015, and as subsequently amended on September 29, 2015, to establishing a new business and for which either planned principal operations had not yet commenced or had commenced but there had been no significant revenues generated from that business.  The term “business combination related shell company” means a shell company, as defined in 17 CFR §230.405 that is formed by an entity that is not a shell company solely for the purpose of changing the corporate domicile of that entity solely within the United States, or formed by an entity that is not a shell company solely for the purpose of completing a business combination transaction, as defined in 17 CFR §230.165(f), among one or more entities other than the shell company, none of which is a shell company.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met: (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company, (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (c) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and (d) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as "Form 10 Information." The Company is of the opinion that it is subject to the reporting requirements as a former shell based on prior disclosure of Form 10 Information. The Company further submits that it no longer meets the definition of a "shell company."

Nevertheless, because of the Company's prior history as a shell company, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose, will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144. We are seeking the registration of all restricted shares issued as of this registration statement.

In the event the Company elected not to seek registration of its restricted shares, or reverts back to a shell company, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations. Our status as a "shell company" could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

The Company may issue more shares in connection with future mergers or acquisitions, which could result in substantial dilution to existing shareholders.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Any future merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then-current stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a future business combination or otherwise, dilution to the interests of our stockholders will occur, and the rights of the holders of common stock could be materially and adversely affected.

Performance Realty is controlled by Mr. Zarinegar, our Chairman of the Board and Chief Financial Officer. This entity is currently engaged in a private offering under Rule 505 of Regulation D. To the extent Performance Realty Management in the future engages in an exchange of units for shares in the Company as part of a restructuring or an exchange agreement, there would be dilution.

At this time, all rental properties are managed by the Company through its Board of Directors and Officers. American Realty had historically been advised and managed by Performance Realty, an entity owned in the majority and controlled by Mr. Zarinegar, the Company's Chairman of the Board and Chief Financial Officer. Performance Realty is currently offering Class A Common Units under Rule 505 of Regulation D. There is the possibility that the offering of these Class A Common Units might eventually be converted into shares of the Company pursuant to a restructuring or stock exchange. However, there are no plans at this time that such an exchange will be effectuated or approved by the Company. In the event such an exchange occurs, the shareholders of the Company will experience dilution.

Our Certificate of Incorporation authorizes the issuance of "blank check" preferred stock, which could result in dilution to the holdings of our stockholders.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although as of the date of this registration statement we had intentions or plans to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future, and such issuances could have a dilutive impact on the holdings of our stockholders.

We cannot assure you that the common stock will become liquid or we will be able to maintain the listing requirements of the OTCQB.

We are quoted on the OTCQB. An investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we failed to meet the criteria set forth in SEC regulations or the FINRA rules, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Our common stock may be subject to "Penny Stock" restrictions.

As long as our stock price remains at less than $5, we will be subject to so-called penny stock rules, which could decrease our stock's market liquidity. The Securities and Exchange Commission has adopted regulations which define a "penny stock" to include any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery to and execution by the retail customer of a disclosure statement written suitability relating to the penny stock, which must include disclosure of the commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, the broker/dealer must send monthly statements disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Those requirements could adversely affect the market liquidity of such stock. There can be no assurance that if our common stock becomes publicly-traded the price will rise above $5 per share so as to avoid these regulations.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a publicly reporting company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an "emerging growth company," as more fully described herein, we shall also be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations.

If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a publicly reporting company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an "emerging growth company," as more fully described herein, we shall also be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations.

If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors, potentially decreasing our stock price.

We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if potential investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile or decrease.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we may choose "opt out" of such extended transition period, and as a result, we would then comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards would be irrevocable.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We may remain an "emerging growth company" for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances. We cannot predict or estimate the amount of additional costs we may incur as a result of the change in our status under the JOBS Act or the timing of such costs.

Detailed Business Summary

Corporate History

The Company was originally incorporated as Green Bikes Rental Corporation on December 17, 2007, under the laws of the State of Nevada, as a development stage company. The Company issued 5,000,000 shares of common stock at the time of incorporation as "founder's shares" to Yulia Nesterchuk. On April 30, 2008, the Company filed its Form S-1 Registration Statement under the Securities Act of 1933 registering 2,000,000 shares of our common stock at an offering price of $0.10. On May 30, 2008, the Company completed its public offering and raised $50,830 by selling 508,300 shares of registered common stock. On October 17, 2008, our shares of common stock began trading on FINRA's Over-The-Counter Bulletin Board under the symbol "GBKR." There was minimal trading activity in 2009 and early-2010.

On January 30, 2009, the Company amended its Articles of Incorporation to change the name of Green Bikes Rental Corporation to Affinity Mediaworks Corp. and increase the authorized shares of common stock in the Company to 200,000,000 and effectuated a 20:1 forward-split of the Company's issued and outstanding shares of common stock. We received a new symbol - "AFFW", for the quotation of our common stock on the OTC Bulletin Board on January 30, 2009. At the time, the intent of the Company was to become involved in the development, finance, sales, acquisition, distribution and marketing of high quality intellectual property devoted for the entertainment and leisure markets, through films under budgets from $4 to $8 million. We believed that our product line would represent a timely opportunity with the potential for fast acceptance in the international marketplace.

We were also finalizing plans to vertically integrate in all aspects of the industry, including pre and post production services. These ancillary services were priced at a level where we believed we could become a key provider of solutions to the independent and small film sector. The services that we planned on offering would help provide a monthly revenue stream that would create an independent profit center within our organization and provide supplemental cash flow to us while our major film projects are being shot and carried to market. As of May 17, 2010, we had approximately 51 shareholders of record and 50,166,000 outstanding shares of common stock.

On July 23, 2012, Cortland Communications, LLC, a Utah limited liability company ("Cortland"), whose principal was Mark T. Gleason, entered into a share purchase agreement with the Company. Under the terms of the agreement, Cortland purchased a control block consisting of approximately seventy-nine and forty-six one hundredths percent (79.46%) of the outstanding common shares of the Company in consideration for $75,000. Scott Cramer resigned as the sole director of the Company, and Mr. Gleason was appointed Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and sole Director. As of July 31, 2012, the Company had 50,355,969 shares of common stock issued and outstanding.

On August 2, 2012, 24,000,000 shares of our common stock were issued in consideration of a release of a note payable to three shareholders. These shares were issued to Robert Thast (7,000,000), Phillip Brooks (7,000,000) and Yuriy Nesterchuck (10,000,000). On August 20, 2012, the Company filed a Certificate of Amendment with the State of Nevada reclassifying its capital stock as 190,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock.

On August 23, 2012, in consideration of the release of a note payable, the Company issued 3,380,000 shares of its common stock. On September 18, 2012, the Company recorded minutes on a proposed 777:1 reverse stock split retroactively adjusted to inception of the Company, pending approval from FINRA. On July 2, 2013, the Company recorded minutes announcing the termination of the proposed reverse stock split. On July 12, 2013, in exchange for notes payable and accrued interest of $16,098, the Company issued 73,549 shares of common stock to Cortland Communications, LLC. The Company recorded a loss on debt conversion of $1,693,902 related to this transaction.

On January 24, 2014, the Company recorded minutes on a proposed a 775:1 reverse stock split. See Form 10-K dated March 7, 2014. As of March 7, 2014, the common stock issued and outstanding had been adjusted retroactively back to inception to reflect this split. The reverse stock split had been approved by FINRA with the effective date of February 21, 2014. As of January 31, 2014, the common stock issued and outstanding had been adjusted retroactively back to inception to reflect the proposed 775:1 reverse stock split.

On April 1, 2014, 69,531,000 shares of common stock were issued for consulting services. The shares of common stock had been valued at $695 based on par value for the issuance for these shares on the date of the grant. The shares were issued to:

Fortitude Group, Inc.	9,250,000 Common Shares;
Calypso Ventures, LLC	6,250,000 Common Shares;
Friction and Heat, LLC	6,250,000 Common Shares;
Procap Funding, Inc.	6,250,000 Common Shares;
Rochester Equities of NY, Inc.	6,700,000 Common Shares;
Data Capital Corp.	6,700,000 Common Shares;
Bengal Holdings, Inc.	6,250,000 Common Shares;
Gabon Investments, Inc.	6,250,000 Common Shares;
Carson Holdings, LLC	6,700,000 Common Shares;
Libra6 Management Corp.	6,481,000 Common Shares;
Gemini Group Global Corp.	2,000,000 Common Shares.

On July 8, 2014 the Company filed a Certificate of Amendment with the State of Nevada to increase the number of authorized capital stock to 510,000,000. The number of authorized shares common stock increased to 500,000,000 with a par value of $0.00001 and the number of authorized blank check preferred remained the same at 10,000,000 with a par value of $0.00001. Id. On July 11, 2014, the Company authorized from its 10,000,000 shares of preferred stock, the designation of 20,000 shares of preferred stock classified as the "Series A Preferred Stock," which carried super voting rights equal to 25,000 votes per share.

On July 25, 2014, the Company recorded a stock payable of 9,000,000 shares of common stock, in exchange for received payment of $1,800. As of July 31, 2014, the Company had 500,000,000 shares of common stock authorized and 69,705,083 shares of common stock issued and outstanding. On August 19, 2014, 9,000,000 shares of common stock were issued at $0.002/ per share, in exchange for a stock payable of $1,800 recorded on July 25, 2014, and 18,000,000 shares of common stock were issued at $0.002/ per share, in exchange for a stock payable of $3,600 recorded on August 14, 2014.

A change of control of the Company occurred on October 28, 2014 when Cortland Communications, LLC acquired 20,000 shares of the Series A Preferred Stock in consideration for the retirement of debt owed the entity. See Form 8-K dated October 29, 2014. The Company recorded on its Form 10-Q dated December 15, 2014, $19,452 in debt converted held in interest and notes and $66,548 as a loss on the conversion of related party debt. As a result, Cortland Communications, LLC held, at the time, voting rights equivalent to 500,000,000 shares of the Company's common stock. According to the Form 10-Q, as of the filing, the Company had 94,568,770 shares of common stock issued and outstanding.

On February 4, 2015, the Board of Directors for the Company ratified and approved, amongst other things, the private sale of 20,000 shares of the Series A Preferred Stock and 58,809,678 shares of Common Stock representing 50.79% of the total outstanding of 116,068,770 Common Stock outstanding of the Company.

The Share Purchase Agreements were entered into between the selling shareholders, below, American Realty, as buyer, and the Company. These agreements are collectively referred to herein as the "SPAs". The SPAs closed escrow on February 13, 2015 with the receipt of medallion signed transfers of the restricted certificates. The selling shareholders were as follows:

Aquamarine Holdings, LLC	9,000,000 Common Shares;
Dunlap Consulting, LLC	9,000,000 Common Shares;
Nutmeg State Realty, LLC	9,000,000 Common Shares;
Carson Holdings, LLC	6,700,000 Common Shares;
Calypso Ventures, LLC	6,250,000 Common Shares;
Bengal Holdings, Inc.	6,250,000 Common Shares;
Gabon Investments, Inc.	6,250,000 Common Shares;
Friction & Heat, LLC	6,250,000 Common Shares;
Cortland Comm., LLC	109,678 Common Shares.

The Company believed that Section 4(2) was available because the foregoing transaction was exempt from the registration requirements under the Securities Act of 1933, as amended ("the Act"), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was an "accredited investor" (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

These common shares, in the aggregate, account for 58,809,678, or 50.79% of the common shares outstanding of the Company. In addition, American Realty acquired 20,000 of the Series A Preferred Stock from Cortland Communications, LLC (the "Series A Preferred"). As a result, a change of control of the Company took place on February 13, 2015 (the date of the closing of escrow).

On March 2, 2015, American Realty voted its shares of common stock and preferred stock in adopting a Plan of Conversion pursuant to Sections 92A.005 et seq. of the Nevada Revised Statutes, and Section 3-904(c)(1) of the Code of Maryland (the "Plan of Conversion"). The Plan of Conversion was recommended by the Board of Directors of the Company. The action consented to was to convert the Company from a Nevada corporation to a Maryland corporation, pursuant to conversion statutes under the Nevada Revised Statutes (the "NRS") and the Maryland General Corporation Law (the "MGCL") (the "Maryland Conversion").

As of the close of business on March 2, 2015, we had 116,068,770 shares of Common Stock outstanding of the Company (subject to the Reverse Stock Split) and 20,000 shares of Preferred Stock. Each share of outstanding Common Stock is entitled to one vote and each share of Preferred Stock is entitled to 25,000 votes. These common shares, in the aggregate, account for 58,809,678, or 50.79% of the common shares outstanding of the Company. In addition, American Realty acquired 20,000 of the Series A Preferred Stock from Cortland Communications, LLC (the "Series A Preferred"). As a result, a change of control of the Company took place.

On March 27, 2015, through Schedule 14C, the Company noticed a reverse split of its common stock on a 1:1,000 basis, and its conversion from a Nevada corporation to a Maryland corporation pursuant to the conversion statutes under the Nevada Revised Statutes and Maryland General Corporation Law. In order to account for dissenter's rights and abbreviated notice to non-beneficial owners of the Company's common stock, these actions did not become effective until May 6, 2015.

Pursuant to the Amended Resolution of the Board of Directors dated May 14, 2015, which supplemented, amended and revised the Resolution of the Board of Directors dated May 8, 2015, the Board of Directors authorized Eric Stoffer's execution of the following materially definitive agreements: (a) the Stock Exchange and Restructuring Agreement (the "Stock Exchange Agreement") between American Realty and the Company dated May 15, 2015, and (b) the Parent-Subsidiary and Operations Agreement (the "Subsidiary Agreement") between Performance Realty , American Realty and the Company, which has as an effective date of the "Closing," as defined under the Stock Exchange Agreement. It should be noted that Performance Realty is currently offering Class A Common Units under Rule 505 of Regulation D. There is the possibility that the offering of these Class A Common Units might eventually be converted into shares of the Company pursuant to a stock exchange. However, there are no plans at this time that such an exchange will be effectuated or approved by the Company. In the event such an exchange occurs, the shareholders of the Company will experience dilution of their holdings.

The Stock Exchange Agreement was executed on May 15, 2015, but the closing had been conditioned upon satisfaction of the conditions precedent in Article V thereunder. More specifically, the closing was conditioned upon approval by the Financial Industry Regulatory Authority ("FINRA") of the actions in its Schedule 14C; more specifically, FINRA's approval of the reverse stock split. The closing of the Stock Exchange Agreement occurred on July 6, 2015 with the issuance of the shares to the former members of American Realty Partners. The closing of the Stock Exchange Agreement resulted in American Realty being a wholly-owned subsidiary of the Company. The Subsidiary Agreement, as amended, closed concomitant with the closing of the Stock Exchange Agreement.

Under the terms of the Subsidiary Agreement, the Company agreed to be bound by the Operating Agreement for American Realty dated November 1, 2013 (the "American Realty Operating Agreement"). The Company further agreed that Performance Realty would continue to operate as the Manager for American Realty pursuant to the terms of the American Realty Operating Agreement, subject to the following amendment to Section 3.10 of the American Realty Operating Agreement, which was approved by a Resolution of the Board of Directors:

The Member acknowledges and agrees that, as the sole member of the Company, it and its shareholders directly benefit from the management services provided by Manager under this Article III. The Member further recognizes that any capital expenditures made for the benefit of the Company derive directly from the Member, as opposed to the Company itself. Therefore, in consideration for the services to be rendered to or on behalf of the Company by the Manager, the Member shall issue 1,000,000 shares of common stock in the Member, i.e. American Housing Income Trust, Inc., into the Member's treasury for future issuance upon written notice by PRM to Member's Secretary electing to issue the shares through the Member's transfer agent within a reasonably commercial period of time under the same or similar circumstances, but in no event greater than three business days from exercising the option, and future issuance on the annual anniversary of the issuance out of treasury, shares of common stock valued at one-percent (1%) of the net assets of the Company being managed by Manager under this Operating Agreement, unless otherwise agreed upon by Member and Manager, or unless doing so impairs or restricts the Member's intent of operating as a real estate investment trust. In the event such structure impairs or restricts the Member's intent of operating as a real estate investment trust, the Member and Manager agree to work in good faith to restructure compensation for Manager in performing under this Article 3. The fee paid to Manager hereunder is intended to constitute a guaranteed payment within the meaning of IRS Code §707(c), and will be treated as an expense of the Company and deducted in determining Profits and Losses.

The aforementioned amendment was executed on September 18, 2015. On September 22, 2015, the Company authorized the issuance of 1,000,000 shares of common stock to Performance Realty upon receipt of the written notice of exercise of the option by Performance Realty. On December 21, 2015, Performance Realty and American Realty agreed that this stock issuance constituted all compensation to be paid to Performance Realty in serving as manager of American Realty. Although Performance Realty is the manager of American Realty, the business and operations of American Realty are dictated by the Board of Directors of the Company in order to meet the requirements of serving as a REIT. The Second Amendment to the Operating Agreement for American Realty amended the management fee provision as follows:

The Member acknowledges and agrees that, as the sole member of the Company, it and its shareholders directly benefit from the management services provided by Manager under this Article III. The Member further recognizes that any capital expenditures made for the benefit of the Company derive directly from the Member, as opposed to the Company itself. Therefore, in consideration for the services to be rendered to or on behalf of the Company by the Manager, the Member issued 1,000,000 shares of common stock in the Member, i.e. American Housing Income Trust, Inc., to PRM on September 28, 2015. The fee paid to Manager hereunder is intended to constitute a guaranteed payment within the meaning of IRS Code §707(c), and will be treated as an expense of the Company and deducted in determining Profits and Losses. Any and all prior agreements for the issuance of shares of common stock in the Member to PRM are terminated in consideration of the Member ratifying and reaffirming its obligations to Sean Zarinegar under his Advisory Board Consulting and Compensation Agreement effective May 15, 2015. PRM has agreed to amend its reporting with the United States Securities and Exchange Commission to reflect the extinguishment of the option previously disclosed. PRM acknowledges that this amendment to the Management Fee is in order to comply with the Member's intention of operating as a REIT.

In the Subsidiary Agreement, the Company recognized the value of Performance Realty in continuing to serve as Manager of American Realty until such time the Company determines that the management impairs or restricts the Company's long-term objective of operating as a real estate investment trust under Maryland law. The parties under the Subsidiary Agreement recognize that until the Company is financially and operationally prepared and positioned to operate as a real estate investment trust, Performance Realty must manage American Realty in order to maintain continuity during this transition in operations. Performance Realty has agreed to take direction from the Company's Board of Directors regarding those matters set forth in Article 3 of the American Realty Operating Agreement. Notwithstanding, the day-to-day administrative and ministerial tasks in operating American Realty are to be performed in the discretion of Performance Realty and its employees and agents, based on their collective education, experience and training. Performance Realty shall provide reporting and general updates to the Company's Board of Directors in a commercially reasonable manner.

On May 26, 2015, the Board of Directors unanimously approved Direct Transfer, LLC to issue additional shares as required to facilitate requests to perform the round-up of the fractional shares on a beneficial holder level following FINRA's approval of the reverse stock split without further notification to or approvals. FINRA approved the completion of the reverse stock split effective June 10, 2015. FINRA assigned the Company the temporary trading symbol of AFFWD for trading on the Over-The-Counter market (recently down-listed from the QB to Pink Sheets). The trading symbol will automatically be changed to AHIT effective July 8, 2015. As a result of the reverse stock split and round-up, and the conversion of the Series A Preferred (but before the issuances under the Stock Exchange Agreement, Subsidiary Agreement and Advisory Agreements discussed herein), the Company's issued and outstanding shares of common stock, as of June 28, 2015, equaled 116,353. On June 29, 2015, the Company issued 21 shares to Pershing, LLC as part of the beneficial round-up previously approved by resolution. Therefore, as of June 29, 2015, the total issued and outstanding shares of common stock equaled 116,374.

On June 23, 2015, pursuant to Article VII of the Articles of Incorporation for the Company, American Realty approved the Board of Director's recommendation to amend the Articles of Incorporation to ratify the authorized shares of common stock at 100,000,000, par value of $0.01, and shares of preferred stock at 10,000,000, par value of $.001. In response, on June 24, 2015, the Board of Directors, pursuant to Article III, Section 10 and Article VII, Section 1 of the Bylaws, resolved to amend the Articles of Incorporation as directed by American Realty. The Board of Directors independently resolved to amend the Articles of Incorporation as directed by American Realty, and to amend the fiscal year end to December 31st.

In addition to this amendment, the Board of Directors accepted the resignations of Eric Stoffers as Chairman of the Board, Chief Executive Officer and President, and Bill Deegan as Chief Financial Officer, Treasurer and Secretary, and in turn, appointed Sean Zarinegar to fill the vacancies of Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Treasurer. Monica Andreas was appointed Secretary to fill the vacancy. The Board of Directors had concluded that making such adjustments at the director and officer levels were in the best interests of the Company. Jeff Howard was appointed a director to fill the vacancy caused by Eric Stoffers' resignation. On October 12, 2015, Mr. Zarinegar resigned as Chief Executive Officer and President in order for Mr. Howard to assume such positions and diversify our executive positions. There were no disagreements between Mr. Zarinegar and the Company. The Board of Directors ratified and approved Mr. Howard's appointment as Chief Executive Officer and President, and furthermore ratified and approved his Executive Agreement.

On June 25, 2015, the Company and American Realty entered into restructured financing agreements with FirstKey. FirstKey approved the restructuring of American Realty, as set forth in the Stock Exchange Agreement and Subsidiary Agreement. Sean Zarinegar and Performance Realty ratified their respective duties and obligations to FirstKey. The FirstKey debt service directly benefits the Company.

On July 6, 2015, the Company proceeded to issue shares of common stock to Sean Zarinegar (1,000,000 shares) and Ken Hedrick (25,000 shares) under their respective agreements. There was an additional 21 shares issued to Pershing, LLC and 1 share to Interactive Brokers, LLC, as part of the beneficial round-up, and an additional 109 beneficial round up shares issued upon the effectiveness of the Stock Exchange Agreement.

On July 7, 2015, the Company filed its Form 8-K commonly referred to as a "Super K" disclosing under Item 5.06 that it had exited shell status under Rule 405 of the Securities Act and Rule 12b-2 under the Exchange Act as a result of the aforementioned business. To the extent the Company had reverted to “shell” status at any time since inception, management is of the opinion that we were searching for a business combination as a development stage company since we had devoted substantially all of our efforts between inception to the filing of our “Super 8-K,” and as subsequently amended on September 29, 2015, to establishing a new business and for which either planned principal operations had not yet commenced or had commenced but there had been no significant revenues generated from that business. The Company further disclosed that it had a number of legally binding contract producing revenue, and was in the process of implementing its business plan set forth therein.

On or about July 17, 2015, the Company commenced with its private offering under Regulation 506(c) to selected accredited investors, as defined in Rule 501(a) under the Securities Act. This offering was being made in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder and applicable state securities laws. This offering closed on October 8, 2015. The Company sold a total of 384,044 shares of its common stock for $3.00 per share under the offering. On August 3, 2015, the Company, and Valfre Holdings, LLC, an Arizona limited liability company, and James A. Valfre and Pamela J. Valfre, f/k/a Pruitt (collectively, "Valfre") closed on the Company's acquisition of nine single family residences in Arizona through an umbrella limited liability partnership organized in Maryland called "AHIT Valfre, LLP" ("AHIT Valfre"). As set forth below, AHIT Valfre was restructured on April 18, 2016 to accommodate financing through FirstKey Mortgage, LLC, a Florida limited liability company.

On April 4, 2016, the Board of Directors approved a Stock Repurchase Program. The Stock Repurchase Program shall be effective on the fifth business day following the filing of the resolution with the SEC on Form 8-K, which occurred on April 5, 2016.  The “Term,” as defined in the resolution, expires on the earlier of November, 1, 2016 or a determination by the Board of Directors that the original conclusions and determinations by the Board of Directors in support of the Stock Repurchase Program are no longer valid or no longer consistent with the Company’s short-term and long-term objectives. Until such time the Company can avail itself to the Rule 10b-18 safe harbor, the repurchases will be conducted through privately negotiated transactions, and are not being made subject to restrictions on volume, price or timing.

The Company will ensure that accurate disclosures are made pursuant to Regulation S-K, and Forms 10-Q and 10-K, including but not limited to the required tabular information and discussion in the Liquidity and Capital Resources section of the MD&A in future reporting since the implementation of the Stock Repurchase Program might be considered a “known trend” or “commitment” that is reasonably likely to result in a material change to the Company’s liquidity.  Once the registration statement on Form S-11/A is deemed effective, the Board of Directors will reassess restructuring the Stock Repurchase Program in order to take advantage of the Rule 10b-18 safe harbor.  In the event the Board of Directors determines that the Company will rely solely on the Rule 10b-18 safe harbor, the Board of Directors shall direct its officers to issue a disclosure on Form 8-K and an updated press release disclosing that the Stock Purchase Program will be suspended for four calendar weeks in order to comply with the safe harbor rules in light of trading of its stock, and to assess the Stock Repurchase Program in light of Rule 101 and Rule 102 of Regulation M, and rules set forth by FINRA’s Market Regulation Department in monitoring over-the-counter trading.

The Board of Directors has concluded that in order to mitigate against any claims of market manipulation during the time period in which it is not eligible for protections under the Rule 10b-18 safe harbor, the Company’s directors, officers and affiliates, including Performance Realty, Mr Zarinegar and Mr. Hedrick are precluded from participating in the Stock Repurchase Program, until further resolution of the Board of Directors.  The Board of Directors further instructs the officers and directors to not disclose any non-public information to any shareholders expressing an interest in the Stock Repurchase Program.

If a proposed purchase under the Stock Repurchase Program is “pending,” i.e. agreement executed but the shares not repurchased, and it coincides with the announcement of a material development regarding the Company, the officers shall defer the closing for five (5) days following disclosure of the announcement on Form 8-K in order to allow for the full dissemination of information.  Moreover, the five (5) day deferral period also applies to any situation in which the officers are engaged in negotiations or discussions regarding a materially definitive agreement, or material corporate event, such as a merger, acquisition or similar transaction.

On April 18, 2016, AHIT Valfre closed its internal restructuring and financing with FirstKey Mortgage, LLC, a Florida limited liability company (“FirstKey Mortgage”). AHIT Valfre is a related party to the Company. The Company was the General Partner of AHIT Valfre prior to the closing of the financing with FirstKey Mortgage. In order to accommodate the underwriting requirements of FirstKey Mortgage, the Company, as General Partner, and Valfre Holdings, LLC, James Valfre and Pamela Valfre, as Limited Partners, agreed to the First Amended Limited Liability Partnership Agreement dated March 25, 2016 (“AHIT Valfre First Amended Partnership Agreement”). The AHIT Valfre First Amended Partnership Agreement was not effective until the closing of the financing with FirstKey Mortgage (“AHIT Valfre First Amended Partnership Agreement”).

The partners in AHIT Valfre agreed to restructure their respective interests in the partnership resulting in AHIT Valfre GP, LLC, a Maryland limited liability company (“AHIT Valfre GP”) and AHIT Valfre Limiteds, LLC, a Maryland limited liability company (“AHIT Valfre Limiteds”) serving as General Partner and Limited Partner, respectively, of AHIT Valfre. AHIT Valfre filed its Amended Certificate of Limited Liability Partnership with the State of Maryland on April 20, 2016 setting forth the restructuring.

The Company is the sole member of AHIT Valfre GP. American Realty Partners, LLC, an Arizona limited liability company and wholly-owned subsidiary of the Company (“American Realty”) is defined as the “Springing Member” under the Operating Agreement for AHIT Valfre GP and AHIT Valfre Limiteds. As Springing Member, American Realty has agreed to certain duties and responsibilities in the event of an occurrence of any event causing the last remaining member of AHIT Valfre GP or AHIT Valfre Limiteds to cease to be a member of the particular company, other than (i) an assignment by the last remaining members of all of its membership interest in the company and the admission of a new member pursuant to Section 6.1 of the Operating Agreement, or (ii) the resignation of the member and the admission of an additional member of the Company pursuant to Section 6.1 of the Operating Agreement.

As the Springing Member, American Realty has agreed that it shall, without any action of any person and simultaneously with the member ceasing to be a member of the Company, automatically be admitted to AHIT Valfre GP or AHIT Valfre Limiteds, as the case may be, as a “Special Member,” and shall continue the company without dissolution. As the Special Member, American Realty would have no interest in the profits, losses and/or capital of the company and no right to receive any distributions of company’s assets. In addition, American Realty would not have the right to any conversion options under Section 721 of the Internal Revenue Code. Other than its wholly-owned subsidiary having the “Springing Member” interest in AHIT Valfre Limiteds, the Company has no interest in AHIT Valfre Limiteds.

The previously disclosed substantive rights, duties and obligations of the General Partner and the Limited Partner under the AHIT Valfre Limited Liability Partnership Agreement dated August 1, 2015, remain, for the most part, consistent with the AHIT Valfre First Amended Partnership Agreement. However, the partners under the AHIT Valfre First Amended Partnership Agreement have agreed that, rather than the limited partnership interests being held in the name of the individual limited partners, AHIT Valfre Limiteds would be issued 300,026 limited partnership interests, which are subsequently broken down into the number of membership units held by Valfre Holdings, LLC (69,555), James Valfre (192,050) and Pamela Valfre (38,421) in AHIT Valfre Limiteds under its special purpose entity Operating Agreement. Furthermore, in order to meet the underwriting requirements of FirstKey, for purposes of identification of equity interests in AHIT Valfre, the partners agreed that AHIT Valfre GP, as the General Partner, would retain a 1% equity ownership in AHIT Valfre and AHIT Valfre Limiteds, as Limited Partner, would retain a 99% equity ownership in the Partnership, subject to the balance of the provisions of the AHIT Valfre First Amended Agreement.

The Company also holds title to ten properties through AHIT Valfre. In addition to the nine properties previously titled to AHIT Valfre, American Realty conveyed the property located at 920 West Joy Ranch Road in Phoenix, Arizona to AHIT Valfre in order to accommodate the financing with FirstKey Mortgage, and in turn, the Company, American Realty, AHIT Valfre GP and AHIT Valfre Limiteds agreed to indemnify and hold FirstKey Mortgage harmless from any and all claims, actions or other losses related to the conveyance. As a result, AHIT Valfre holds title to ten properties financed through FirstKey Mortgage. All profits and income from these properties are allocated to the Company under the First Amended Limited Liability Partnership Agreement.

The debt that had been assumed by AHIT Valfre has been paid off through the Loan Cooperation Agreement between (a) FirstKey Mortgage, as Lender, (b) AHIT Valfre, as Borrower, (c) AHIT Valfre GP and AHIT Valfre Limiteds, as Pledgors, and (d) our Chairman of the Board and Chief Financial Officer, and beneficial owner, Sean Zarinegar, as Sponsor. The principal amount of the Balloon Note under the Loan Cooperation Agreement is $1,203,600 with interest accruing at 6.070% with a monthly payment of $7,270.45. The Balloon Note matures on May 1, 2021, absent any events of default thereunder. In addition to granting one or more mortgages or deeds of trust to FirstKey as collateral, the Company has guaranteed the obligations of AHIT Valfre, and AHIT Valfre GP and AHIT Valfre Limiteds have provided guaranties and have pledged their interests in their respective entities to FirstKey Mortgage.

Due to the financing through FirstKey Mortgage, the prior Section 721 conversion rights of Valfre Holdings, LLC, James Valfre and Pamela Valfre have been restructured. The 300,026 limited partnership interests in AHIT Valfre were previously held, individually, by Valfre Holdings, LLC (69,555), James Valfre (192,050) and Pamela Valfre (38,421). The conversion rights of these former limited partners are now conversion rights held by AHIT Valfre Limiteds’ members – Valfre Holdings, LLC, James Valfre and Pamela Valfre.

Pursuant to the First Amended Partnership Agreement, commencing on August 2, 2016, each membership unit of AHIT Valfre Limiteds shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into the number of fully paid and nonassessable shares of common stock of the Company on a 1:1 basis. AHIT Valfre may require a member of AHIT Valfre Limiteds to convert his, her or its membership interest in AHIT Valfre Limiteds into the number of fully paid and nonassessable shares of common stock in the Company after the first anniversary of the Master UPREIT Agreement. In order for a member of AHIT Valfre Limiteds to exercise his, her or its conversion right, the member shall deliver to the Company’s Transfer Agent written notice in the same or similar form as Exhibit B to the First Amended Limited Partnership Agreement that such holder elects to convert all or any number of its, his or her membership interest in AHIT Valfre Limiteds.

AHIT Valfre GP shall not sell, assign, pledge, or otherwise encumber or dispose of its general partnership interest in AHIT Valfre or any part of it, and any attempt to do so shall be null and void, unless doing so occurs after AHIT Valfre Limiteds’ members’ exercise of all of their respective conversion rights.

As of this filing, the Company has 7,565,417 shares of common stock issued and outstanding among approximately 600 shareholders. It should be noted that, although the private offering closed just prior to this registration statement, the Company had three subscriptions executed with funding pending. The new share issuance forms had been executed and were subsequently submitted to the Company's transfer agent. The funds associated with these subscriptions cleared, and the Company's transfer agent issued 26,334 shares of common stock pursuant to these three outstanding subscriptions. The subscriptions are not associated with any related parties or affiliates. These additional shares are subject to the Company's registration requests herein. For purposes of calculations throughout this registration statement, the Company is disclosing the current issued and outstanding as set forth in the first sentence of this paragraph. The Company is currently working with its auditors, financial advisors, and corporate, tax and securities counsel to take the necessary steps to restructure the entity into a real estate investment trust (a "REIT"). The intent following the restructuring into a REIT is to embark on a capital raising strategy commencing in 2016 in order to expand upon the recent successes of our wholly-owned subsidiary - American Realty.

Description of Business

The Company's intent is to qualify and operate as a real estate investment trust (commonly referred to as a "REIT") effective tax year 2015. Currently, as set forth herein, the Company does not qualify to operate as a REIT; rather, it operates as a real estate investment holding company that acquires, operates and maintains single family residence, and rents such residence to tenants that meet certain criteria set by management.

As of the filing of this registration statement, the Company holds title to 47 residential properties and 1 lot in Arizona, Nevada and Texas through related entities that operate as wholly-owned or wholly-controlled subsidiaries of the Company. The entity's structure has been dictated, in large part, by lending requirements of the Company's primary lender - FirstKey Lending, LLC, a Delaware limited liability company operating out of New York, New York ("FirstKey"). The Company considers its relationship with FirstKey essential in furthering its business goals and objectives, as set forth in prior filings and herein. In addition to the summary charts below regarding properties titled to the Company's subsidiaries and operating umbrella limited partnership, the Company has set forth its property portfolio in the section titled "Single Family Residence Portfolio," below.

Purchase Date	Purchase Price	Rehab	Total Investment	Year Built	Monthly Rent	Annual Rent	ROI	Annual Property Taxes	Annual Property Insurance	Annual HOA Fees	Total Expenses (Taxes, HOA, Insurance)	Bed Count	Bath Count	Approx. Unit Size (SF)	Book Value	Total Cash Flow	Zillow Current	2016 Projection value

2/28/2011	$159,000.00	$60,844	$219,844	2006	$1,500	$18,000	8.19%	$4,354	$500	$7,380	$12,234	0	0	2573	$219,844	$5,766	$289,000	$303,450
3/25/2011	$372,000.00	$21,783	$393,783	2003	$2,550	$30,600	7.77%	$4,362	$1,098	$3,938	$9,398	4	3.5	2981	$393,783	$21,202	$525,000	$551,250
3/24/2011	$135,100.00	$13,066	$148,166	2000	$1,500	$18,000	12.15%	$1,883	$462	$1,016	$3,361	4	3	1859	$148,166	$14,639	$244,000	$256,200
8/31/2012	$211,000.00	$3,300	$214,300	2001	$1,365	$16,380	7.64%	$2,037	$658	$3,938	$6,633	3	2	2039	$214,300	$9,747	$289,741	$304,228
7/26/2012	$75,000.00	$324,151	$399,151	2014	$0	$0	0.00%	$7,080	$0	$0	$7,080	0	0	32670	$399,151	$0	$571,608	$419,108.55
5/17/2012	$149,000.00	$22,863	$171,863	2004	$1,300	$15,600	9.08%	$1,500	$493	$3,938	$5,931	2	2	1454	$171,863	$9,669	$220,000	$231,000
11/17/2012	$156,000.00	$2,350	$158,350	2004	$1,300	$15,600	9.85%	$1,545	$530	$600	$2,674	3	2	1828	$158,350	$12,926	$248,600	$261,030
4/17/2012	$142,900.00	$6,216	$149,116	2000	$1,150	$13,800	9.25%	$1,544	$477	$1,016	$3,037	3	2	1567	$147,466	$10,763	$219,300	$230,265
7/27/2012	$136,200.00	$7,975	$144,175	2003	$1,050	$12,600	8.74%	$1,351	$460	$598	$2,408	3	2.5	1642	$144,175	$10,192	$207,300	$217,665
5/18/2012	$217,000.00	$0	$217,000	1994	$1,433	$17,196	7.92%	$1,805	$674	$1,377	$3,856	4	2	2018	$217,000	$13,340	$307,305	$322,670
9/14/2012	$209,000.00	$10,120	$219,120	2003	$1,543	$18,516	8.45%	$2,283	$655	$1,016	$3,954	4	2.75	2295	$219,120	$14,562	$317,622	$333,503
3/29/2012	$146,700.00	$2,200	$148,900	2003	$1,200	$14,400	9.67%	$1,744	$489	$1,016	$3,248	3	2	1827	$148,900	$11,152	$235,300	$247,065
6/15/2012	$184,500.00	$1,500	$186,000	2003	$1,260	$15,120	8.13%	$1,896	$589	$1,016	$3,501	4	2.5	2140	$186,000	$11,619	$256,800	$269,640
1/31/2012	$271,304.00	$17,127	$288,431	1998	$1,950	$23,400	8.11%	$2,378	$826	$414	$3,618	3	2	2582	$288,431	$19,782	$448,700	$454,533
4/24/2013	$157,000.00	$3,858	$160,858	1999	$1,200	$14,400	8.95%	$1,472	$514	$1,016	$3,001	3	2	1403	$160,858	$11,399	$200,200	$210,210
4/30/2013	$290,000.00	$6,872	$296,872	1987	$1,900	$22,800	7.68%	$2,077	$873	$0	$2,950	4	2.6	2677	$296,872	$19,850	$339,349	$360,728
5/13/2013	$106,500.00	$4,775	$111,275	2004	$800	$9,600	8.63%	$983	$381	$3,542	$4,906	2	2	1204	$111,275	$4,694	$153,000	$160,650
4/24/2013	$175,268.00	$10,226	$185,494	2000	$1,260	$15,120	8.15%	$1,830	$563	$1,016	$3,409	3	2	1798	$185,494	$11,711	$234,673	$246,407
2/25/2014	$190,000.00	$0	$190,000	2002	$1,250	$15,000	7.89%	$1,698	$602	$1,016	$3,316	4	2	1827	$190,000	$11,684	$237,230	$249,092
2/28/2014	$240,000.00	$11,171	$251,171	2007	$1,900	$22,800	9.08%	$1,555	$742	$1,016	$3,314	4	2	2369	$251,171	$19,486	$276,526	$290,352
3/7/2014	$192,000.00	$0	$192,000	2002	$1,230	$14,760	7.69%	$2,222	$603	$2,832	$5,657	3	2.5	1809	$192,000	$9,103	$274,800	$294,036
7/2/2014	$84,391.06	$0	$84,391	1985	$770	$9,240	10.95%	$1,774	$200	$2,640	$4,614	1	1	720	$84,391	$4,626	$120,000	$123,600
1/2/2014	$118,147.50	$28,255	$146,403	1985	$1,150	$13,800	9.43%	$2,047	$200	$2,640	$4,887	2	2	1101	$146,403	$8,913	$122,000	$125,660
7/2/2014	$118,147.50	$16,745	$134,893	1985	$1,150	$13,800	10.23%	$2,047	$200	$2,640	$4,887	2	2	1101	$134,893	$8,913	$137,500	$141,625
8/1/2014	$120,000.00	$27,819	$147,819	1987	$1,135	$13,620	9.21%	$981	$431	$408	$1,820	2	2	1677	$148,869	$11,800	$194,900	$205,230
8/26/2014	$108,000.00	$13,952	$121,952	1991	$1,350	$16,200	13.28%	$1,060	$351	$416	$1,827	3	2	1268	$121,952	$14,373	$159,000	$172,038
7/26/2012	$25,000.00	$405,698	$430,698	2014	$1,950	$23,400	5.43%	$2,360	$0	$0	$2,360	4	2	10890	$430,698	$21,040	$285,459	$305,442.00
1/22/2015	$320,000.00	$0	$320,000	2004	$1,680	$20,160	6.30%	$2,746	$577	$1,016	$4,339	4	2.5	2663	$320,000	$15,821	$345,000	$362,250
2/17/2015	$80,000.00	$28,235	$108,235	1974	$1,150	$13,800	12.75%	$496	$325	$2,220	$3,041	2	2	1020	$107,495	$10,759	$112,000	$113,456
7/8/2015	$101,000.00	$0	$101,000	1974	$900	$10,800	10.69%	$496	$325	$2,220	$3,041	2	2	1020	$101,000	$7,759	$139,500	$141,314
2/19/2015	$171,000.00	$11,560	$182,560	2000	$1,500	$18,000	9.86%	$1,854	$468	$1,016	$3,338	3	2	1567	$182,560	$14,662	$213,700	$224,385
3/19/2015	$203,000.00	$2,373	$205,373	2000	$1,400	$16,800	8.18%	$1,698	$850	$1,016	$3,564	3	2	1798	$203,000	$13,236	$247,157	$259,515
4/21/2015	$300,000.00	$2,657	$302,657	1983	$1,600	$19,200	9.85%	$1,752	$725	$0	$2,477	4	2	2714	$302,657	$16,723	$330,566	$347,094
5/27/2015	$140,000.00	$0	$140,000	1964	$1,200	$14,400	10.29%	$989	$500	$0	$1,489	3	2	1962	$140,000	$12,911	$183,000	$192,150
5/27/2015	$212,000.00	$1,270	$213,270	2000	$1,750	$21,000	9.85%	$1,809	$500	$1,016	$3,325	4	3	2140	$213,270	$17,675	$261,300	$274,365
8/4/2015	$112,500.00	$0	$112,500	1972	$995	$11,940	10.61%	$1,483	$526	$0	$2,009	4	2	1657	$152,776	$9,931	$137,805	$140,562.00
8/4/2015	$133,000.00	$0	$133,000	1994	$1,100	$13,200	0.83%	$1,879	$533	$468	$1,534	4	2	1672	$172,489	$11,666	$158,000	$161,160.00
8/4/2015	$145,000.00	$0	$145,000	2001	$1,100	$13,200	9.10%	$1,690	$485	$288	$2,463	3	2	1645	$147,848	$10,737	$148,943	$151,922.00
8/4/2015	$224,290.00	$0	$224,290	2005	$1,200	$14,400	6.42%	$2,250	$512	$504	$3,266	3	2	1898	$197,130	$11,134	$197,200	$201,144.00
8/4/2015	$140,000.00	$0	$140,000	2006	$1,200	$14,400	10.29%	$2,159	$431	$504	$1,366	3	2	1761	$177,417	$13,034	$189,200	$192,984.00
8/4/2015	$185,000.00	$0	$185,000	2001	$1,200	$14,400	7.78%	$2,419	$477	$288	$3,184	3	2	2166	$193,188	$11,216	$206,200	$210,324.00
8/4/2015	$158,000.00	$0	$158,000	2002	$1,100	$13,200	8.35%	$2,296	$491	$288	$3,075	3	2	1990	$187,274	$10,125	$196,200	$200,124.00
8/4/2015	$380,000.00	$0	$380,000	2006	$2,000	$24,000	6.32%	$4,038	$685	$288	$5,011	5	3	2998	$317,380	$18,989	$342,000	$348,840.00
8/4/2015	$183,000.00	$0	$183,000	2002	$1,200	$14,400	7.87%	$2,484	$504	$288	$2,988	3	2	2166	$190,231	$11,412	$208,100	$212,262.00
9/4/2015	$190,000.00	$0	$190,000	2006	$1,040	$12,480	6.57%	$2,280	$650	$1,010	$3,940	4	2.5	1772	$193,800	$8,540	$205,000	$215,250
4/11/2016	$525,000.00			1975								4	3	2636	$525,000		$530,000	$550,000
4/11/2016	$330,000.00			1926								3	1	1328	$330,000		$335,000	$350,000
4/11/2016	$795,000.00														$795,000		$795,000	$795,000
	$9,516,948		$8,935,909			$713,532		$92,685	$23,134	$58,873	$171,329				$10,660,941	$549,282	$10,935,784	$11,235,778

American Realty Partners, LLC

The Company operates in Arizona under its wholly-owned subsidiary - American Realty Partners, LLC, an Arizona limited liability company ("American Realty").American Realty holds title to the following properties subject to the following notes and mortgages, which were assumed by American Realty on June 30, 2014:

American Realty Partners
Loans
As of March 31, 2016
Loans	Principal Amount	Holder	Date of Note	Date debt is assumed	Interest	Monthly payment	Escrow	Maturity
Kingston Cove Ln #155; 1642	53,334.87	PHH Mortgage		6/30/2014	3.375%	330.92	147.19	2/1/2034
Kingston Cove Ln #252; 0453	73,649.43	PHH Mortgage		6/30/2014	3.375%	456.98	169.84	2/1/2034
Kingston Cove Ln #254; 1592	74,261.82	PHH Mortgage		6/30/2014	3.375%	460.77	169.84	2/1/2034
Owens, 3525W	180,000	PAJ	5/27/2015		16%	2,400.00		5/27/2016
68th Street; 4630 #218	80,000	Lead	7/8/2015		12%	800.00		7/8/2016
Total Loans	$461,246.12

The note related to the property located at 3525 W. Owens Court in Anthem, Arizona is between American Realty and PAJ Fund I, LLC ("PAJ"). The note was executed on May 27, 2015. The principal amount of the loan is $180,000 with six-month interest only payments of $2,400 with a balloon payment of $182,080 due on November 27, 2015. On November 27, 2015, American Realty and PAJ agreed to extend the interest-only payments out until May 27, 2016, at which time the note becomes mature. Performance Realty is the guarantor under this loan.

The note related to the property located at 4630 N. 68th Street, Unit 218 in Scottsdale, Arizona is between American Realty and Mr. Zarinegar, as co-borrowers, and Lead Funding, LLC ("Lead"). The principal amount of the loan is $80,000 earning simple interest at 12% per annum. The maturity date on this loan is July 8, 2016, unless paid sooner. Lead has a first secured position on the property through a deed of trust. The monthly payment under this note is $800.

The note related to the property located at 4630 N. 68th Street, Unit 212 in Scottsdale, Arizona is between American Realty and Lead Funding, LLC ("Lead") was refinanced on February 17, 2015. The principal amount of the loan is $80,000 earning simple interest at 12% per annum. Lead has a first secured position on the property through a deed of trust. The monthly payment under this note is $800.

On June 26, 2014, the remaining three properties were conveyed from the prior title holders to American Realty in consideration of American Realty take an Assumption Debt resulting in American Realty assuming the debt obligations on these properties. In consideration for the conveyance, American Realty issued 10.35 units in American Realty, which were converted into shares of the Company at the time of the restructuring identified below. These properties are subject to deeds of trust to secure the assumption obligations of American Realty. In the event the assumption obligations of American Realty are not satisfied, the holders of the notes, Charles Schwab, N.A. ("Charles Schwab"), which is serviced by PHH Mortgage, has the ability to exercise its rights as payee and beneficiary under the deeds of trust, which includes, among other things, seeking title to the properties.

Mr. Zarinegar and American Realty hold the property located at 4471 Dean Martin Drive in Las Vegas, Nevada as tenants-in-common. The note associated with the loan on this property is held by Citibank, which holds a deed in trust as collateral for Mr. Zarinegar's obligations. Mr. Zarinegar is the sole borrower on the note. A conflict of interest might arise to the extent Mr. Zarinegar defaults under the note or deed in trust; more specifically, to the extent Citibank exercises its rights under the deed-in-trust, American Realty could lose title to the property, which in turn would impact the value of the Company's stock, and if additional capital is needed in order to meet the note obligations, so American Realty does not lose its interest in the property, there would be dilution of all shares. Performance Realty authorized this tenancy in common as being in the best interests of American Realty.

Neither PAJ, Lead, Citibank nor Charles Schwab have ownership interest in the properties identified above; however, they retain secured positions on the properties as collateral for repayment of ARP's obligations. In the event ARP fails to perform its payment and performance obligations under the notes or deeds of trust, and the lender elects its remedy in taking title to the real property, the value of the Company's common stock would be negatively impacted. In addition, the Company would have continuing obligations to ensure that the debt service related to the properties titled to ARP is current and in good standing. This might require the Company to refinance its debt obligations and perhaps raise additional capital to satisfy these debt obligations, which might have an impact on the value of the common stock offered herein and might result in dilution.

ARP Borrower, LLC and ARP Pledgor, LLC

American Realty is the sole member of ARP Pledgor, LLC, an Arizona limited liability company ("ARP Pledgor"). ARP Pledgor is the sole member of ARP Borrower, LLC, a Delaware limited liability company ("ARP Borrower").  ARP Borrower and ARP Pledgor were organized as special purpose entities for the sole purpose of effectuating a financing relationship with FirstKey.  The properties identified in this subsection are titled to ARP Borrower. These properties are financed through an original non-recourse promissory note dated October 17, 2014 bearing interest at 5.371% with a maturity dated on November 1, 2019.

On June 25, 2015, the Company and American Realty entered into restructured financing with FirstKey's related-party assignee - Towd Point Master Funding Trust 2015-CPLA.  FirstKey had approved the restructuring of American Realty, as set forth in the Stock Exchange Agreement and Subsidiary Agreement, as disclosed in prior filings, and incorporated herein by reference in the Exhibits section below. Mr. Zarinegar and Performance Realty ratified their respective guaranty obligations to FirstKey. The FirstKey debt service directly benefits the Company. The refinancing associated with this debt service was disclosed on the Company's Form 8-K dated June 29, 2015, and is incorporated by referenced in the Exhibits section herein.

FirstKey has no ownership interest in the properties identified below; however, it retains a first secured position on the properties as collateral for repayment of ARP Borrower's obligations. In addition to its first secured position, ARP Pledgor has pledged all of its membership interests in ARP Borrower to FirstKey as collateral. In the event ARP Borrower fails to perform its payment and performance obligations under the note or mortgage, and FirstKey elects its remedy in taking title to the pledged interests in ARP Borrower, the value of the Company's common stock would be negatively impacted. In addition, the Company would have continuing obligations to ensure that the debt service related to the properties titled to ARP Borrower is current and in good standing, and there is no guarantee that ARP Borrower will continue to service this debt as agreed to in the financing documents. This might require the Company to refinance its debt obligations and perhaps raise additional capital to satisfy these debt obligations, which might have an impact on the value of the common stock offered herein and might result in dilution.

				Holder	Date of Note	Interest Rate	Monthly payment	Escrow	Maturity date	3/31/16 Principal
41204 N Congressional Dr	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	1,989.20	11,589.08	11/1/2019	180,951.34
40255 N Faith Lane	Phoenix	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	871.46	5,077.15	11/1/2019	79,274.33
2378 W Firethorn Way	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	1,129.11	6,578.19	11/1/2019	102,711.43
1819 W Owens Way	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	788.10	4,591.50	11/1/2019	71,691.51
8457 W Quail Track Drive	Peoria	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	871.46	5,077.15	11/1/2019	79,274.33
3539 W Sousa Court	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	755.89	4,403.83	11/1/2019	68,761.13
3030 W Villa Cassandra Drive	Phoenix	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	697.17	4,061.69	11/1/2019	63,419.07
14646 N 90th Dr	Peoria	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	939.66	5,474.46	11/1/2019	85,477.92
42708 N Livingstone Way	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	928.29	5,408.21	11/1/2019	84,443.50
2514 W Memorial Drive	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	841.15	4,900.55	11/1/2019	76,516.85
3545 W Sousa Court	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	852.51	4,966.73	11/1/2019	77,550.29
14296 E Thoroughbred Trail	Scottsdale	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	1,534.52	8,940.16	11/1/2019	139,591.11
40629 N Apollo Way	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	691.49	4,028.60	11/1/2019	62,902.35
6241 E Camelot Drive	Mesa	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	1,155.63	6,732.71	11/1/2019	105,124.10
42424 N Gavilan Peak Pkwy #21206	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	492.57	2,869.70	11/1/2019	44,807.32
3401 W Thoreau Ln	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	754.00	4,392.82	11/1/2019	68,589.22
2518 W Warren Dr	Anthem	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	769.15	4,481.09	11/1/2019	69,967.47
4320 W Diburgo Dr	New River	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	1,023.02	5,960.10	11/1/2019	93,060.74
1102 W Glendale Ave, #122	Phoenix	AZ	ARP Borrower, LLC.	FirstKey	10/17/2014	5.37%	1,004.06	5,849.74	11/1/2019	91,337.69

							18,088.44	105,383.46		1,645,451.70

ARP Borrower II, LLC and ARP Pledgor II, LLC

FirstKey has a similar nonrecourse lending relationship with ARP Borrower II, LLC, a Delaware limited liability company ("ARP Borrower II") with Mr. Zarinegar serving as a limited guarantor on certain performance obligations of ARP Borrower II.  ARP Borrower II is likewise a special purpose entity owned solely by ARP Pledgor II, LLC, a Delaware limited liability company ("ARP Pledgor II").  As with ARP Pledgor, above, American Realty is the sole member of ARP Pledgor II.  ARP Borrower II holds title to 8 properties.

Following closing costs, the Company was issued $940,893.41 in net proceeds from the credit facility. In addition to standard security under similar lending agreements, ARP Pledgor II pledged all membership interests in ARP Borrower II as collateral for payment and performance obligations of ARP Borrower II. ARP Pledgor II and the Company have guaranteed payment and performance obligations of ARP Borrower II. In addition, ARP Borrower II agreed that in the event it enters into a Management Agreement for management of the subject properties being financed, ARP Borrower II has agreed to conditionally transfer, set over and assign to FirstKey all of ARP Borrower II's rights, title and interest in and to any Management Agreement. The properties were deeded in trust to Pioneer Title Agency, Inc., an Arizona corporation ("Pioneer"). The deed of trust is a perfected security interest serving as collateral. All profits and income associated with ARP Borrower and ARP Borrower II are allocated to American Realty, which, once again, is wholly owned by the Company. The properties titled to ARP Borrower II are as follows:

Address	City	State	Zip	Allocated Loan Amount	Interest Rate	Monthly P&I Payment	Monthly Tax Escrow	Monthly Insurance Escrow	Total PITI Monthly Payment	Maturity Date
14542 W Yosemite Dr*	Sun City West	AZ	85375	$99,991.00	5.88%	$591.80	$97.90	$38.55	$728.25	12/1/2020
11637 W Citrus Grove Way	Avondale	AZ	85392	$86,163.00	5.88%	$509.96	$102.52	$35.33	$647.82	12/1/2020
2233 W Clearview Trl	Anthem	AZ	85086	$180,835.00	5.88%	$1,070.29	$267.88	$62.52	$1,400.68	12/1/2020
3666 W. Thalia Court	Anthem	AZ	85086	$103,182.00	5.88%	$610.69	$136.59	$52.95	$800.23	12/1/2020
3559 W Morse Ct	Anthem	AZ	85086	$122,330.00	5.88%	$724.02	$161.01	$46.06	$931.09	12/1/2020
515 Shalimar Dr	Prescott	AZ	86303	$172,857.00	5.88%	$1,023.07	$162.45	$67.71	$1,253.22	12/1/2020
3340 W King Dr	Anthem	AZ	85086	$117,011.00	5.88%	$692.54	$178.30	$50.36	$921.19	12/1/2020
7801 N 32nd Dr	Phoenix	AZ	85051	$85,631.00	5.88%	$506.81	$95.46	$38.37	$640.64	12/1/2020

Total				$968,000.00	5.88%	$5,729.18	$1,202.10	$391.84	$7,323.12	12/1/2020

As of this registration statement, FirstKey retains all rights under the financing associated with ARP Borrower II. FirstKey has no ownership interest in the Company or its subsidiaries, as charted below, and has no legal title to the assets of the Company's subsidiaries. The base payment against this note on $968,000 (principal and interest) is $5,729.18, and taxes of $1,803.16 and insurance of $522.45, for an estimated monthly payment of $8,054.79.

In the event ARP Borrower II fails to perform its payment and performance obligations under the note or mortgage, and FirstKey elects its remedy in taking title to the pledged interests in ARP Borrower, the value of the Company's common stock would be negatively impacted. In addition, the Company would have continuing obligations to ensure that the debt service related to the properties titled to ARP Borrower II is current and in good standing, and there is no guarantee that the Company can continue to do so in the future. This might require the Company to refinance its debt obligations and perhaps raise additional capital to satisfy these debt obligations, which might have an impact on the value of the common stock offered herein and might result in dilution.

AHIT Valfre - Umbrella Partnership

The Company also holds title to properties through an umbrella partnership, commonly referred to as an "UPREIT," named AHIT Valfre, LLP ("AHIT Valfre"). AHIT Valfre is a Maryland limited liability partnership. On April 18, 2016, AHIT Valfre closed its internal restructuring and financing with FirstKey Mortgage. The Company was the General Partner of AHIT Valfre prior to the closing of the financing with FirstKey Mortgage. In order to accommodate the underwriting requirements of FirstKey Mortgage, the Company, as General Partner, and Valfre Holdings, LLC, James Valfre and Pamela Valfre, as Limited Partners, agreed to the First Amended Limited Liability Partnership Agreement dated March 25, 2016 (“AHIT Valfre First Amended Partnership Agreement”). The AHIT Valfre First Amended Partnership Agreement was not effective until the closing of the financing with FirstKey Mortgage (“AHIT Valfre First Amended Partnership Agreement”).

The partners in AHIT Valfre agreed to restructure their respective interests in the partnership resulting in AHIT Valfre GP, LLC, a Maryland limited liability company (“AHIT Valfre GP”) and AHIT Valfre Limiteds, LLC, a Maryland limited liability company (“AHIT Valfre Limiteds”) serving as General Partner and Limited Partner, respectively, of AHIT Valfre. AHIT Valfre filed its Amended Certificate of Limited Liability Partnership with the State of Maryland on April 20, 2016 setting forth the restructuring.

The Company is the sole member of AHIT Valfre GP. American Realty Partners, LLC, an Arizona limited liability company and wholly-owned subsidiary of the Company (“American Realty”) is defined as the “Springing Member” under the Operating Agreement for AHIT Valfre GP and AHIT Valfre Limiteds. As Springing Member, American Realty has agreed to certain duties and responsibilities in the event of an occurrence of any event causing the last remaining member of AHIT Valfre GP or AHIT Valfre Limiteds to cease to be a member of the particular company, other than (i) an assignment by the last remaining members of all of its membership interest in the company and the admission of a new member pursuant to Section 6.1 of the Operating Agreement, or (ii) the resignation of the member and the admission of an additional member of the Company pursuant to Section 6.1 of the Operating Agreement.

As the Springing Member, American Realty has agreed that it shall, without any action of any person and simultaneously with the member ceasing to be a member of the Company, automatically be admitted to AHIT Valfre GP or AHIT Valfre Limiteds, as the case may be, as a “Special Member,” and shall continue the company without dissolution. As the Special Member, American Realty would have no interest in the profits, losses and/or capital of the company and no right to receive any distributions of company’s assets. In addition, American Realty would not have the right to any conversion options under Section 721 of the Internal Revenue Code. Other than its wholly-owned subsidiary having the “Springing Member” interest in AHIT Valfre Limiteds, the Company has no interest in AHIT Valfre Limiteds.

The previously disclosed substantive rights, duties and obligations of the General Partner and the Limited Partner under the AHIT Valfre Limited Liability Partnership Agreement dated August 1, 2015, remain, for the most part, consistent with the AHIT Valfre First Amended Partnership Agreement. However, the partners under the AHIT Valfre First Amended Partnership Agreement have agreed that, rather than the limited partnership interests being held in the name of the individual limited partners, AHIT Valfre Limiteds would be issued 300,026 limited partnership interests, which are subsequently broken down into the number of membership units held by Valfre Holdings, LLC (69,555), James Valfre (192,050) and Pamela Valfre (38,421) in AHIT Valfre Limiteds under its special purpose entity Operating Agreement. Furthermore, in order to meet the underwriting requirements of FirstKey, for purposes of identification of equity interests in AHIT Valfre, the partners agreed that AHIT Valfre GP, as the General Partner, would retain a 1% equity ownership in AHIT Valfre and AHIT Valfre Limiteds, as Limited Partner, would retain a 99% equity ownership in the Partnership, subject to the balance of the provisions of the AHIT Valfre First Amended Agreement.

The Company also holds title to ten properties through AHIT Valfre. In addition to the nine properties previously titled to AHIT Valfre, American Realty conveyed the property located at 920 West Joy Ranch Road in Phoenix, Arizona to AHIT Valfre in order to accommodate the financing with FirstKey Mortgage, and in turn, the Company, American Realty, AHIT Valfre GP and AHIT Valfre Limiteds agreed to indemnify and hold FirstKey Mortgage harmless from any and all claims, actions or other losses related to the conveyance. As a result, AHIT Valfre holds title to ten properties financed through FirstKey Mortgage. All profits and income from these properties are allocated to the Company under the First Amended Limited Liability Partnership Agreement.

The debt that had been assumed by AHIT Valfre has been paid off through the Loan Cooperation Agreement between (a) FirstKey Mortgage, as Lender, (b) AHIT Valfre, as Borrower, (c) AHIT Valfre GP and AHIT Valfre Limiteds, as Pledgors, and (d) our Chairman of the Board and Chief Financial Officer, and beneficial owner, Sean Zarinegar, as Sponsor. The principal amount of the Balloon Note under the Loan Cooperation Agreement is $1,203,600 with interest accruing at 6.070% with a monthly payment of $7,270.45. The Balloon Note matures on May 1, 2021, absent any events of default thereunder. In addition to granting one or more mortgages or deeds of trust to FirstKey as collateral, the Company has guaranteed the obligations of AHIT Valfre, and AHIT Valfre GP and AHIT Valfre Limiteds have provided guaranties and have pledged their interests in their respective entities to FirstKey Mortgage.

Due to the financing through FirstKey Mortgage, the prior Section 721 conversion rights of Valfre Holdings, LLC, James Valfre and Pamela Valfre have been restructured. The 300,026 limited partnership interests in AHIT Valfre were previously held, individually, by Valfre Holdings, LLC (69,555), James Valfre (192,050) and Pamela Valfre (38,421). The conversion rights of these former limited partners are now conversion rights held by AHIT Valfre Limiteds’ members – Valfre Holdings, LLC, James Valfre and Pamela Valfre.

Pursuant to the First Amended Partnership Agreement, commencing on August 2, 2016, each membership unit of AHIT Valfre Limiteds shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into the number of fully paid and nonassessable shares of common stock of the Company on a 1:1 basis. AHIT Valfre may require a member of AHIT Valfre Limiteds to convert his, her or its membership interest in AHIT Valfre Limiteds into the number of fully paid and nonassessable shares of common stock in the Company after the first anniversary of the Master UPREIT Agreement. In order for a member of AHIT Valfre Limiteds to exercise his, her or its conversion right, the member shall deliver to the Company’s Transfer Agent written notice in the same or similar form as Exhibit B to the First Amended Limited Partnership Agreement that such holder elects to convert all or any number of its, his or her membership interest in AHIT Valfre Limiteds.

AHIT Valfre GP shall not sell, assign, pledge, or otherwise encumber or dispose of its general partnership interest in AHIT Valfre or any part of it, and any attempt to do so shall be null and void, unless doing so occurs after AHIT Valfre Limiteds’ members’ exercise of all of their respective conversion rights. The following chart sets forth the specifics associated with the FirstKey Mortgage financing.

Debt Rollforward

31-Mar-16

Per Promissory Notes
Loan	Holder	Date of Note	Date debt is assumed	Interest	Monthly payment	Escrow	Maturity	3/31/2016

Apple Tree	Ocwen	17-Mar-03	8/5/2015	5%	$955.57	(573.48)	4/1/2018	16,571.13
Stonehaven	NationalStar	25-Aug-03	8/5/2015	3.13%	$634.36	698.17	9/1/2033	75,486.42
Stonehaven	Compass	13-Jan-05	8/5/2015	2.76%	n/a	—	1/13/2040	50,300.02
Beck	Bank of America	26-Jun-14	8/5/2015	4.13%	$1,273.26	520.41	7/1/2029	90,663.45
Beck	SLS	9-Mar-07	8/5/2015	3.63%	n/a	—	HELOC	46,108.04
Capercaille	Regions	22-Aug-05	8/5/2015	3.13%	$1,048.95	1294.87	10/1/2035	139,219.89
Valley Quail	Flagstar	4-Oct-11	8/5/2015	4.50%	$1,040.33	936	11/1/2026	81,039.49
Shadow Pines	NationalStar	4-Oct-11	8/5/2015	2.88%	$942.80	946.46	12/1/2034	110,099.28
Shadow Pines	Ocwen	unknown	8/5/2015	4.38%	n/a	—	1/1/2022	16,682.73
Sage Hills	Wells Fargo	6-Jun-11	8/5/2015	5.25%	2,367.11	(112.59)	7/1/2041	273,611.66
Sage Hills	Green Tree / ditech	19-Jul-07	8/5/2015	8.25%	$285.48	—	HELOC	34,337.47
San Clemente	Penny Mac	22-May-13	8/5/2015	4.13%	$939.23	(687.46)	6/1/2043	131,707.46
Raptor	Penny Mac	21-May-13	8/5/2015	4.13%	$829.29	(713.45)	6/1/2043	112,476.55
								1,178,303.59

FirstKey Mortgage does not have ownership interest in the properties identified above; however, it retains secured positions on the properties as collateral for repayment of AHIT Valfre’s obligations. To the extent FirstKey Mortgage alleges a breach of a covenant, or breach of a payment or performance obligation by AHIT Valfre, AHIT Valfre GP or AHIT Valfre Limiteds, the Company owes certain indemnification obligations to AHIT Valfre Limiteds, in addition to being a guarantor under the loan documents, , which if properly asserted, would expose the Company to potential liability. If this occurs, the value of the Company's common stock would be negatively impacted. In addition, the Company would have continuing obligations to ensure that the debt service related to the properties titled to AHIT Valfre is current and in good standing. This might require the Company to refinance its debt obligations and perhaps raise additional capital to satisfy these debt obligations, which might have an impact on the value of the common stock offered herein and might result in dilution.

American Housing Income Trust, Inc.

The Company holds title to one property through the Manley Purchase Agreement. The Company has taken title to this property subject to the property indebtedness in the agreed amount of $565,281, as identified at Exhibit B in the Manley Purchase Agreement. The Property Indebtedness includes a Promissory Note between the Company and the Cox Trust in the amount of $314,831, defined above as the Cox Note and the assumption of a mortgage note in the amount of $250,450. The Cox Note releases Manley’s preexisting loan obligations and deed of trust with the Cox Trust, as the Company has agreed to assume the debt. The Cox Note and a new deed of trust was filed by the Cox Trust after closing of the Manley Purchase Agreement. The property was purchased “subject to” to the remaining Property Indebtedness, and Manley acknowledged that it remains a party to any and all agreements associated with the Property Indebtedness; however, the Company has agreed to indemnify and hold Manley harmless from any and all future obligations owed on the Property Indebtedness after Closing.

To the extent the holder of any of the assumed indebtedness alleges a breach of a covenant, or breach of a payment or performance obligation by the Company related to one or more of the note obligations, the Company owes certain indemnification obligations to Manley, which if properly asserted, would expose the Company to potential liability. If this occurs, the value of the Company's common stock would be negatively impacted. In addition, the Company would have continuing obligations to ensure that the debt service related to the properties titled to the Company is current and in good standing. This might require the Company to refinance its debt obligations and perhaps raise additional capital to satisfy these debt obligations, which might have an impact on the value of the common stock offered herein and might result in dilution. None of the lenders associated with the property indebtedness identified above has any ownership interest in the Company or its subsidiaries.

As of this registration statement, the Company is structured as follows:

FirstKey has no ownership interest in the Company's assets, or the assets of the Company's subsidiaries.

The Company will continue to acquire, renovate, lease, and manage primarily single-family residential properties, and engage in such other activities as are reasonably incidental to the foregoing. More specifically, the Company intends on engaging in the business of purchasing real estate for the purpose of making cosmetic changes, repairs, and other enhancements in order to increase the value of the properties, and then rent such property to tenants. The Company does not intend to acquire commercial properties. We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Acquisition of Properties

The Company intends on acquiring residential properties primarily through foreclosure sales, bank owned real estate, purchase transactions constituting a short sale (a transaction where the purchase price is less than the secured indebtedness on the property), distressed sale transactions, and, in some circumstances, wholesale transactions. The number of residential properties that may be available from all of the foregoing sources will vary from time to time, depending on numerous factors including, without limitation, trends in delinquent mortgages and foreclosure sales in a given area, extent to which banks may or may not aggressively seek to sell owned real estate (typically acquired through foreclosure on a delinquent mortgage), number of persons seeking to purchase distressed properties, trends impacting values of residential properties, and other factors beyond the control of the Company. Another intended strategy of the Company is to partner with other single family residential owners in creating related umbrella partnerships through entities similar to AHIT Valfre.

Target Markets

The Company's goal is to purchase real property primarily in the western United States (including without limitation Phoenix, Las Vegas, Tucson, and California) at or below the target purchase price of $200,000 (which amount is intended to include completion costs of any repairs and/or other enhancements). Although the Company will strive to meet this goal, it may, however, on occasion, purchase real property with a total purchase price in excess of $200,000. If the Board of Directors decides that any markets outside of the aforementioned markets present an opportunity to purchase real property in accordance with the Company's business and purpose, the Board of Directors, in its sole and absolute discretion, may pursue the purchase of real estate in such markets. The Board of Directors will have complete discretion in the types of residential properties purchased by the Company.

Consequently, shareholders will be dependent upon the ability of the Board of Directors to select residential properties that have the most potential to generate potential profits and can be readily marketed and sold.

Selection Criteria and Methodology for Properties

The Company intends to use a specific methodology when analyzing each property. This methodology is described in the paragraphs that follow. However, these steps are subject to change and refinement by the Board of Directors as warranted by market conditions and other considerations, all in the Board of Directors' sole discretion. The Board of Directors will create a list of potential residential properties is created. Often this list is based on actual homes being auctioned. The homes are then compared under the following factors:

A.    Potential fair market value and sales price, keeping in mind that:

i.    Each market has a target sales price; and

ii.  The potential sales price is determined by looking at a comparative market analysis detailing:

a.    Homes for sale in the subject area; and

b.    Homes sold in the subject area.

B.    Potential acquisition price, keeping in mind that:

i.    Each property is physically inspected and necessary repairs are estimated; and

ii.   The acquisition price is based on the potential sales price plus expected costs associated with the property.

Qualified properties, as determined by the Board of Directors in its sole and absolute discretion, will then be evaluated and assessed based on the following:

A.    Determining if the house has had any reports of meth use. If the home has such a history, it is automatically rejected.

B.    Performing a lien search to determine what, if any, liens are associated with the property.

If after evaluating a property under the foregoing, the Board of Directors determines that a property is qualified to be acquired, the property is then subjected to a physical inspection by a third party vendor making, at a minimum, an external inspection of the property. Among the matters which will be considered in conducting the physical inspection are:

A.    Is the property occupied? If the property is occupied, an agreement between AHIT and the current tenant must be reached as to vacating the property and other pertinent considerations in order to continue further with such property.

B.    What is the condition of the property?

C.    Are there any major structural concerns with the property? Major structural concerns are automatic cause for rejection of a property.

D.    Does the property have curb appeal? If a property does not have curb appeal, what would it take to make the property have curb appeal?

E.    Is the floor plan desirable and functional?

F.    The extent of any water damage, costs associated with cosmetic enhancements which may be necessary, and other similar factors.

Once the property is acquired, then a detailed plan of action will be put into place regarding the improvement and sale of the property. These project management plans include timelines, order of events and inspections of repairs. All federal and local building codes will be followed. In addition, building permits will be obtained whenever required.

Selection Criteria and Methodology for Tenants

Each potential tenant will be evaluated on a case-by-case basis by the Board of Directors. Regardless, at a minimum, all tenants will be subject to credit and criminal background checks. Tenants will be chosen based on their ability to pay rent and a clear background check.

Region	Southwest	South-Central
Sample Resident Profile Statistics	AZ	TX
Average Rental Rate	$1,366	$880
Average Rental Price/SF	$0.71	$0.90
Average AHIT Household Income	$89,283	$73,220
State Median Household Income*	$54,000	$54,762
Ratio of AHIT Household Income to State Median Household Income	1.65	1.34
Average AHIT Income to Rent Ratio	5.45	6.93
Average AHIT Rent to Income Ratio	18.36%	14.42%
Average Renewal Rent Increase	5.00%	6.00%

Management of Properties

At this time, it is anticipated that all rental properties will be managed by the Company through its Board of Directors and Officers. American Realty had historically been advised and managed by Performance Realty Management, LLC ("Performance Realty"), an Arizona limited liability company and an entity owned in the majority by Mr. Zarinegar, the Company's Chairman of the Board, Chief Financial Officer and Treasurer. As set forth above, Performance Realty is currently offering Class A Common Units under Rule 505 of Regulation D. There is the possibility that the offering of these Class A Common Units might eventually be converted into shares of the Company pursuant to a stock exchange. However, there are no plans at this time that such an exchange will be effectuated or approved by the Company. In the event such an exchange occurs, the shareholders of the Company will experience dilution of their holdings.

Mr. Zarinegar is also the personal guarantor on all debt serviced by FirstKey, as set forth in this registration statement, i.e. debt serviced through ARP Borrower and ARP Borrower II. The Company, as the sole member of American Realty, agreed to pay Performance Realty a one-time management fee of 1,000,000 shares of restricted common stock. American Realty's Second Amendment to its Operating Agreement dated December 21, 2015 ratified this issuance as the sole compensation paid to Performance Realty in serving as manager of American Realty. During the year ended December 31, 2015, the Company recorded management fees of $120,000 (2014 - $120,000). As at December 31, 2015, ARP is owed $1,105 from the Manager of ARP (December 31, 2014 - ARP is indebted to the Manager of ARP for $54,382), which represents general and administrative expenses ARP paid on behalf of the Manager.

A conflict of interest might arise in Mr. Zarinegar serving as the manager of Performance Realty and as Chairman of the Board for the Company. The Board of Directors for the Company directs Performance Realty to take certain actions or to refrain from certain actions as manager of American Realty. American Realty is the sole member of the Company's related-entities - ARP Borrower and ARP Borrower II. Mr. Zarinegar is a personal guarantor on the ARP Borrower debt and co-borrower on some of the debt owed by American Realty, as set forth above. A conflict of interest might arise to the extent the Company's affiliates are not able to service the debt, and a particular lender elects to file claims or causes of action against Mr. Zarinegar under his personal guarantees. Such claims or causes of action could possibly interfere with Mr. Zarinegar's sole as manager of Performance Realty, and thus, his ability to manage American Realty, and ARP Borrower and ARP Borrower II, and serve as the primary manager of the Company's role as General Partner in AHIT Valfre.

Not to be confused with managers of a limited liability company or management of the relationship between the Company and the subsidiaries or operating umbrella partnership, the Company utilizes property managers for the three properties identified in the Portfolio of Properties located in Texas. The Company intends on using similar property manager relationships as it deploys into new markets. Furthermore, the Company may employ an affiliate company to engage similar property management services.

FHA Rules and Considerations

Since most residential properties the Company anticipates re-selling in the retail arena involve Federal Housing Administration ("FHA") loans, the Company intends to make all repairs in accordance with FHA standards. FHA has shifted from its historical emphasis on the repair of minor property deficiencies and now only requires repairs for those conditions that rise above the level of cosmetic defects or normal wear and tear, and do not affect the safety of the occupants or the security or soundness of the property.

Accordingly, the Company will focus on repairs that include, but are not limited to, paint, carpet, flooring, windows, roof, decking, furnace, hot water heater, electric, plumbing, etc. The Company believes that focusing on the foregoing repairs, as necessary, will enhance the likelihood that the renovated property can be resold using an FHA loan which, in the current environment of restricted access to credit, works well for first time buyers because it allows individuals to finance up to 97% of the home loan and helps to keep down payments and closing costs at a minimum.

Liquidity and Capital Resources

The Company intends on seeking additional financing, which might result in the dilution of your common stock. In addition, although not anticipated at this time, the Company may leverage all or a portion of its assets to obtain debt financing. Such debt financing could be obtained in connection with a single property or for the Company as a whole.

Competition

The Company faces competition from many entities engaged in real estate investment activities, including individuals, other real estate investment companies including newly formed REITs, and real estate limited partnerships. Our competitors may enjoy significant competitive advantages that result from, among other things, having substantially more available capital, a lower cost of capital and enhanced operating efficiencies. Further, the market for the rental of properties is highly competitive. We also face competition from new home builders, investors and speculators, as well as homeowners renting their properties.

Employees

As of May 17, 2016, the Company employed a total of seven people. The Company considers its relationship with its employees to be stable, and anticipates growing its workforce. The Company's public filings set forth its current directors and officers, and their related compensation, if any.

Facilities and Logistics

The Company operates through the offices of its wholly-owned subsidiary - American Realty, located at 34225 North 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085. The Company's resident agent in Maryland is located at 7 St. Paul Street, Suite 1660 in Baltimore, Maryland 21202.

2015 YEAR IN REVIEW

By many measures, 2015, as with 2014, was an extraordinary year for American Realty, and the Company. We made remarkable headway in strengthening our platform for long-term success in the single-family -rental (SFR) industry. As capital was raised, we were able to quickly deploy it into attractive investment opportunities in our target market. At year-end of 2014, our portfolio stood at just under $7,000,000 in investment assets in two states, and at year-end in 2015, our portfolio stood at 9,217,963.10 (combination of asset values for American Realty, ARP Borrower, ARP Borrower II and AHIT Valfre).

Pioneer in Single-Family Rental

In 2010, we recognized an unprecedented opportunity to capitalize on the severe price deterioration and asset re-pricing in the single- family housing sector. After a decade of price appreciation in excess of underlying fundamentals, a dramatic over-correction in the market occurred, creating an opportunity to acquire assets at deep discounts. The rapid pace of foreclosures and ensuing decline in home ownership drove thousands of displaced families to seek rental housing. We recognized that the size and fragmentation of the SFR market presented significant potential to transform a cottage industry of "mom & pop" owners to well-capitalized and professionally managed operators. These factors triggered our decision to make our first acquisitions in 2010, placing us at the forefront of the professionally managed SFR industry.

Looking back on our history of acquiring, renovating and leasing homes, we are proud of our pioneering role in the SFR industry. Looking forward, we are even more excited about its future. We believe the opportunity for growth is sustainable based on increasing demand for home rentals and the continued ability to acquire homes at attractive prices - still well below replacement value. The parallels to the development of the multi-family market are considerable and the opportunity to capitalize on large-scale efficiencies in this emerging sector is extensive.

Intelligent Aggregation

In 2014, we executed our disciplined acquisition strategy by focusing on markets that demonstrate macro-trends - economic, demographic and employment - favorable to the rental market. Leveraging our proprietary technology platform, we also evaluated microeconomic data that matched our selection criteria to specific census tracts, neighborhoods, and subdivisions within our core market. We believe our emphasis on attracting stable residents is the key driver of consistent cash flow through increasing rental rates and high occupancy levels. We expect that steady cash flow in combination with home price appreciation (HPA) will deliver attractive total returns to our unit holders over the long term.

According to the housing price index from the Federal Housing Finance Agency, the HPA in Phoenix was 9.0% in 2014. These valuations have been consistent with our expectations. Given our focus on acquiring high-quality assets, we believe our portfolio has experienced HPA even greater than that of the overall markets. We continued to build out our core market to leverage the operational efficiencies that come with achieving critical mass.

Acquisitions

We have a disciplined acquisition platform that is capable of acquiring large numbers of properties across all of our acquisition channels in multiple target markets. When identifying desirable markets, we focus on factors such as the magnitude of housing price declines, strength of rental demand, and rates of job growth, population growth and unemployment, providing for attractive potential yields and potential home price appreciation. We use data from a variety of sources and evaluate macroeconomic and microeconomic inputs (including housing market, demographic and economic data). Within markets that meet our selection criteria, we seek to identify the submarkets, subdivisions, and neighborhoods that offer the most attractive mix of housing prices, discounts to replacement cost, rental demand and rental rates, which are often characterized by good access to transportation networks and employment centers, quality schools, and low levels of crime.

We source acquisition opportunities through a variety of channels, including foreclosure auctions, short-sales, REO, and traditional MLS. We also source portfolios of leased and vacant properties through brokerages or directly from operators, investors, or banks. Most recently, foreclosure auctions and broker sales (primarily MLS and short sales) have presented the most attractive channels to access a significant supply of quality homes at attractive prices. While foreclosure auctions provide for a limited time frame to complete due diligence, our underwriting includes an evaluation of our acquisition parameters, property location, (including a drive-by inspection), an estimation of potential eviction and restoration costs, expected rents and expenses, as well as a review for the existence of any liens. We have acquired and will continue to acquire properties through direct contracts with various property owners through brokers (including traditional MLS, REO, and short sales) and portfolio sales from governmental agencies, financial -institutions and competitors. Acquisitions through these channels generally allow more time for underwriting to determine the expected rents, expenses and renovation costs, to perform physical property inspections, obtain title insurance, and review local covenant conditions and restrictions.

Our Financing Strategy

We have financed our operations and acquisitions to date through the issuance of equity securities and borrowings under our credit facility with FirstKey. In the future, we expect to finance our operations, in part, with additional equity placements and borrowings under the credit facility with FirstKey and other types of indebtedness.

Restoration

Once an offer to purchase a property is accepted, a detailed assessment is completed with an on-site review to identify the scope of desired restoration. Beyond customary restoration, we identify improvements that we believe will optimize the property's overall appeal and ability to generate premium rents and an appropriate return on our invested capital. Detailed work plans are distributed electronically to our restoration team, (which solicits bids and establishes sequential work schedules), so that restoration can begin as soon as possible after closing. We oversee all restorations, including reviewing bids, managing the restoration process, and maintaining quality control oversight. We have established relationships with many home improvement professionals, including contractors, electricians, plumbers, painters, HVAC specialists, locksmiths, carpet installers, landscapers, and cleaning companies. Due to our scale, we are able to negotiate discounted pricing both through national purchasing programs and in local markets with various suppliers of appliances, floor coverings, kitchen cabinetry, window treatments, replacement windows, lighting fixtures and plumbing supplies, among other items.

Leasing

We establish rental rates based on local market conditions and are responsible for collecting and processing rent. Factors considered when establishing rents include prevailing rental rates for comparable properties, weighing factors such as the size and age of the home, neighborhood characteristics, and proximity to lifestyle amenities, such as schools, medical facilities, and transportation. We use local leasing agents who interface with potential tenants and our internal leasing staff. Properties are marketed through multiple channels, including our website, Internet-based marketing strategies, MLS, yard signage, and local brokers. Our leases with residential tenants are typically written with a term of one year, using standardized leases appropriate for each jurisdiction, and generally contain customary provisions applicable to that market. Security deposits for repair of the property and other customary conditions are typically required. In some instances, where we have acquired a leased property, a tenant has an option to purchase the property at the end of the lease term at a specified price or based on fair market value, subject to the tenant satisfying certain conditions.

Rigorous tenant underwriting is critical in our effort to lease our self-managed properties to creditworthy tenants that we believe are likely to maintain their residence. We evaluate prospective tenants based on established guidelines and review financial data and metrics, such as household income, tenure at current job, rent as a percentage of household income, and income- to-rent ratio. We also review non-financial factors, such as household size and rental history. In addition, when underwriting prospective tenants, we typically conduct a tenant credit check and criminal background checks for all proposed occupants over the age of 18.

Resident-Centric Philosophy and Focus

Attracting and retaining quality residents is the key driver of revenue in the SFR industry. Our experience over the past six years has taught us that success is directly correlated to a resident-centric approach in all we do. This starts with buying homes in neighborhoods that have top-rated schools, low crime, and access to amenities and transportation, and restoring these homes to make them highly desirable to residents. Ingrained in our culture is a commitment to earning loyalty from our residents by providing quality homes and excellent customer service. Our mission is to deliver the greatest possible value to our residents on the most cost-effective basis.

To build the American Housing Income Trust brand and deepen our connection with residents, we developed a Resident Service Center to ensure a high level of response and service for all resident inquiries. We also initiated a resident relations and communications program that includes welcome bags complete with "how to" home manuals, quarterly newsletters, maintenance request follow-ups, and social media posts. We believe our resident-centric approach has tangible long-term economic benefits as it generally translates to early lease renewals, higher renewal rents, lower turnover, and qualified referrals.

Property Management

We provide the continuum of property management services, including securing a property upon acquisition, coordinating with utility companies, controlling the restoration process, managing the leasing process, communicating with tenants, collecting rents, conducting periodic inspections, managing routine property maintenance and repair, paying applicable taxes and HOA fees, and interfacing with vendors and contractors. By performing these functions internally with respect to our self-managed portfolio, we believe that we establish improved communications, foster direct relationships with tenants, and gain tighter control over the quality and cost of restorations and property maintenance.

We perform full-service property management functions out of our corporate office in Phoenix, Arizona. The following functions are performed internally by our employees with respect to our self- managed properties: coordinate and supervise periodic property inspections performed by a combination of internal employees and service providers; establish and cancel utility services upon lease commencement or lease expiration; communicate, monitor, coordinate and comply with all HOAs of which we are a member.

Additionally, our tenants can make maintenance requests on a 24-hour basis through our website or emergency telephone hotline, both of which are administered and managed from our headquarters office. They can also call our office during regular business hours. Upon receiving a maintenance request, our maintenance personnel and systems identify an appropriate service provider from our network of vendor relationships and dispatch repair personnel to the home.

Well-Positioned to Create Long-Term Value

We project 2016 will be another year of strong growth in our portfolio. We will continue focusing on our established market, which should further enhance operational efficiencies as we add to our critical mass in this region. American Housing Income Trust is well-positioned to expand in this vibrant core market that offers both strong rental demand and favorable economics. Further, we are confident in our ability to leverage all acquisition sourcing channels, including MLS, auction, and portfolio purchases.

We built a strong foundation in 2015. The work we did last year to develop a platform capable of managing our homes should drive operational efficiencies for years to come, enabling us to effectively manage the continued growth in our asset base. Our focus will always be on driving risk-adjusted total returns for our unit holders through revenue generation, intelligent growth, optimizing operating margins, and capitalizing on HPA.

Competition

As set forth above, we face competition from different sources in each of our two primary activities, acquiring properties and renting our properties. We believe our primary competitors in acquiring our target properties through individual acquisitions are individual investors, small private investment partnerships looking for one-off acquisitions of investment properties that can either be rented or restored and sold, larger investors, including private equity funds and other REITs, that are seeking to capitalize on the same market opportunity that we have identified, and owner occupants. Our primary competitors in acquiring portfolios are private equity investors, REITs, and sizeable institutional investors. We believe that our vertically integrated real estate acquisition and management platform, local presence, and market knowledge in markets that meet our selection criteria provide us with competitive advantages.

REIT Qualification

We believe that, with certain adjustments to our beneficial owner's holdings in order to comply with the REIT requirements under the Internal Revenue Code of 1986, as amended, or the Code, and our charter, we will qualify to be taxed as a REIT for part of the 2015 taxable year or by the conclusion of the 2016 tax year. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended, or the Code, relating to, among other things, the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. So long as we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that we distribute currently to our unit holders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we fail to qualify as a REIT. Even if we qualify as a REIT, we may be subject to certain federal, state and local taxes on our income or property.

Legal Matters

Mr. Zarinegar is subject to a cease and desist order issued by the Alabama Securities Commission and a consent cease and desist order issued by the Kansas Securities Commission. The final consent order issued by the Kansas Securities Commission dated July 21, 2008 prohibits Mr. Zarinegar from offering or selling unregistered securities in the State of Kansas, absent reliance on an exemption, or acting as a broker-dealer, or agent thereof, in the sale of securities, and to not violate the Kansas Uniform Securities Act. The Alabama Securities Commission has represented that a Final Order was entered on May 5, 2011, but no final order has been produced. The Company is of the opinion that the Final Order issued by the Alabama Securities Commission is a final order disposing of the matter since there is no actual final order with any findings of fault or liability. Regardless, according to the FINRA disclosure made under U-6, the final order does not constitute a final order based on any laws or regulations that prohibit fraudulent, manipulative or deceptive conduct. Mr. Zarinegar filed a Statement of Claim for Expungement with FINRA pursuant to Rule 2080 (the “Statement of Claim”), but the Statement of Claim was deemed not eligible for arbitration presumably due to the fact that FINRA could not obtain jurisdiction over Malory, a defunct entity. In response, Mr. Zarinegar filed separate correspondence with the Kansas Securities Commission and the Alabama Securities Commission requesting that the subject orders be set aside. These requests are still pending.

These orders are not related to the Company. Zarinegar was a registered representative with FINRA between approximately 1992 and 2005. During the period of time in which he was registered with FINRA, Zarinegar held Series 6, 7, 22, 24, 27, 39 and 63 designations. He had been registered with six securities firms during this time period with the last being Malory Investments, LLC ("Malory") between August 2001 and April 2005. Zarinegar has two disclosure events set forth in his CRD, both of which revolve around alleged activity during his tenure at Malory. These disclosures are not customer complaints; rather, they revolve around cease and desist orders issued by the State of Kansas and the State of Alabama in 2007 as part of their respective investigations into Malory and six other primary respondents. The allegations against Mr. Zarinegar were that he failed to properly supervise the sale of private offerings in Kansas and Alabama.

Mr. Zarinegar has been in compliance with the Orders since issuance. The Orders are not related in any manner with respect to the Company or its related parties. The Orders do not restrict Mr. Zarinegar from engaging in an offering in the State of Kansas or State of Alabama provided he complies with the appropriate disclosures and laws. The Company is not aware of any similar orders in any other jurisdiction. Except as disclosed above, none of our officers nor directors, promoters or control persons have been involved in the past ten years in any of the following:

(a)  Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)  Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)  Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Trading Market

The Company is currently quoted on the OTCQB Marketplace, operated by the OTC Markets Group using the symbol "AHIT." There can be no assurance that the Company will continue to qualify for quotation of its securities on the OTC Bulletin Board. See "RISK FACTORS" and "DESCRIPTION OF SECURITIES".

Common Stock Offering by Selling Shareholders

The offering will terminate no later than twenty-four (24) months from the date of this Prospectus unless earlier fully subscribed or terminated by the Company.

The Offering By Selling Shareholders

Common Stock Offered By Selling Shareholders (1)	7,565,417 shares of common stock
Common Stock Outstanding Before the Offering	8,288,250 shares of common stock
Common Stock Outstanding After the Offering	11,288,250 shares of common stock assuming all shares registered as part of the public offering are sold.
Terms of the Offering	The Selling Shareholders may sell their shares at the fixed price of $3.00 per share during the term of this offering.
Termination of the Offering	This Offering will terminate no later than twenty-four (24) months after the effective date of the registration statement associated with this Prospectus.
Use of Proceeds	The Company will not receive any proceeds from the sale of the shares offered by the Selling Shareholders.
Risk Factors	The investment in the shares offered hereby involves a high degree of risk and should not be purchased by any investor who cannot afford the loss of their entire investment.

(1) The above referenced offering represents the number of shares outstanding as of the date of this Prospectus. The Company is not receiving proceeds from the sale of the shares offered by the Selling Shareholders. In the event the Selling Shareholders are successful in the sale of the shares at $3.00 per share, the value of the outstanding shares subject to this specific offering, i.e. not including the shares subject to the direct public offering below, may be assumed to be $22,696,251.

Direct Public Offering of Common Stock

The maximum number of shares identified herein as common stock subject to the Company's "best efforts" direct public offering is 3,000,000.

The Direct Public Offering

Common Stock Offered Through Direct Offering	3,000,000 shares of common stock
Common Stock Outstanding Before the Offering	8,288,250 shares of common stock
Common Stock Outstanding After the Offering	11,288,250 shares of common stock assuming all shares registered as part of the public offering are sold.
Terms of the Offering	$3.00 per share
Use of Proceeds	The Company will not receive any proceeds from the sale of common stock by the Selling Shareholders. Our direct public offering of 3,000,000 shares of common stock is being made on a self-underwritten basis and there is no minimum number of shares of common stock that must be sold in order for the offering to proceed. The offering will terminate no later than twenty-four (24) months after effectiveness. The net proceeds to the Company from the sale of up to 3,000,000 shares offered through the offering price of $3.00 per share (total of $9,000,000) will vary contingent upon the success of the Company's sales efforts. It is the Company's intention to use proceeds raised through this prospectus towards its business plan, and towards the continued expenses commonly associated with operating a publicly reporting and trading company. To the extent there are excess proceeds from the offering associated with this prospectus, the Company intends on using such proceeds in furtherance of its business purpose, as set forth in Item 11. Regardless of the number of shares of common stock sold, the Company expects to incur offering expenses estimated at $50,000 for legal, accounting, printing and other costs in connection with this offering. We will not maintain an escrow account for the receipt of proceeds from the sale of our registered shares of common stock.
Risk Factors	The investment in the shares offered hereby involves a high degree of risk and should not be purchased by any investor who cannot afford the loss of their entire investment.

Use of Funds from Public Offering: Provided that funds are raised in the Direct Offering at between the 25 - 100% levels, funds raised will be allocated on a proportional basis as reflected in the following Funds Use Tables:

	If 25% of	If 50% of	If 75% of	If 100% of
	shares were	shares were	shares were	shares were
Application of Funds	sold	Sold	sold	sold

Shares Sold	750,000	1,500,000	2,250,000	3,000,000
Offering Price Per Share	$3.00	$3.00	$3.00	$3.00
Gross Proceeds	$2,250,000	$4,500,000	$6,750,000	$9,000,000
Offering Expenses	50,000	50,000	50,000	50,000
Net Proceeds	$2,200,000	$4,450,000	$6,700,000	$8,950,000

Use of Net Proceeds

SEC Reporting and Compliance	$41,000	$82,000	$123,000	$164,000
Consulting & Management Fees	96,000	192,000	288,000	384,000
General and Administrative	99,000	198,000	297,000	396,000
Marketing & Advertising	165,000	330,000	495,000	660,000
Interest Expense	57,000	114,000	171,000	228,000
Legal & Other Professional Fees	27,500	55,000	82,500	110,000
Accounting	15,000	30,000	45,000	60,000
Rental Property Expense	45,000	90,000	135,000	180,000
Real Estate Acquisition Cost	25,000	50,000	75,000	100,000

Total Use of Net Proceeds	$570,500	$1,141,000	$1,711,500	$2,282,000
General Operating Funds	$1,629,500	$3,309,000	4,988,500	$6,668,000 (1)

(1) General Operating Funds are to be used towards the acquisition of future properties consistent with the Company's plan to expand its revenue generating real estate portfolio.

The Company has no agreement or immediate plans to conduct a private placement. The Company has not issued debt securities and at this time and have no plans to do so. In our projections, we plan on raising funds through equity investments, stock sales and loans. Although we feel positive about our ability to raise funds, we understand that the undertaking can be difficult and may not be attainable. There are no agreements in place, contemplated or expected in our funds raising efforts, nor is there any guarantee that the source of the funds projected will ever be realized or obtained. The following Projected Funding Table is management's projections, which may or may not be achieved, and this table does not apply to any particular location.

Disclosure Regarding Jumpstart Our Business Startups ("JOBS") Act

In April of 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

(a)          Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies. Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Exchange Act;

(b)          Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

(c)          Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

(d)          Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

In general, a company is an emerging growth company under the JOBS Act if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of:

(i)      the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)    the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii)  the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)    the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The Company is of the opinion that it meets the definition of an emerging growth company. The Company will be affected by some of the changes provided in the JOBS Act and certain new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. For example, the financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows: (i) audited financial statements required for only two fiscal years; (ii) selected financial data required for only the fiscal years that were audited; and (iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter. However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

Pursuant to section 102(b) of the JOBS Act, the Company's independent registered public accounting firm are exempt from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule. Section 102(c) of the JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Section 103 of the JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting. Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Section 105 of the JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period Under The JOBS Act

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard. The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Qualifications and Risks In Operating A REIT and Federal Tax Considerations

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were converted into a Maryland corporation on May 4, 2015. We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2016 upon filing our federal income tax return for that year. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Paesano Akkashian Apkarian, P.C. will render an opinion that we will qualify to be taxed as a REIT under the federal income tax laws commencing with our taxable year ending December 31, 2016, subject to, amongst other things, certain events of dilution of affiliate shareholders to meet our charter's 9.8% shareholder holdings requirement, and our current and proposed method of operations will enable us to continue to satisfy the requirements for qualification and taxation as a REIT provided that certain shareholdings by beneficial owners are diluted in order for the Company to satisfy its charter associated with shareholder limits capped at 9.8% of issued and outstanding shares.

Investors should be aware that Mr. Hoops' opinion will be based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court and speaks as of the date issued. In addition, Mr. Hoops' opinion will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.

Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws. Those qualification tests relate to, among other things, the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Mr. Hoops' will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Mr. Hoops' opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification.

If we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to federal tax on any taxable income, including undistributed net capital gain that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned. We may be subject to the "alternative minimum tax" on any items of tax preference including any deductions of net operating losses. We will pay a 100% tax on net income from sales or other dispositions of property that we hold primarily for sale to customers in the ordinary course of business. If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "- Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amount we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level. We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid. We may be subject to a 100% excise tax on transactions with our TRS, or any taxable REIT subsidiaries we form in the future, that are not conducted on an arm's-length basis.

If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below, as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we maintain our REIT qualification but will be required to pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) multiplied by the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, (including assets that we may own at the time that our REIT election became effective on January 1, 2015) we will pay tax at the highest regular corporate rate applicable to the extent that we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided that no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of: (a) the amount of gain that we recognize at the time of the sale or disposition, and the amount of gain that we would have recognized if we had sold the asset at the time we acquired it (or at the time that our REIT election became effective in the case of assets that we owned on January 1, 2015).

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as discussed in more detail below. The earnings of our lower-tier entities that are subchapter C corporations, including our TRS and any taxable REIT subsidiaries we form in the future, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, our TRS and any other taxable REIT subsidiaries we form in the future will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9. It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2016 taxable year.

If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. We believe that we will have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above once they are applicable to us. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries

A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our capital interest in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, is treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Our operating partnership, AHIT Valfre, initially, will be wholly-owned, directly and indirectly, by us, and during such time it will be classified for U.S. federal income tax purposes as a disregarded entity. The operating partnership will be classified as a partnership for federal income tax purposes at such time as it is deemed for such purposes to have more than one member (apart from us and the general partner). We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT.

We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries

A REIT may own, directly or indirectly, up to 100% of the shares of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat the dividend distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we do not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to indirectly undertake activities, such as earning fee income that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. No more than 25% of the value of a REIT's assets may consist of stock or securities of one or more taxable REIT subsidiaries together with other non-qualifying assets.

A taxable REIT subsidiary pays income tax at regular corporate rates on any income that it earns. In addition, the "earnings stripping" rules of Section 163(j) of the Code may limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the taxable REIT subsidiary rules impose a 100% excise tax on REITs for transactions between a taxable REIT subsidiary and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis.

A taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities assets or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A taxable REIT subsidiary is not considered to operate or manage a "qualified health care property" or "qualified lodging facility" solely because the taxable REIT subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below. If we lease space to a taxable REIT subsidiary in the future, we will seek to comply with these requirements.

We intend to elect to treat AHIT Valfre as a taxable REIT subsidiary. We expect that it will provide services with respect to our properties to the extent we determine that having our TRS provide those services will assist us in complying with the gross income tests applicable to REITs. See "- Gross Income Tests - Rents From Real Property." In addition, if we decide to acquire properties opportunistically to restore in anticipation of immediate resale, we will need to conduct that activity through our TRS in order to avoid the 100% prohibited transactions tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes (a) rents from real property, (b) interest on debt secured by mortgages on real property, or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets, (e) income and gain from the sale of real estate assets, (f) income and gain derived from foreclosure property, and (g) income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if four specific conditions are met. First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a taxable REIT subsidiary. Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

Finally, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a taxable REIT subsidiary which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that property would qualify as "rents from real property."

Our operating partnership, AHIT Valfre lease properties to tenants that are individuals and families. Our leases with individual tenants typically have a term of one year and require the tenant to pay fixed rent. We do not lease significant amounts of personal property pursuant to our leases. Moreover, we do not perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or our TRS. Accordingly, we believe that our leases will generally produce rent that qualifies as "rents from real property" for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as "rents from real property." To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that late charges do not qualify as "rents from real property," they instead will be treated as interest that qualifies for the 95% gross income test.

Dividends

As stated above, our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties are held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. Whether a REIT holds a property "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transactions tax is available if the following requirements are met:

  the REIT has held the property for not less than two years;
  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;
  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted basis of all such properties sold by the REIT during the year did not exceed 10% of the aggregate basis of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;
  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT derives no income.

Once management determines that we are prepared to operate exclusively as a REIT, subject to the aforementioned requirements, we will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business."

The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates. If we decide to acquire properties opportunistically to restore in anticipation of immediate resale, we will need to conduct that activity through our TRS to avoid the prohibited transactions tax. No assurance can be given, however, that the IRS will respect the transaction by which any such properties are contributed to our TRS and even if the contribution transaction is respected, our TRS may incur a significant tax liability as a result of any such sales.

Fee Income

Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if our failure to meet those tests is due to reasonable cause and not to willful neglect, and following such failure for any taxable year, we file a schedule of the sources of our income in accordance with the regulations prescribed by the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of (a) cash or cash items, including certain receivables, certain money market funds and, in certain circumstances, foreign currencies, (b) United States government securities, (c) interests in real property, including leaseholds and options, (d) interests in mortgage loans secured by real property, stock in other REITs, and investments in stock or debt instruments during the one-year period following our receipt of, and to the extent acquired with, new capital that we raise through equity offerings or public offerings of debt having at least a five-year term.

Of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets (the 5% asset test). In addition, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer's outstanding securities or 10% of the value of any one issuer's outstanding securities (the 10% vote test and 10% value test, respectively), and no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Finally, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the 25% securities test).

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test. The term "securities" does not include "straight debt securities," which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non "straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities.

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if (a) we satisfied the asset tests at the end of the preceding calendar quarter, and (b) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in (b), above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

We believe that the assets that we hold, and that we will acquire in the future, will allow us to satisfy the foregoing asset test requirements. However, we do not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of (a) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus, the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we either declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration, or declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year.

The distributions, above, are taxable to the stockholders in the year in which paid, and the distributions in the latter part of the aforementioned paragraph, are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement. We will pay federal income tax on taxable income, including net capital gain that we do not distribute to stockholders.

If we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain income for such year, and (c) any undistributed taxable income from prior period, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the sum of the amounts we actually distribute and the amounts we retain and upon which we pay income tax at the corporate level.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions available in certain circumstances for certain failures to satisfy the gross income tests and asset tests.

If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders may then be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of up to 20% on such dividends.

Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term "U.S. stockholder" means a holder of our common stock that for federal income tax purposes is a citizen or resident of the United States, a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia, an estate whose income is subject to federal income taxation regardless of its source, or any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities will generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis. A stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital.

However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our common stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses available to be carried back three years and forward for up to five years. If the capital losses are not utilized within such carry back and carry forward period, they will expire unused.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although certain investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt pension trust do not constitute UBTI so long as the pension trust does not otherwise use the shares of the REIT in an unrelated trade or business. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules.

Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if (a) the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%; (b) we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and either (c) one pension trust owns more than 25% of the value of our capital stock; or a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent a pension trust from having to treat any of the dividends received from us as UBTI.

Taxation of Non-U.S. Stockholders

The term "non-U.S. stockholder" means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.

However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either (a) a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, (b) the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, or (c) the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed herein).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on such a distribution to the extent it exceeds the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below.

We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder.

A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual, and would be required to file a U.S. tax return on which such income would be reported. A non-U.S. corporation that is a stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

However, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

We anticipate that our common stock will be regularly traded on an established securities market in the United States following this offering. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of our common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

We believe that based on our analysis of the law, amounts we designate as retained capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder's proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

In addition, a further U.S. withholding tax at a 30% rate will be imposed pursuant to the Foreign Account Tax Compliance Act, or FATCA, on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. Even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which, at all times during a specified testing period, which is generally five years, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We are not currently a domestically-controlled qualified investment entity and we cannot assure you that we will become a domestically-controlled qualified investment entity. Even if we subsequently become a domestically- controlled qualified investment entity, the foregoing FIRPTA exemption would not be available in case of a disposition of our stock by a non-U.S. stockholder until five years after such date.

In addition, if our common stock is regularly traded on an established securities market, another exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period. As noted above, we anticipate that our common stock will be regularly traded on an established securities market following this offering.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, would be required to file a U.S. tax return on which such income would be reported, and the purchaser of the common stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

For taxable years beginning after December 31, 2016, a U.S. withholding tax at a 30% rate will be imposed under FATCA on proceeds from the sale of our common stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the stockholder (a) is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. stockholders who own our capital stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2016, on proceeds from the sale of our common stock by U.S. stockholders who own our common stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership, AHIT Valfre, and any future subsidiary partnerships or limited liability companies that we form or acquire (each individually a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We will be entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner or member for federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it (a) is treated as a partnership under the Treasury Regulations relating to entity classification (the "check-the-box regulations"); and (b) is not a publicly-traded partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner or member for federal income tax purposes) for federal income tax purposes. Our operating partnership initially will be wholly-owned, directly and indirectly, by us, and during such time it will be classified for U.S. federal income tax purposes as a disregarded entity. The operating partnership will be classified as a partnership for federal income taxes purposes at such time as it is deemed for such purposes to have more than on member (apart from us and the general partner). It does not intend to elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the "90% passive income exception"). Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year.

In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We anticipate that our operating partnership, once it ceases to be classified as a disregarded entity for U.S. federal income tax purposes, and any other partnership in which we own an interest will qualify for the private placement exception.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership or as a disregarded entity for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership or as a disregarded entity for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and their Partners

A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

We may acquire properties in exchange for OP units in the future. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired in exchange for OP units by our operating partnership in the future.

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the "book-tax difference." Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% prohibited transactions tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "- Gross Income Tests." We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Other Tax Considerations

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common stock.

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the shares of our common stock by employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, or, collectively, "Similar Laws," and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement, or, each, a Plan. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN IN US AND TO MAKE THEIR OWN INDEPENDENT DECISION.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, or an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in shares of our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code (which also applies to IRAs and other Plans that are not subject to ERISA) prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes under the Code and other penalties and liabilities under ERISA and may result in the loss of tax-exempt status of an IRA. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to personal liabilities under ERISA.

Whether or not the underlying assets of the Company are deemed to include "plan assets," as described below, the acquisition and/or holding of shares of our common stock by an ERISA Plan with respect to which we or the initial purchaser is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor, or the DOL, has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

The DOL Plan Asset Regulations, promulgated under ERISA by the DOL, generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors" (the "insignificant participation test") or that the entity is an "operating company," as defined in the DOL Plan Asset Regulations. The term "benefit plan investor" means (i) an employee benefit plan subject to Part 4 of Title I of ERISA, (ii) any "plan" subject to Section 4975 of the Code, and (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in such entity.

For purposes of the DOL Plan Asset Regulations, a "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held," which generally requires that the securities be owned by 100 or more persons who are independent of the issuer and one another, and (c) (x) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (y) is part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act.

Shares of our common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class that is registered under Section 12(g) of the Exchange Act. In addition, we expect to have over 100 independent stockholders, such that shares of our common stock will be "widely held."

Whether a security is "freely transferable" depends upon the particular facts and circumstances. Upon the closing of this offering, shares of our common stock will become subject to certain restrictions on transferability intended to ensure that we qualify for federal income tax treatment as a REIT and maintain such status. However, among other considerations, the DOL Plan Asset Regulations provide that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to qualify and maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Assuming that shares of our common stock will be "widely held," that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of our common stock, and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute "publicly-offered securities" and, accordingly, our underlying assets should not be considered "plan assets" under the DOL Plan Assets Regulations. If our underlying assets are not deemed to be "plan assets," the issues discussed in the paragraph below entitled "Plan Asset Consequences" are not expected to arise.

Plan Asset Consequences

If our assets were deemed to be "plan assets" under ERISA, this would result, among other things, in (1) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (2) the possibility that certain transactions in which we might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

Representation

Accordingly, by acceptance of the shares of our common stock, each purchaser or subsequent transferee of shares of our common stock will be deemed to have represented and warranted either that (1) no portion of such purchaser's or transferee's assets used to acquire such shares constitutes assets of any benefit plan investor or (2) the purchase of shares of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature, is not intended to be all-inclusive, and is based on laws in effect on the date of this prospectus. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries of ERISA Plans, or other persons considering purchasing shares of our common stock on behalf of, or with the assets of, any Plan consult with counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Laws to such investment, and whether an exemption would be applicable to the purchase of shares of our common stock.

Operating Partnership and The Partnership Agreement

The following summary of the terms of the agreement of limited partnership of our operating partnership - AHIT Valfre, does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of our operating partnership. The Company directs the reader of this Prospectus to its prior filings with the Commission detailing the operations of AHIT Valfre.

Management

The Company is the sole general partner of our operating partnership, which we organized as a Maryland limited liability partnership. Pursuant to the partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of our operating partnership, including the ability to cause our operating partnership to enter into certain major transactions including acquisitions, dispositions, refinancing and selection of tenants, to make distributions to partners and to cause changes in our operating partnership's business activities.

The partnership agreement requires that our operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a "publicly-traded partnership" taxable as a corporation under Section 7704 of the Code.

Capital Contribution

The Company has made significant contributions to the operating partnership in serving as General Partner. The partnership agreement provides that if our operating partnership requires additional funds at any time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Redemption Rights

Pursuant to the partnership agreement, the limited partners have been granted redemption rights, which would enable them to cause our operating partnership to redeem their units in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The cash redemption amount per unit generally would be based on the market price of our common stock at the time of redemption. The number of shares of our common stock issuable upon redemption of limited partnership interests held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would (a) result in any person owning, directly or indirectly, common stocks in excess of the Stock Ownership Limit, (b) result in our common stock being owned by fewer than 100 persons (determined without reference to any rules of attribution); (c) result in our being "closely held" within the meaning of Section 856(h) of the Code; (d) cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of ours, our operating partnership's or a subsidiary partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code; (e) cause us to fail to qualify as a REIT under the Code; or (f) cause the acquisition of common stock by such redeeming limited partner to be "integrated" with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act. We may, in our sole and absolute discretion, waive any of these restrictions.

Partnership Expenses

In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership generally will pay all of our administrative costs and expenses. These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to residential properties that are owned by us directly rather than by our operating partnership or its subsidiaries.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, we, as the general partner of our operating partnership, will have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, through our wholly owned subsidiary, as general partner to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. We will be under no obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. The limited partners of our operating partnership expressly will acknowledge that as the general partner of our operating partnership, our wholly owned subsidiary is acting for the benefit of our operating partnership, the limited partners and our stockholders collectively.

Indemnification and Limitation of Liability

The partnership agreement expressly limits our liability by providing that neither we, as the general partner of our operating partnership, nor any of our trustees or officers, will be liable or accountable in damages to our operating partnership, the limited partners or assignees for errors in judgment, mistakes of fact or law or for any act or omission if we, or such trustee or officer, acted in good faith. In addition, our operating partnership is required to indemnify us, and our officers, trustees, employees, agents and designees to the fullest extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that (1) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the indemnified party actually received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Our operating partnership also must pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification.

Distributions

The partnership agreement provides that our operating partnership may distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership) at such time and in such amounts as determined by us in our sole discretion, to us and, where deemed appropriate, the limited partners (whose rights are limited to the most part to conversion rights into the Company's common stock) in accordance with their respective percentage interests in our operating partnership.

Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership. The foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, and unless we otherwise agree, we, as the sole member of the general partner, will have the authority to elect the method to be used by our operating partnership for allocating items with respect to property contributed to the partnership for which the fair market value differs from the adjusted tax basis at the time of contribution, and such election will be binding on all partners.

Term

Our operating partnership will continue indefinitely, or until sooner dissolved upon (a) our bankruptcy, dissolution, removal or withdrawal (unless the limited partners elect to continue the partnership); (b) the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership; (c) the redemption of all partnership units (other than those held by us, if any); or (d) an election by us in our capacity as the general partner.

Registration Rights

Our operating partnership's limited partners (other than us and our subsidiaries) will have the right to require our operating partnership to redeem part or all of their units for cash, or, at our election, shares of our common stock. We may grant registration rights to those persons who will receive shares of our common stock issuable upon redemption of units. The limited partners have agreed to waive their registration rights associated with the shares subject to the potential redemption.

These registration rights require us to seek to register all such shares of our common stock approximately 12 months after issuance of such units. Our operating partnership will bear expenses incident to these registration requirements. However, neither we nor our operating partnership will bear the costs of (1) any underwriting discounts or commissions or (2) any fees or expenses incurred by holders of such shares of our common stock in connection with such registration that we or our operating partnership are not permitted to pay according to the rules of any regulatory authority.

Tax Matters

The operating partnership initially will be wholly-owned, directly and indirectly, by the Company, and during such time it will be classified for U.S. federal income tax purposes as a disregarded entity. The operating partnership will be classified as a partnership for federal income tax purposes at such time as it is deemed for such purposes to have more than one member. The partnership agreement provides that the Company, as the sole general partner of our operating partnership, is the tax matters partner of our operating partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of our operating partnership.

ITEM 4. USE OF PROCEEDS

The Company will not receive any proceeds from the sale of common stock by the Selling Shareholders. Our direct public offering of 3,000,000 shares of common stock is being made on a self-underwritten basis and there is no minimum number of shares of common stock that must be sold in order for the offering to proceed. The net proceeds to the Company from the sale of up to 3,000,000 shares offered through the offering price of $3.00 per share (total of $9,000,000) will vary contingent upon the success of the Company's sales efforts.

It is the Company's intention to use proceeds raised through this prospectus towards the acquisition, planning and development of real property consistent with its business plan, and towards the continued expenses commonly associated with operating a publicly reporting company. To the extent there are excess proceeds from the offering associated with this prospectus, the Company intends on using such proceeds in furtherance of its business purpose, as set forth in Item 11. Regardless of the number of shares of common stock sold, the Company expects to incur offering expenses estimated at $50,000 for legal, accounting, printing and other costs in connection with this offering. We will not maintain an escrow account for the receipt of proceeds from the sale of our registered shares of common stock.

ITEM 5. DETERMINATION OF THE OFFERING PRICE

The offering price of registered shares of common stock in this Prospectus has been determined arbitrarily by the Company. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a publicly-reporting company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. The Company further based this offering price on comparable companies operating in the same or similar industry. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

ITEM 6. DILUTION

At this time, the Company does not have any disclosures required under Item 506 of Regulation S-K.

ITEM 7. SELLING SHAREHOLDERS

The Company's current shareholders hold an aggregate amount of 7,565,417 issued and outstanding shares. On January 12, 2016, Tech Associates and the Company entered into a Mutual Release whereby, amongst other things, Tech Associates agreed to release any and all rights, title and interest to its previously issued shares, i.e. 24,000 shares of common stock. This Mutual Release was delivered to the Company's transfer agent for cancellation. Other than those shares identified herein as being held by the Selling Shareholders, the Company is not registering or selling other shareholder's respective shares through this Prospectus. The Company will not receive any proceeds from the sale of the shares by the Selling Shareholders. The Selling Shareholders have no agreement with any underwriters with respect to the sale of their shares. The Selling Shareholders intend on selling their respective shares for the fixed price of $3.00 per share for the duration of the offering. The Selling Shareholders are deemed to be statutory underwriters under Section 2(a)(11) of the Securities Act. The current pricing of the Selling Shareholders’ shares on the fixed price of $3.00 was arbitrarily decided by management.

The Selling Shareholders may from time to time offer their shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder's shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a Selling Shareholder. The "*" represents a percentage less than 1.0%. The table anticipates that each Selling Shareholder will offer 100% of the shares beneficially owned prior to the offering, though it is possible that some Selling Shareholders retain some or all of their shares, or sell their shares in reliance on another exemption from registration.

NAME	SHARES BENEFICIALLY OWNED PRIOR TO OFFERINGS (NUMBER)	SHARES BENEFICIALLY OWNED PRIOR TO OFFERINGS (PERCENT)	NUMBER OF SHARES OFFERED	SHARES BENEFICIALLY OWNED AFTER OFFERING (NUMBER)	SHARES BENEFICIALLY OWNED AFTER OFFERING (PERCENT)
A. ROGER WELLS	100,131	1.3	100,131	0	*
ADENA YOUNGER	31,798	*	31,798	0	*
ALBERT BOLLWERK	11,521	*	11,521	0	*
ARTHUR CHANG YULE AND | RAYMOND YULE JTTEN	8,295	*	8,295	0	*
BARBARA METZ	11,118	*	11,118	0	*
BARRY MIGLIORINI	6,000	*	6,000	0	*
BEN KUHNER AND LINDA LOWRY JTTEN	9,678	*	9,678	0	*
BEN WHITE	14,517	*	14,517	0	*
CAPITAL INVESTORS, LLC	28,802	*	28,802	0	*
CAROL ANN SAPHIERE	63,595	*	63,595	0	*
CHAD WESTOVER AND JEAN WESTOVER TTEES, | WEST	20,853	*	20,853	0	*
CHARLES BAILES	9,678	*	9,678	0	*
CHARLES G. HODGE III AND | LINDA G. HODGE, TTEES	16,533	*	16,533	0	*
COR CLEARING LLC	4	*	4	0	*
CRAIG MCGOVERN	28,802	*	28,802	0	*
DAN MORIARTY AND MARY ANN MORIARTY | TTEES O	16,533	*	16,533	0	*
DANIEL A. NEGAARD	22,869	*	22,869	0	*
DANIEL CARLBERG	34,563	*	34,563	0	*
DANIEL CARLBERG	5,000	*	5,000	0	*
DAVID BARR	4,782	*	4,782	0	*
DAVID BRANNON	31,798	*	31,798	0	*
DAVID CARIDEO	28,802	*	28,802	0	*
DAVID HARVEY	11,667	*	11,667	0	*
DEBORAH MILLER	4,839	*	4,839	0	*
DENNIS REIBOLD	6,452	*	6,452	0	*
DENNIS SCHNEIDER	8,641	*	8,641	0	*
DOMINIC PORPIGLIA	16,533	*	16,533	0	*
DONALD FARRER	10,000	*	10,000	0	*
DONALD ZWIRN AND JOYCE ZWIRN JTTEN	3,169	*	3,169	0	*
DOROTHY BEHNE	5,000	*	5,000	0	*
DOROTHY BEHNE AND NATHAN BEHNE JTTEN	5,761	*	5,761	0	*
DOUG POFFINBARGER SUCC. TRUSTEE | OF THE EDWIN	5,761	*	5,761	0	*
DOUGLAS TEMPLETON	28,802	*	28,802	0	*
E*TRADE CUSTODIAN FBO | TODD NIELSEN	9,966	*	9,966	0	*
EDWARD HALL	23,042	*	23,042	0	*
EDWARD KNIPP	4,782	*	4,782	0	*
EDWARD KOESTER	1,671	*	1,671	0	*
ERIC GERON	6,625	*	6,625	0	*
ERIC SHEELY AND BETH SHEELY JTTEN	51,671	*	51,671	0	*
EUGENE SWANTZ JR TRUSTEE | OF THE SWANTZ TRUST	16,417	*	16,417	0	*
FRANKLIN D. BARNETT	6,625	*	6,625	0	*
FRED SAXER, TRUSTEE OF THE | SAXER LIVING TRUST D	96,774	1.2	96,774	0	*
FRED TURNER AND TRUDIE TURNER TTEE | TURNER FA	4,954	*	4,954	0	*
FRED VANNATTA AND MARIEL VANNATTA | TTEES, VA	17,282	*	17,282	0	*
FREDRICK MENG	12,731	*	12,731	0	*
GARRETT CAMPBELL	7,950	*	7,950	0	*
GERALD RAYMOND AND JACKIE RAYMOND | TRUSTEE	41,014	*	41,014	0	*
GERLACH & CO	1	*	1	0	*
GILBERT WEINSTOCK	4,839	*	4,839	0	*
GREGORY WELDON BLEVINS	33,065	*	33,065	0	*
HENRY SEBACH	11,291	*	11,291	0	*
ILYA KUDISH AND RIMA KUDISH JTWROS	8,007	*	8,007	0	*
IRA RESOURCES , INC. CUST | FBO FRANKLIN BARNETT	3,284	*	3,284	0	*
IRA RESOURCES INC CUST | FBO KENT YAUGER IRA	11,579	*	11,579	0	*
IRA RESOURCES INC CUST FBO | NATHAN HANCOCK IR	6,625	*	6,625	0	*
IRA RESOURCES INC. CUST | FBO BETH SHEELY IRA	6,625	*	6,625	0	*
IRA RESOURCES INC. CUST | FBO REBECCA HAYEK IRA	8,295	*	8,295	0	*
IRA RESOURCES INC. CUST | FBO ROBIN WRIGHT IRA	8,295	*	8,295	0	*
IRA RESOURCES INC. CUST | FBO TERESA HANCOCK IRA	6,625	*	6,625	0	*
IRA RESOURCES, INC. CUST | DAVID BRANNON, IRA	41,648	*	41,648	0	*
IRA RESOURCES, INC. CUST | FBO BEVERLY MENDENHA	3,284	*	3,284	0	*
IRA RESOURCES, INC. CUST | FBO GERALD D. NELSON I	6,625	*	6,625	0	*
IRA RESOURCES, INC. CUST | FBO JAMES STEVENS IRA	82,719	*	82,719	0	*
IRA RESOURCES, INC. CUST | FBO KRIS MENDENHALL I	3,284	*	3,284	0	*
IRA RESOURCES, INC. CUST | FBO LAURENCE MENDEN	3,284	*	3,284	0	*
IRA RESOURCES, INC. CUST | FBO LYLE ODENDAHL ROT	2,247	*	2,247	0	*
IRA RESOURCES, INC. CUST | FBO LYLE ODENDAHL TRA	4,551	*	4,551	0	*
IRA RESOURCES, INC. CUST | FBO RAYMOND YULE	24,482	*	24,482	0	*
IRA RESOURCES, INC. CUST | FBO RAYMOND YULE ROT	11,924	*	11,924	0	*
IRA RESOURCES, INC. CUST | FBO RONALD LUDWIG IRA	3,284	*	3,284	0	*
IRA RESOURCES, INC. CUST | FBO STEPHEN PARKFORD	16,533	*	16,533	0	*
IRA RESOURCES, INC. CUST | FBO SUSAN ODENDAHL R	3,802	*	3,802	0	*
IRA RESOURCES, INC. CUST | FBO THOMAS PAUKERT IR	4,954	*	4,954	0	*
IRA RESOURCES, INC. CUST | FBO WINNIE YULE TRADIT	1,959	*	1,959	0	*
IRA RESOURCES, INC. CUST | JOHN ANDERSON; IRA	4,321	*	4,321	0	*
IRA RESOURCES, INC. CUST | KENT YAUGER; IRA	6,625	*	6,625	0	*
IRA RESOURCES, INC. CUST | LUZ ANDERSON; IRA	1,671	*	1,671	0	*
IRA RESOURCES, INC. CUST | PAUL SKOGEBO; IRA	33,065	*	33,065	0	*
IRA RESOURCES, INC. CUST | PAUL WROBLOS; IRA	3,284	*	3,284	0	*
IRA RESOURCES, INC. CUST | WINNIE YULE ROTH IRA	11,924	*	11,924	0	*
IVO FEUERBORN AND JOAN FEUERBORN JTTEN	12,961	*	12,961	0	*
JAMES REES	172,811	2.2	172,811	0	1.6
JANE PARKFORD TAYLOR TRUSTEE, | JANE PARKFORD	48,330	*	48,330	0	*
JANET SEEMAN AND THOMAS SEEMAN JTTEN	82,662	*	82,662	0	*
JASON LINEBERGER	28,802	*	28,802	0	*
JASON LINEBERGER	10,000	*	10,000	0	*
JAY F. LEVINE AND MIRYAM R. LEVINE | TTEES OF THE	14,517	*	14,517	0	*
JAY F. LEVINE AND MIRYAM R. LEVINE | TTEES OF THE	10,000	*	10,000	0	*
JEFFREY SCHLEGEL	45,334	*	45,334	0	*
JERRY A. RUBEL AND JUDY RUBEL	16,245	*	16,245	0	*
JERRY WEST AND REBECCA WEST JTTEN	90,938	1.2	90,938	0	*
JOEL B. KELLEY AND LISA A. KELLEY | JTWROS	172,811	2.2	172,811	0	1.6
JOHN KARVOUNIARIS	28,802	*	28,802	0	*
JOHN KELLER	9,678	*	9,678	0	*
JOHN MANTER AND NANCY MANTER | TTEES OF THE	57,604	*	57,604	0	*
JOHN R. PASCHALL TRUSTEE | BLONITA H. PASCHALL	16,533	*	16,533	0	*
JOHN VAN SCHEPEN AND | WILIMINA VAN SCHEPEN J	9,505	*	9,505	0	*
JOHNATHAN HECHLER	40,323	*	40,323	0	*
JOHNATHAN HECHLER	16,936	*	16,936	0	*
JOSEPH BARTH AND MYRNA M. BARTH, | TRUSTEES OF	15,438	*	15,438	0	*
JUDY BIONDICH	17,282	*	17,282	0	*
JULIE REYNOLDS	29,551	*	29,551	0	*
KATHLEEN CHIRAS	6,510	*	6,510	0	*
KATHLEEN CHIRAS	7,950	*	7,950	0	*
KCG AMERICAS LLC	2	*	2	0	*
KCG AMERICAS LLC	1	*	1	0	*
KEITH HOLLAND	3,284	*	3,284	0	*
KEITH VOELKER	3,284	*	3,284	0	*
KENNETH BULLOCK	17,512	*	17,512	0	*
KENNETH HEDRICK	25,000	*	25,000	0	*
KENNETH NOLEN	50,000	*	50,000	0	*
KENNETH THIEMAN	5,761	*	5,761	0	*
KENNETH THIEMAN	5,761	*	5,761	0	*
KURT MCCANLESS	17,282	*	17,282	0	*
KURT SICKLES	57,604	*	57,604	0	*
LANCE GALE	9,678	*	9,678	0	*
LEAH NEGAARD	7,950	*	7,950	0	*
LYLE ODENDAHL	3,169	*	3,169	0	*
LYLE ODENDAHL AND | SUSAN ODENDAHL JTWROS	3,284	*	3,284	0	*
MARJORIE THORNBERRY	59,908	*	59,908	0	*
MARK AVERY	11,521	*	11,521	0	*
MARVIN LESIKAR	14,286	*	14,286	0	*
MICHAEL HUNKLER	28,802	*	28,802	0	*
MICHAEL HUNKLER	8,334	*	8,334	0	*
MICHAEL HUNKLER	8,334	*	8,334	0	*
MICHAEL KRAWCZYK AND | JILL KRAWCZYK JTTEN	23,042	*	23,042	0	*
MORTON MANDELL	3,284	*	3,284	0	*
NATHAN BEHNE	5,000	*	5,000	0	*
NATIONAL FINANCIAL SERVICES LLC	1	*	1	0	*
NICHOLAS TOURNILLON AND | AUDREY TOURNILLON	14,401	*	14,401	0	*
OBADIAH NEGAARD	7,950	*	7,950	0	*
OPTIONSXPRESS INC	4	*	4	0	*
PATRICK SHEEHAN	15,899	*	15,899	0	*
PATRICK SHEEHAN	4,954	*	4,954	0	*
PAUL CARTMAN AND SUSANNE CARTMAN, TTEE | PAU	15,899	*	15,899	0	*
PAUL CARTMAN, JR.	6,337	*	6,337	0	*
PAUL DORAN	5,761	*	5,761	0	*
PAUL SEWARD	28,802	*	28,802	0	*
PERFORMANCE REALTY MANAGEMENT, LLC	1,000,000	13.2	1,000,000	0	9.4
PETER HOMORODY	6,452	*	6,452	0	*
PHYLLIS BOWLES	3,169	*	3,169	0	*
PROGRESSIVE INSURANCE AGENCY INC	4,839	*	4,839	0	*
RAYMOND CHUCK-SAU YULE AND | WINNIE CHANG Y	183,525	2.4	183,525	0	1.7
RAYMOND COLANTONIO	15,899	*	15,899	0	*
RICHARD KATES	6,625	*	6,625	0	*
RICHARD R. MEARS AND MARILYN MEARS JTTEN	59,603	*	59,603	0	*
RICHARD REESE	34,563	*	34,563	0	*
RICHARD WALKER AND RAMONA WALKER JTTEN	16,533	*	16,533	0	*
ROBERT INDSETH AND | BARBARA INDSETH JTTEN	5,761	*	5,761	0	*
ROBERT INDSETH AND | BARBARA INDSETH JTTEN	5,000	*	5,000	0	*
ROBERT MORRIS AND MARIKAY MORRIS JTWROS	6,625	*	6,625	0	*
ROBERT MORRIS DDS INC. | 401K PROFIT SHARING PLA	6,625	*	6,625	0	*
ROBERT W. FRANTZ AND | RUTH E. FRANTZ JTTEN	6,337	*	6,337	0	*
RODGER L. MAECHTLEN TRUSTEE | RODGER L. MAECH	8,065	*	8,065	0	*
RODNEY RAYMOND AND | COLEEN RAYMOND JTTEN	15,899	*	15,899	0	*
RONALD LUDWIG	3,284	*	3,284	0	*
RONALD TRINCHITELLA AND | BILLIE JEAN TRINCHITE	86,406	1	86,406	0	*
RUSSELL E. DAVIS	5,761	*	5,761	0	*
SCOTT NELSON	11,521	*	11,521	0	*
SCOTTRADE INC	95	*	95	0	*
SEAN ZARINEGAR	1,000,000	13.2	1,000,000	0	9.4
SKOGEBO FAMILY LLC	31,798	*	31,798	0	*
SUSAN LJUNGGREN	4,839	*	4,839	0	*
SUZANNA NIGGL	3,334	*	3,334	0	*
TD AMERITRADE CLEARING INC	73	*	73	0	*
TERRENCE D. CHATWIN AND | ANDREA H. CHATWIN J	14,805	*	14,805	0	*
TERRY CONE	32,719	*	32,719	0	*
TERRY SHEELY AND BRENDA SHEELY JTTEN	3,169	*	3,169	0	*
THE KOLANOWSKI LIVING TRUST | DATED 12/02/2003	89,809	*	89,809	0	*
THOMAS PAUKERT	4,954	*	4,954	0	*
THOMAS POLK	337,478	4.4	337,478	0	3.2
THOMAS PRICE	28,284	*	28,284	0	*
THURMAN YOST	28,802	*	28,802	0	*
TODD DICK AND LAVONA DICK JTTEN	5,761	*	5,761	0	*
TODD NIELSEN	26,282	*	26,282	0	*
TODD NIELSEN TRUSTEE | AN PARTNERS. LIMITED PAR	31,279	*	31,279	0	*
TODD NIELSEN TRUSTEE | GUNNAR CORPORATION PR	14,862	*	14,862	0	*
TOM H. CORR AND MELODY A. CORR JTTEN	3,284	*	3,284	0	*
TRUST COMPANY OF KANSAS CUST | FBO RODGER L. M	9,908	*	9,908	0	*
VANGUARD MARKETING CORPORATION	1	*	1	0	*
VANTAGE FBO ALBERT BOLLWERK | ROTH IRA	15,000	*	15,000	0	*
VANTAGE RETIREMENT PLANS LLC CUST | FBO ERIC SHEELY IRA	62,385	*	62,385	0	*
VANTAGE RETIREMENT PLANS, INC. CUST | FBO MICHAEL KOZUBAL IRA	46,083	*	46,083	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | ALLEN GAETJENS IRA	11,521	*	11,521	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | ARNOLD VICTOR IRA	6,567	*	6,567	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | ARTHUR TOGNAZZINI	7,950	*	7,950	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | BERNARD BALISTERI	6,337	*	6,337	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | CARL CUTINELLO IRA	7,950	*	7,950	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | CHARLES DIEHL IRA	12,097	*	12,097	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | DANIEL STILTZ	14,401	*	14,401	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | DAVID BRANNON IRA	25,807	*	25,807	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | EMILY FARRINGTON NEWMAN IRA	12,731	*	12,731	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | FBO DOUGLAS D. SHULL IRA	28,802	*	28,802	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | FBO ILYA KUDISH IRA	1,901	*	1,901	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | FBO JEFFREY SCHLEGEL IRA	60,599	*	60,599	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | FBO JULIE S. REYNOLDS HAS	15,358	*	15,358	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | FBO KURT SICKLES IRA	28,802	*	28,802	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | FREDERICK VANNATTA IRA	5,761	*	5,761	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | GARY SO; IRA	14,517	*	14,517	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | GARYLD MILES	15,899	*	15,899	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | GERALD FALBEL	23,042	*	23,042	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | JAMES HAGGGERTY IRA	132,489	1.7	132,489	0	8.4
VANTAGE RETIREMENT PLANS, LLC CUST | JERRY FIFE	31,798	*	31,798	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | KAREN COLANTONIO	9,563	*	9,563	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | KENNETH BULLOCK	10,081	*	10,081	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | NIELS-OLS STAEHR IRA	4,839	*	4,839	0	*
VANTAGE RETIREMENT PLANS, LLC CUST | SUSAN LJUNGGREN	48,445	*	48,445	0	*
VANTAGE RETIREMENT PLANS, LLC, CUST | FBO DAVID CARIDEO	28,802	*	28,802	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO BLAIR LARSON IRA	28,197	*	28,197	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO CHARLES KOENIG IRA	63,364	*	63,364	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO CHARLES LEWIS IRA	17,282	*	17,282	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO DENNIS SCHNEIDER IRA	8,641	*	8,641	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO DONALD N. FARRER IRA	19,067	*	19,067	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO EDWARD HALL IRA	5,761	*	5,761	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO HENRY SEBACH	9,563	*	9,563	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO HERMMAN THORNBERRY IRA	69,125	*	69,125	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO JAMES CREIGHTON IRA	5,761	*	5,761	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO JAMES KELLY IRA	12,097	*	12,097	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO JANET SILKE IRA	28,802	*	28,802	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO JOHN WHERRY IRA	11,521	*	11,521	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO JULIE S. REYNOLDS HAS	37,126	*	37,126	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO JULIE S. REYNOLDS HAS	10,369	*	10,369	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO LAWRENCE J. COX IRA	28,802	*	28,802	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO LEWIS RUSHING IRA	3,802	*	3,802	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO MICHAEL KOZUBAL IRA	57,604	*	57,604	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO RAYMOND COLANTONIO IRA	12,731	*	12,731	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO RIMA KUDISH	1,901	*	1,901	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO ROBERT HAFNER IRA	19,521	*	19,521	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO SUZANNA NIGGL IRA	11,521	*	11,521	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO THOMAS P. EWBANK IRA	72,005	*	72,005	0	*
VANTAGE RETIREMENT PLANS, LLC. CUST | FBO WILLIAM ECKENROAD IRA	15,899	*	15,899	0	*
VINCE PETRUCCI	5,761	*	5,761	0	*
VIRGIL G. BOGDAN, TRUSTEE | OF THE VIRGIL BOGDAN	17,282	*	17,282	0	*
WALTER STICKEL TRUSTEE OF THE | STICKEL FAMILY R	140,495	1.8	140,495	0	1.3
WELDON FROST	6,337	*	6,337	0	*
WESLEY BEMIS AND SANDRA BEMIS TTEE, | BEMIS FAM	55,991	*	55,991	0	*
WILLIAM IRVINE AND NORMA JEANE IRVINE | TRUSTE	14,401	*	14,401	0	*
WILLIAM LAPE	15,899	*	15,899	0	*
WILLIAM THRAILKILL TRUSTEE | WILLIAM THRAILKILL	49,597	*	49,597	0	*
WILLIAM WEBER	5,761	*	5,761	0	*

(1) American Realty is a wholly-owned subsidiary of the Company. Performance Realty is the Manager of American Realty. Sean Zarinegar is the majority member of Performance Realty and a control person by virtue of holding more than 50% of the issued and outstanding units in Performance Realty. Mr. Zarinegar is also the Chairman of the Board, and Chief Financial Officer and Treasurer.

(2) Barry Migliorini obtained his shares through performance under a consulting agreement. He is not an officer or director of the Company, and is not a broker-dealer or an affiliate of a broker-dealer.

(3) Kenneth Hedrick is a director of the Company and his biographical information can be found at "Directors and Executive Officers". He is not an officer or director of the Company, and is not a broker-dealer or an affiliate of a broker-dealer.

(4) Performance Realty is the manager of American Realty. Mr. Zarinegar is the majority member of Performance Realty and a control person by virtue of holding more than 50% of the issued and outstanding units in Performance Realty. Mr. Zarinegar is also the Chairman of the Board, and Chief Financial Officer and Treasurer.

(5) Mr. Zarinegar is the Chairman of the Board, and Chief Financial Officer and Treasurer. He is also the majority member of Performance Realty and a control person by virtue of holding more than 50% of the issued and outstanding units in Performance Realty. Performance Realty is the manager of American Realty, a wholly owned subsidiary of the Company.

ITEM 8. PLAN OF DISTRIBUTION

We intend to offer and sell our shares through our officers and directors who will receive no compensation or fees with the offers and/or sales. This Offering is commencing on the date of this Prospectus and will continue until all shares are sold (the "Offering Period"). The shares are being offered on a "reasonable efforts, best efforts" basis. Affiliates of the Company may purchase shares for their own account. Such purchases will be included in determining whether all of the shares have been sold. The Company may hold a closing at any time after funds for all $9,000,000 in registered common stock have been received and accepted, and after other applicable conditions have been satisfied (the "Closing").

The Company has agreed to indemnify its officers and directors in offering and selling the common stock, to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with this Offering, including certain civil liabilities under the Securities Act. If we should find reasonable cause to believe that any statement in this Prospectus or the due diligence information is not true or continued ownership of such shares will cause a violation of any law by which we are governed, we may either (i) refuse to issue the common stock, or (ii) redeem any common stock at 100% of the original purchase price on the date of redemption as specified in the notice advising the investor of the compulsory redemption.

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the Selling Shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this Prospectus. The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of shares and activities of the Selling Shareholders. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The Selling Shareholders may use a variety of methods when selling shares. They may engage in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers. They may block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The shares may be purchased by a broker-dealer as principal and resale by the broker-dealer for its account. They might elect to engage in an exchange distribution in accordance with the rules of the applicable exchange. Finally, they might engage in privately negotiated transactions or broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at the fixed price per share set forth herein, or any other method permitted pursuant to applicable law.

The Selling Shareholders or their pledges, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares in block transactions to market makers or other purchasers at a price per Share which may be below the then market price. The Selling Shareholders cannot assure that all or any of the shares offered in this Prospectus will be sold by the Selling Shareholders. In addition, the Selling Shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this Prospectus are "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of their shares and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares from time to time under this Prospectus after the Company has filed an amendment to this Prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as a Selling Shareholders under this Prospectus.

The Selling Shareholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and may sell the shares from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholders under this Prospectus.

The Selling Shareholders acquired the shares offered hereby in the ordinary course of business and they have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Shares by the Selling Shareholders. We will file a supplement to this Prospectus if the Selling Shareholders enter into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Shareholders use this Prospectus for any sale of the shares, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by the Selling Shareholders for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Under Item 202 of Regulation S-K, the Company is to disclose any share classes and any provisions of its Bylaws that might affect an investor, such as any clauses that may act as a "poison pill" or liability of shares to foreign tax. The Company currently does not have any such disclosures, and furthermore, directs any investor to the Bylaws and Articles of Incorporation, as amended - both of which are set forth in the exhibits, below. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.01 per share, of which there are 7,565,417 issued and outstanding, and 10,000,000 shares of preferred stock par value $.0001 per share, of which none have been designated or issued. The Company is seeking the registration of the 7,565,417 shares herein as "Selling Shareholder" shares.

We have not paid any dividends on our common stock. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends, if any, will be within the discretion of our then existing Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, the Board of Directors does not anticipate paying any cash dividends until such time they determine that doing so is necessary in operating as a REIT. Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

We have not issued and do not have outstanding any warrants to purchase common shares. We have issued common stock to Mr. Zarinegar and stock options to Jeff Howard under their respective agreements, and Performance Realty exercised its option under the First Amended Operating Agreement for American Realty, as discussed herein. We have not issued and do not have outstanding any securities convertible into common shares or any rights convertible or exchangeable into common shares.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

The Company has retained Anthony R. Paesano of the law firm of Paesano Akkashian Apkarian, P.C. located at 7457 Franklin Road, Suite 200 in Bloomfield Hills, Michigan to serve as counsel. Mr. Paesano authored a professional opinion on the validity of the shares to be issued at Exhibit 23.1. Neither Mr. Paesano nor his Firm has an equity interest in the Company. Daniel S. Hoops is Of Counsel to Paesano Akkashian Apkarian, P.C. Mr. Paesano and Mr. Hoops have offered a legal tax opinion regarding the Company and its intent to operate as a REIT. Mr. Hoops does not have an equity interest in the Company. The audited financial statement of the Company as of and for the years ended December 31, 2015 and 2014 were audited by MaloneBailey, LLP, an independent registered public accounting firm, located at 9801 Westheimer Road in Houston, Texas 77042 to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing. See Exhibit 23.3

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

Management's Discussion and Analysis of Financial Condition and Operations

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in the registration statement on Form S-1 of which this Prospectus is a part. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in this registration statement on Form S-1. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

The Company is a Maryland corporation in the business of acquiring and operating residential properties. The Company invests in high quality apartments, condos, and single family residence, primarily located in the western United States (including without limitation Phoenix, Las Vegas, Tucson, and California). Revenue is primarily generated from leasing and sale of residential properties.

The Company’s operating focus is on balancing occupancy and rental rates to maximize the Company’s revenue while exercising tight cost control to generate the highest possible return to the shareholders. Revenue is maximized by attracting qualified prospects to our properties, cost-effectively converting these prospects into new residents and keeping our residents satisfied so they will renew their leases upon expiration. We believe our resident-centric approach has tangible long-term economic benefits as it generally translates to early lease renewals, higher renewal rents, lower turnover, and qualified referrals.

We will continue focusing on our established market in 2016, which should further enhance operational efficiencies as we add to our critical mass in this region. The Company is well-positioned to expand in this vibrant core market that offers both strong rental demand and favorable economics.

The Company faces competition from different sources in each of our two primary activities, acquiring properties and renting our properties. Our primary competitors in acquiring portfolios are private equity investors, REITs, and sizeable institutional investors. We believe that our vertically integrated real estate acquisition and management platform, local presence, and market knowledge in markets that meet our selection criteria provide us with competitive advantages.

Acquisition of properties are financed from various sources of capital, including retained cash flow, issuance of additional equity and debt, and sales of properties. Debt financing and other capital required by the Company may not be available or may only be available on adverse terms. While the Company intends to actively acquire and rehab properties for rental operations, the Company may be unable to lease up the properties on schedule, resulting in decrease in expected rental revenues. Labor and materials required for maintenance, repair, and capital expenditures may be more expensive than anticipated. Occupancy levels and market rents may be adversely affected by national and local economic and market conditions.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. The Company is an Emerging Growth Company under the JOBS Act of 2012, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act.

We plan to raise capital following our recent change in status to an operating entity through the offering of shares of common stock or preferred stock to investors. We anticipate we will need to pursue capital to fund our operations over the next twenty-four months. We believe we will be able to raise the necessary capital to carry out our business plan, but there is no assurance that we will be able to do so.

General Discussion

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this registration statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those forward-looking statements below. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the section entitled "Risk Factors" included elsewhere in this registration statement.

Results of Operations for the three months ended March 31, 2016 and 2015

The following table sets forth the summary income statement for the three month period ended March 31, 2016 and 2015:

	Three Months Ended
	March 31, 2016	March 31, 2015
Revenue	$161,900	$90,061
Operating Expense	$955,884	$862,898
Other Income	$4,981	$–
Net Loss	$(789,003)	$(772,837)

For the three months ended March 31, 2016 and 2015, we reported a net loss of $789,003 and $772,837, respectively. The change in net loss between the three months ended March 31, 2016 and 2015 was primarily attributable to the increase of $92,986 in operating expense offset by the increase of $71,837 in revenue. During the three months ended March 31, 2016, depreciation increased by $8,314, general and administrative expense increased by $396,397, interest expense increased by $13,275. The increase in operating expense is a result of increased professional and consulting fees incurred in relation to our reporting requirements as a public company and preparing the registration statement and stock-based compensation of $291,058 recognized during the three months ended March 31, 2016 in relation to shares issuable to the Company’s management pursuant to an employment agreement. The net increase of $396,397 in general and administrative expense is mainly related to the increase of $283,573 in management and consulting fees, $186,739 in professional fees, and offset by a decrease of $27,986 in overhead costs and a decrease of $47,467 in advertising and marketing costs. During the three months ended March 31, 2016, the Company recognized stock-based compensation of $291,058 pursuant to an employment agreement which is included in general and administrative expense.

Revenue - Rental revenue for the three months ended March 31, 2016, were $166,767, compared to $87,159 for the three months ended March 31, 2015. This resulted in an increase of approximately $79,608 or 91% from the comparable period. The increase in revenue is primarily a result of the Company having more rental properties rented out and generating revenue during the three months ended March 31, 2016 as compared to the same period in 2015.

Operating Expenses - Operating expenses for the three months ended March 31, 2016, was $955,884, as compared to $862,898 for the three months ended March 31, 2015. The $92,986 increase is primarily attributable to the increase of $396,397 in general and administrative expense mainly related to the increase of $186,739 in professional fees, $283,573 in management fees, and offset by a decrease of $27,986 in overhead costs and $47,467 in advertising and marketing. The Company also incurred acquisition cost of $325,000 during the three months ended March 31, 2015 in relation to the reverse acquisition that closed on July 6, 2015. During the three months ended March 31, 2016, the Company recognized stock-based compensation of $291,058 pursuant to an employment agreement which is included in general and administrative expense.

Results of Operations for the years ended December 31, 2015 and 2014

The following table sets forth the summary income statement for the years ended December 31, 2015 and 2014:

	Year Ended
	December 31, 2015	December 31, 2014
Revenue	$482,426	$290,958
Operating Expense	$3,320,143	$1,810,304
Other Income	$71,293	$38,244
Net Loss	$(2,766,424)	$(1,481,102)

For the year ended December 31, 2015 and 2014, we reported a net loss of $2,766,424 and $1,418,102, respectively. The change in net loss between the year ended December 31, 2015 and 2014 was primarily attributable to the acquisition cost of $325,000 recognized during the year ended December 31, 2015 in relation to the reverse acquisition that closed on July 6, 2015 and the increase of $1,509,839 in remaining operating expense. During the year ended December 31, 2015, depreciation increased by $31,193, general and administrative expense increased by $1,089,723, interest expense increased by $63,923. The increase in operating expense is a result of the reorganization of the Company, incorporation of an UPREIT, acquisition and disposal of rental properties, issuance of shares of common stock to management as compensation, and professional and consulting fees incurred in relation to our reporting requirements as a public company and preparing the registration statement. The net increase of $1,089,723 in general and administrative expense is mainly related to the increase of $488,004 in marketing and advertising, $664,164 in management and consulting fees, $413,613 in professional fees, $50,192 in rental property expenses, and offset by an decrease of $63,001 in closing costs and decrease of $463,250 in overhead costs. During the year ended December 31, 2015, the Company issued 2,000,000 shares of common stock to management of the Company with a fair value of $400,000, which is included in general and administrative expense.

Revenue - Net sales for the year ended December 31, 2015, were $482,426, compared to $290,958 for the year ended December 31, 2014. This resulted in an increase of approximately $191,468 or 66% from the comparable period. The increase in revenue is primarily a result of additional rental properties.

Operating Expenses - Operating expenses for the year ended December 31, 2015, was $3,320,143, as compared to $1,810,304 for the year ended December 31, 2014. The $1,509,839 increase is primarily attributable to the acquisition cost of $325,000 recognized during the year ended December 31, 2015 in relation to the reverse acquisition that closed on July 6, 2015 and the increase of $1,089,723 in general and administrative expense for the year ended December 31, 2015. The net increase of $1,089,723 in general and administrative expense is mainly related to the increase of $488,004 in marketing and advertising, $664,164 in management and consulting fees, $413,613 in professional fees, $50,192 in rental property expenses, and offset by an decrease of $63,001 in closing costs and decrease of $463,250 in overhead costs. During the year ended December 31, 2015, the Company issued 2,000,000 shares of common stock to management of the Company with a fair value of $400,000, which is included in general and administrative expense.

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, maintain our assets, fund our operations and other general business needs. Our liquidity, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. Our near-term liquidity requirements consist primarily of purchasing our target assets, restoring and leasing properties and funding our operations.

Our long-term liquidity needs primarily of funds necessary to pay for the acquisition and maintenance of properties; non-recurring capital expenditures; interest and principal payments on our indebtedness; and general and administrative expenses. We seek to satisfy our long-term liquidity needs through cash flow from operations, long-term secured and unsecured indebtedness, the issuance of debt and equity securities, and property dispositions. We have financed our operations and acquisitions to date through the funding by members of our subsidiaries and third party loans, including the debt service identified above in the section titled "Description of Business."

We believe our current available cash along with anticipated revenues may be insufficient to meet our cash needs for the near future if we do not receive additional funding. Our assets are illiquid by their nature. Thus, a timely liquidation of assets might not be a viable source of short-terms liquidity should a cash flow shortfall arise that cause a need for additional liquidity. It could be necessary to source liquidity from other financing alternatives should any such scenario arise. There can be no assurance that financing will be available in amounts or terms acceptable to us, if at all. In that event, we would be required to change our growth strategy and seek funding on that basis, if at all.

Cash Flow Information

Net cash used for operating activities for the three months ended March 31, 2016 and 2015 was $302,790 and $867,991, respectively. The decrease in cash used in operating activities was primarily related to the increase in revenue and from the timing of payments of accounts payable and accrued liabilities and amounts due to related parties.

Net cash used for operating activities for the years ended December 31, 2015 and 2014 was $2,506,884 and $1,502,436, respectively. The increase in cash used in operating activities was primarily related to the refocusing of our business to the single family rental business model.

Net cash provided by investing activities for the three month ended March 31, 2016 was $202,673 as compared to $522,733 of net cash used in investing activities for the three months ended March 31, 2015. The change was due to the proceeds from sale of real estate properties of $211,200 during the three months ended March 31, 2016 as compared to $0 in the three months ended March 31, 2015. In addition, during the three months ended March 31, 2016, the Company spent $3,411 in improving existing rental properties as compared to $522,733 spent during the three months ended March 31, 2015 on purchase of real estate properties and improvements. The Company also purchased $5,116 of property and equipment during the three months ended March 31, 2016 as compared to $0 during the three months ended March 31, 2015.

Net cash used in investing activities for the year ended December 31, 2015 was $818,295 as compared to $331,039 of net cash provided in investing activities for the year ended December 31, 2014. The increase in cash used in investing activities was primarily related to investing in additional properties of $1,008,576 during the year ended December 31, 2015 as compared to $346,634 during the year ended December 31, 2014, offset by the proceeds from sale of real estate properties of $70,281 in the year ended December 31, 2015 as compared to $546,923 in the nine months ended December 31, 2014. During the year ended December 31, 2015, the Company also collected $120,000 from promissory note receivable as compared to $250,750 for the year ended December 31, 2014.

Net cash used in all financing activities for the three months ended March 31, 2016 was $21,475 as compared to cash provided by financing activities of $1,326,683 for the three months ended March 31, 2015. The change was due to proceeds from sale of common stock of $1,216,502 during the three months ended March 31, 2015 as compared to $0 in the three months ended March 31, 2016, and proceeds from issuance of notes payable of $120,000 in the three months ended March 31, 2015 as compared to $0 in the three months ended March 31, 2016, offset by the repayment of notes payable of $9,819 in the three months ended March 31, 2015 as compared to $21,475 in the three months ended March 31, 2016.

Net cash obtained through all financing activities for the year ended December 31, 2015, of $3,220,378, as compared to $1,292,855 for the year ended December 31, 2014. The change was due to proceeds from sale of common stock of $3,060,505 in the year ended December 31, 2015 as compared to $2,001,029 in the year ended December 31, 2014, and proceeds from issuance of notes payable of $1,088,000 in the year ended December 31, 2015 as compared to $0 in the year ended December 31, 2014, offset by the repayment of notes payable of $928,127 in the year ended December 31, 2015 as compared to $708,174 in the year ended December 31, 2014.

Our estimated working capital requirement for the next 12 months is $350,000 with an estimated burn rate of $30,000 per month. As reflected in the accompanying financial statements, we had cash of $77,978 at March 31, 2016.

Quantitative and Qualitative Disclosures about Market Risk

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings (however, our wholly-owned subsidiary does service debt related to the properties owned by the subsidiary), and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital.

Critical Accounting Policies

Our financial statements and related financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements. Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report. We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Investment in Real Estate - We allocate the purchase price to tangible assets of an acquired property (which includes land and building) based on the estimated fair values of those tangible assets. Fair value for land and building is based on the purchase price for these properties.

Property/SFRs acquired not subject to an existing lease are accounted for as an asset acquisition, with the property recorded at the purchase price, including acquisition costs. We incur costs to prepare our acquired properties to be rented. These costs are capitalized and allocated to building costs. Costs related to the restoration or improvement of our properties that improve and extend their useful lives are capitalized and depreciated over their estimated useful lives. Expenditures for ordinary repairs and maintenance are expensed as incurred.

Depreciation is computed on a straight-line basis over the useful lives of the properties (building and improvements - 27 years).

Revenue Recognition - Rental income for property leases is recorded when due from residents and is recognized monthly as it is earned. We lease single-family residences that we own and manage directly to tenants who occupy the properties under operating leases, generally, with terms of one year. We perform credit investigations on prospective tenants and obtain security deposits. Sales and the associated gains or losses of real estate assets are recognized in accordance with the provisions of ASC Topic 360-20, Property, Plant and Equipment - Real Estate Sale. The specific timing of a sale is measured against various criteria in ASC 360-20 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the properties. If the sales criteria for the full accrual method are not met, we defer some or all of the gain recognition and accounts for continued operations of the property by applying the finance, leasing, deposit, installment or cost recovery methods, as appropriate, until the sales criteria are met.

Related Party - A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with ourselves. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Properties

We currently lease an office at the address set forth above. We believe that this space will be sufficient for our initial needs, although as funding and revenues become available, and the Company's operations grow, we anticipate finding other office space as needed.

Plan of Operation and Cash Requirements

The Company anticipates that its expenses over the next twelve months will be approximately $1,530,318. These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

Our other administrative expenses for the year will consist primarily of transfer agent fees, bank and interest charges and general office expenses. The professional fees are related to our regulatory filings throughout the year and include legal, accounting and auditing fees.

Based on our planned expenditures, we will require approximately $2,292,000 to proceed with our business plan over the next twelve months. If we secure less than the full amount of financing that we require, we will not be able to carry out our complete business plan and we will be forced to proceed with a scaled back business plan based on our available financial resources.

We intend to raise the balance of our cash requirements for the next twenty-four months from private placements, shareholder loans or possibly a registered public offering (either self-underwritten or through a broker-dealer). If we are unsuccessful in raising enough money through such efforts, we may review other financing possibilities such as bank loans. At this time we do not have a commitment from any third-party to provide us with financing. There is no assurance that any financing will be available to us or if available, on terms that will be acceptable to us.

Even though we plan to raise capital through equity or debt financing, we believe that the latter may not be a viable alternative for funding our operations, as we do not have sufficient tangible assets to secure any such financing. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide any assurance that we will be able to raise sufficient funds from the sale of our common stock to finance our operations. In the absence of such financing, we may be forced to abandon our business plan.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Contractual Obligations

As a "smaller reporting company" as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Legal Proceedings

Other than the litigation identified herein, i.e. Trinchitella v American Realty et al., the Company is not aware of any pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

We intend to have our common stock be quoted on the NASDAQ Capital Market or other US trading exchange. If our securities are not quoted on the NASDAQ Capital Market or other US trading exchange, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The NASDAQ Capital Market differs from national and regional stock exchanges in that it: (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the NASDAQ Capital Market, an equity security must have three registered broker-dealers, known as the market makers, willing to list bid or sale quotations and to sponsor The Company' listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor The Company' listing. If The Company meets the qualifications for trading securities on the NASDAQ Capital Market our securities will trade on the NASDAQ Capital Market until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the NASDAQ Capital Market or be accepted for listing of our securities on the NASDAQ Capital Market.

The Company has never paid cash dividends on any of its securities. Payment of dividends on any of its securities is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. It is the Company's intention to retain earnings, if any, to finance the operation and expansion of its business and, therefore, it does not expect to pay any cash dividends on any of its securities until such time they determine that doing so is necessary in operating as a REIT.

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A stockholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Our shares likely will be "penny stocks" as that term is generally defined in the Exchange Act and the rules and regulations promulgated thereunder to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under Rule 15g-9 of the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to: (a) Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt; (b) Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities; (c) Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and (d) Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of the penny stock regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of Selling Stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

As of the date of this Prospectus, we have 599 holders of record of our common stock. For purposes of calculations throughout this registration statement, the Company is disclosing the current issued and outstanding as set forth in the first sentence of this paragraph. We have not declared any cash dividends on our common stock since our inception. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Financial Statements

As a smaller reporting company, the Company is required to disclose information under Rule 8-04 (Financial Statements of Businesses Acquired or to be Acquired) and Rule 8-05 (Pro Forma Financial Information) of Regulation S-X in lieu of the financial information required by Rule 3-05 and Article 11 of Regulation S-X. In furtherance of this disclosure requirement, the Company has attached those financial statements and related audit report filed in its 2014 Form 10-K.

Selected Financial Data

As a "smaller reporting company," as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Supplementary Financial Information

The Company does not have any disclosures required under Item 302 of Regulation S-K

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures

The Company does not have any disclosures required under Item 304 of Regulation S-K.

Policy with Respect to Certain Activities

The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our Board of Directors, without stockholder approval. Any change to any of these policies by our Board of Directors, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our Board of Directors believes that it is advisable to do so in our best interests. We intend to disclose any changes in our investment policies in periodic reports that we file or furnish under the Exchange Act. We cannot assure you that our investment objective will be attained.

The Company’s Board of Directors has latitude in operating the business, as set forth herein. The Company has not engaged in the following activities over the past three years, (a) issuing senior securities, (b) loaning funds to third-parties or persons within the Company, (c) investing in the securities of other issuers for the purpose of exercising control, except as in the case of American Realty purchasing the controlling interest of the Company for purposes of effectuating the reverse merger, as disclosed herein, (d) underwriting securities, (e) engaging in the purchase and sale (or turnover) of investments, (f) repurchasing or otherwise reacquiring its shares or other securities, or (g) making annual or other reports to security holders not otherwise disclosed herein, or as reported through the Commission in prior filings. The Board of Directors has the power to undertake the aforementioned strategies, and might do so in the future without vote from the shareholders. In addition, the Company has engaged, over the past three years and intends on engaging in the future, the issuance of restricted securities in consideration of the purchase of properties. Furthermore, the Company has borrowed funds from third-parties, i.e. FirstKey, to grow its portfolio of properties, and intends on doing so in the future. In the event the Company does borrow funds, the debt associated with such loans may have have the direct or indirect effect of decreasing revenues, which in turn, will impact dividends in the event it is operating as a REIT, as the Company intends, as disclosed herein.

Our Board of Directors has the power and authority to make material decisions directly impacting American Realty, ARP Borrower and ARP Borrower II, and AHIT Valfre in serving as the General Partner of this umbrella limited partnership. A conflict of interest might arise as a result of the Company serving as the guarantor of the payment and performance obligations of ARP Borrower and ARP Borrower II under their respective limited recourse guarantees with FirstKey. It should further be noted that our Chairman of the Board, Chief Financial Officer and Treasurer - Sean Zarinegar, has a limited guaranty obligations under the debt service associated with ARP Borrower, but not with ARP Borrower II.

To the extent ARP Borrower or ARP Borrower II are not able to meet their financial obligations under their respective note obligations, the Company would be exposed to liability under the applicable guarantee. The scope of the guarantees are discussed above. Similarly, to the extent ARP Borrower is not able to meet its financial obligations to FirstKey, Mr. Zarinegar (in addition to the Company) would be exposed to potential liability under his limited guaranty. Mr. Zarinegar may seek indemnification from the Company in not only defending any such allegations, but also in satisfying any of his obligations owed to FirstKey. Therefore, in essence, the Company could be exposed to potential liability in the event Mr. Zarinegar elects to exercise his rights under the indemnification provision of the Company's Bylaws and Charter.

Investments in Real Estate

Upon the closing of this offering, we expect to conduct substantially all of our investment activities through our subsidiaries and umbrella partnership, unless the Board of Directors, exercising its discretion, elects to investment through the Company directly or newly created subsidiaries or operating partnerships. We invest principally in single-family homes and other assets related to the single-family housing sector in select markets in the United States that we believe exhibit housing, economic, demographic, employment and other characteristics that make investments in single-family homes as investment properties for rental attractive.

We will conduct our investment activities in a manner that is consistent with the requirements applicable to REITs for federal income tax purposes. We pursue our investment objective through the ownership by our subsidiaries and operating partnership of our assets. Our management team identifies and negotiates acquisition and other investment opportunities, subject to the exclusive oversight of our Board of Directors. Investments are also subject to our policy not to be treated as an investment company under the 1940 Act.

We do not have a specific policy to acquire assets primarily for capital gain or primarily for income, although we generally target properties that we believe will generate income in the near term. No limits have been set on the concentration of our investments in any one geographic location or property type. We currently anticipate that our real estate investments will continue to be concentrated in single-family homes. We anticipate that, over time, our real estate investments will become more diversified in terms of geographic market, but we expect our assets to be concentrated in certain markets that exhibit the characteristics that support our business and investment strategy.

Purchase and Sale of Investments

We expect to invest in our properties primarily for generation of current income and long-term capital appreciation. Although we do not currently intend to sell our properties, we may deliberately and strategically dispose of assets in the future and redeploy funds into new acquisitions and development opportunities that align with our strategic objectives.

Issuance of Additional Securities

If our Board of Directors determines that obtaining additional capital would be advantageous to us, we may, without stockholder approval, issue debt or equity securities, including preferred stock and including causing our operating partnership to issue additional units, retain earnings (subject to the distribution requirements applicable to REITs for federal income tax purposes) or pursue a combination of these methods. We may offer shares of our common stock or other debt or equity securities in exchange for cash, real estate assets or other investment targets and to repurchase or otherwise re-acquire shares of our common stock or other debt or equity securities. We may issue preferred stock from time to time, in one or more classes or series, as authorized by our Board of Directors without the need for stockholder approval. We have not adopted a specific policy governing the issuance of senior securities at this time.

Repurchase of Our Securities

We may repurchase shares of our common stock from time to time pursuant to a stock redemption plan.

Reporting Policies

We file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC. We will continue to make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports or statements available free of charge on our website at www.ahitrust.com, under "Investor Relations - SEC Filings," as soon as reasonably practicable after we file these materials with, or furnish them to, the SEC.

Directors and Executive Officers

Management

Executive officers, other executive management and directors

The following table provides information regarding our executive officers, other executive management and directors as of November 18, 2015:

Name	Age	Position(s)
Executive Officers
Sean Zarinegar	44	Chairman of the Board, Chief Financial Officer and Treasurer
Kenneth Hedrick	46	Director
Jeff Howard	52	Director, Chief Executive Officer and President
Monica Andreas	33	Secretary

Biographical Information for Sean Zarinegar, Age 44, Chairman of the Board, Chief Financial Officer, Treasurer

Mr. Zarinegar brings more than twenty years of experience in operations, evaluation, investment and management of real estate assets and is responsible for new asset origination, evaluation, analysis and due diligence, as well as overall executive direction. Mr. Zarinegar brings investment experience to the company as well as experience having formed successful business partnerships and has acquired a talented team of experts necessary to support ongoing and future projects and opportunities. Mr. Zarinegar has been an active real estate investor in Arizona, Texas, and Nevada as well as Colorado and Southern California, and has been tasked by the Corporation in leading efforts to convert the Corporation to a Real Estate Investment Trust consistent with 26 USC § 856.

Mr. Zarinegar is focused on maximizing the tremendous opportunity in the Phoenix, Arizona real estate market. With the decades of experience behind him, along with a severely depressed real estate market, the opportunities are abundant. For the past five years, Mr. Zarinegar has served as the Managing Partner for Core Performance Realty, and related parties, Performance Realty and American Realty. Mr. Zarinegar incorporates by reference the prior disclosure regarding the cease and desist orders issued by the Kansas Securities Commission and Alabama Securities Commission.

Biographical Information for Jeff Howard, Age 52, Director, Chief Executive Officer and President

Jeff Howard brings twenty-seven years of experience in residential property acquisitions, homebuilding and investment activities to the Company in his role as Chief Executive Officer, President and a Director on the Board of Directors. Between 2001 and 2003, Mr. Howard served as Director of Homebuilding for Suncor Development in Tempe, Arizona. Since 2003, Mr. Howard has been the owner of Horizon Homes and Investments in Phoenix, Arizona. Mr. Howard has purchased over 2500 houses and has grossed over $850M in sales since 2003. His unique industry relationships and experience allows him to find properties not available to all investors. His wisdom and know-how has brought both profit and growth to the Company. Mr. Howard has been a licensed realtor in the state of Arizona since 2003 and has facilitated investment buys and sells from coast to coast.

Biographical Information for Kenneth Hedrick, Age 45, Director

Mr. Hedrick brings over 21 years of residential mortgage and banking experience to the board of American Housing Income Trust. He currently serves as Vice President of foreclosure, bankruptcy, and loss recovery for TCF National Bank in Michigan, a subsidiary of TCF Financial Corporation, a $19 billion Minnesota-based national bank holding company.

He began his career with TCF Bank right out of college, handling production, underwriting, and approval of residential and consumer loans. As he entered production management, his roles included customer financial analysis, compliance, and audit oversight. Since 2009, as an employee of TCF Bank, Mr. Hedrick has gained expertise through portfolio management in the areas of foreclosure, bankruptcy, loss recovery, collections, loss mitigation, REO, as well as oversight of legal matters as they relate to residential customers. In the world of increased regulatory oversight, Mr. Hedrick also brings a wealth of knowledge when it comes to interacting with, and responding to, regulators and auditors for issues ranging from operational practices to policy development and disaster recovery plans.

Mr. Hedrick is currently elected to his 2nd term on the Board of Education for the Avondale School District in Auburn Hills, Michigan. He has sat on this board since 2006, holding officer positions of Secretary and Treasurer, and currently serves as Board President. Mr. Hedrick holds a bachelor degree in business administration from Hope College, and currently resides in Bloomfield Hills, Michigan.

Biographical Information for Monica Andreas, Age 33, Secretary

Mrs. Andreas has more than ten years' experience in the finance industry. She began her career as an administrative assistant with a small private lending firm. It was there she developed her skills in compliance, collections, loss prevention, underwriting, small claims court, auditing and bankruptcy. These skills helped expand the small business into a fast-growing, high profit company with over a dozen locations statewide. She was promoted to Vice President of Administration and Executive Administration to the Chief Executive Officer for the reminder of her time there. The knowledge and understanding of business administration, and her interest in the real estate market is what makes Mrs. Andreas a crucial part of the American Housing Income Trust team. Prior to joining American Housing Income Trust, Inc., Ms. Andreas spent ten years with 1 Stop Money Centers, LLC as Vice President of Collections and Executive Administrator.

Executive Compensation and Corporate Governance

It is the intention of the Company to establish nominating committees, audit committees, compensation committees and protocols and procedures associated with annual and special meetings of shareholders (to the extent not addressed in the enclosed Bylaws). The Company currently does not have an Employee Stock Option Plan.

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Our Board of Directors intends on adopting a code of ethics applying to all employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Among other matters, our code of ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest, and full, fair, accurate, timely and understandable disclosures in "simple English" in our reports filed with the Commission and other public communications. The Company believes it has done so to date. Any waiver of the code of ethics for our executive officers, directors or employees would be made only by our Board of Directors or a committee of our Board of Directors and would be promptly disclosed as required by law or stock exchange regulations.

Limitations on Liabilities and Indemnification of Directors and Officers

For information concerning limitations of liability and indemnification applicable to our directors, executive officers and, in certain circumstances, employees, see the discussion above regarding Maryland law, our Charter and our Bylaws. We have officer and director liability insurance or general liability insurance for our business, as set forth above, i.e. policy with XL Specialty Insurance Company. We have entered into indemnification agreements with key officers and directors, and such persons shall also have indemnification rights under applicable laws, and our Charter and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or stockholders or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our directors or any of their respective affiliates has any interest would be subject to review and approval by the Board of Directors with the interested director or officer (to the extent they are the one involved in the transaction at issue) abstaining from vote on the particular transaction. For example, as set forth above, Mr. Zarinegar and American Realty hold the property located at 4201 Martin Road in Las Vegas, Nevada as tenants-in-common. The note associated with the loan on this property is held by Citibank, which holds a deed in trust as collateral for Mr. Zarinegar's obligations. Mr. Zarinegar is the sole borrower on the note. A conflict of interest might arise to the extent Mr. Zarinegar defaults under the note or deed in trust; more specifically, to the extent Citibank exercises its rights under the deed-in-trust, American Realty could lose title to the property, which in turn would impact the value of the Company's stock, and if additional capital is needed in order to meet the note obligations, so American Realty does not lose its interest in the property, there would be dilution of all shares. Performance Realty authorized this tenancy in common as being in the best interests of American Realty.

Summary Compensation Table - 2014 and 2015

This narrative addresses summary compensation of Sean Zarinegar in his role as manager of Performance Realty, which is the manager of American Realty, a wholly-owned subsidiary of the Company, for the fiscal years ended in 2014 and 2015.

In 2014, Mr. Zarinegar was the sole principal executive officer for Performance Realty, which was the manager of American Realty. For all intents and purposes, Mr. Zarinegar managed and operated American Realty through Performance Realty. Mr. Zarinegar does not have a written employment agreement with Performance Realty or American Realty. He was, and still is, an at-will employee of American Realty receiving W2 compensation. He also received member distributions as a member of Performance Realty.

In 2015, Mr. Zarinegar continued to receive W2 compensation from American Realty and member distributions from Performance Realty. On May 15, 2015, Mr. Zarinegar executed an Advisory Board Consulting and Compensation Agreement. The Company agreed to pay Mr. Zarinegar an annual fee equal to $120,000 or 1% of the Company's assets as reported on its year-end balance sheet, whichever is greater, unless, an opinion of counsel or the Company's auditors conclude that the asset-based compensation limits or impairs the Company's intent of becoming a real estate investment trust or impairs the Company's status as a publicly reporting company in good standing under the rules promulgated by the United States Securities and Exchange Commission. Mr. Zarinegar has been paid $75,000 in 2015 towards this consulting fee. In addition, upon the effectiveness of the reverse merger with American Realty and the Company, Mr. Zarinegar was issued 1,000,000 shares of common stock. Although the Company compensates Mr. Zarinegar as an independent contractor, the Company and Mr. Zarinegar agree that Mr. Zarinegar is bound by all fiduciary duties and obligations of a director and officer under Maryland law.

In addition to providing advisory services to the Board of Directors based on his education, experience and training in the business operating by the Company, Mr. Zarinegar is incurring risk and exposure in guaranteeing the FirstKey debt service, as discussed above. Although the FirstKey debt service is to American Realty, as the parent entity, and ARP Borrower I and ARP Borrower II, the Company ultimately benefits from the debt service. Recognizing that the consideration, above, does not completely compensate Mr. Zarinegar, the Company has agreed to issue Mr. Zarinegar or his designee a total of 3,000,000 shares of the Company's common stock (post-split) on the first, second and third anniversary. The Company agrees to issue these shares into its treasury for future issuance to Mr. Zarinegar with a legend indicating that the shares are for future issuance under the terms of this Agreement. Mr. Zarinegar and the Company acknowledge that, concomitant with the execution of its agreement with Mr. Zarinegar, the Company had approved for execution and has since executed the Stock Exchange Agreement. In the event counsel for the Company or its tax advisors advise the Company that the stock issuance to Mr. Zarinegar might impair the intended tax-free reorganization under the Stock Exchange Agreement, the Company and Mr. Zarinegar shall agree to hold the shares identified herein in escrow until such time the Board of Directors and its advisors conclude that the shares may be issued in any manner that does not interfere with the intended tax free restructuring of the Company. Mr. Zarinegar's profile has been disclosed in previous filings, and is incorporated herein by reference.

Mr. Howard was and is not an employee of American Realty or Performance Realty. On October 12, 2015, the Company hired Jeff Howard to serve as Chief Executive Officer and President. Pursuant to the terms of the agreement, Mr. Howard is to be compensated an annual salary of $64,800 between October 12, 2015 and October 12, 2016 (the "Initial Term"). However, since execution of the agreement, Mr. Howard has been paid independent contractor compensation in the amount of $18,600. The Company intends on paying Mr. Howard W2 compensation effective January 1, 2016 over the balance of the term. Although Mr. Howard has been treated as an independent contractor, Mr. Howard and the Company agree that Mr. Howard owes duties to the Company as provided for under Maryland law, and our Charter and Bylaws, where applicable.

In addition to the compensation identified above, the Company and Mr. Howard agreed to the following escalators: (a) The Company agrees to increase his compensation by an additional Twenty-Five Thousand Dollars ($25,000.00) per annum and shall issue an additional issuance of Twenty-Five Thousand (25,000.00) shares of common stock in the Company to him when the Company achieves the milestone of a gross revenue of One Million Dollars ($1,000,000.00) per annum; (b) The Company agrees to increase his compensation by an additional Twenty-Five Thousand Dollars ($25,000.00) per annum when the Company has achieved the milestone of a gross revenue of One Million Five Hundred Thousand Dollars ($1,500,000.00) per annum; and (c) The Company agrees to increase his compensation by an additional Twenty-Five Thousand Dollars ($25,000.00) per annum, and issue an additional issuance of Twenty-Five Thousand (25,000.00) Shares of Common stock in the Company to him when the Company has achieved the milestone of a gross revenue of Two Million Dollars ($2,000,000.00) per annum. Mr. Howard's current and future compensation is not contingent upon the success of sales of shares of common stock in this Prospectus.

Mr. Hedrick has received 25,000 shares of common stock under his board advisory agreement in 2015. He has no future stock options or grants. Although Mr. Hedrick has been treated as an independent contractor, Mr. Howard and the Company agree that Mr. Howard owes duties to the Company as provided for under Maryland law, and our Charter and Bylaws, where applicable.

The Company has not approved and implemented an employee stock option plan, pension plan or other type of incentive plans related to its common stock or preferred stock.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total($)

Sean Zarinegar (1)	2014	$72,000	$—	$—	$—	$—	$—	$48,000	$120,000
Sean Zarinegar (2)	2014	$—	$—	$—	$—	$—	$—	$50,315	$50,315
Jeff Howard	2014	$—	$—	$—	$—	$—	$—	$—	$—
Ken Hedrick	2014	$—	$—	$—	$—	$—	$—	$—	$—

(1) This row represents the amount of compensation paid to Sean Zarinegar by American Realty.

(2) This row represents the amount of compensation paid to Sean Zarinegar by Performance Realty.

Summary Compensation Table - 2015
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total($)

Sean Zarinegar (1)	2015	$60,231	$—	$—	$—	$—	$—	$38,131	$98,362
Sean Zarinegar (2)	2015	$—	$—	$—	$—	$—	$—	$2,040	$2,040
Sean Zarinegar (3)	2015	$—	$—	$200,000 (4)	$—	$—	$—	$75,000	$275,000
Jeff Howard	2015	$—	$—	$—	$—	$—	$—	$18,600	$18,600
Ken Hedrick	2015	$—	$—	$5,000 (4)	$—	$—	$—	$—	$5,000

(1) This row represents the amount of compensation paid to Sean Zarinegar by American Realty.

(2) This row represents the amount of compensation paid to Sean Zarinegar by Performance Realty.

(3) This row represents the amount of compensation paid to Sean Zarinegar by the Company pursuant to his Advisory Board Consulting and Compensation Agreement. As provided for in the agreement, Mr. Zarinegar is entitled to receive an additional 3,000,000 shares of common stock upon approval of the Board of Directors, unless Mr. Zarinegar's agreement is terminated, in which case, the balance of the shares are to be issued within fifteen (15) days.

(4) These valuations are based on the fair value of the stock at the date of the grant.

Summary Outstanding Equity Awards Table - 2014 and 2015

Pursuant to Item 402(q) of Regulation S-K, American Realty, Performance Realty and the Company are required to provide the material terms of each plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans. The Company has no disclosures in this respect.

The Company is also required to provide the material terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of the smaller reporting company or a change in the named executive officer's responsibilities following a change in control, with respect to each named executive officer.

Under the Advisory Board and Consulting Agreement for Mr. Zarinegar, if Mr. Zarinegar is terminated by the Company "for Cause," as defined in the agreement, or if Mr. Zarinegar voluntarily terminates his services prior to the end of the term (other than due to his death or disability), in consideration of a release of any actual or perceived claims Mr. Zarinegar might have against the Company, within three weeks from the date of termination, Mr. Zarinegar may send confirmation of his release of any and all claim, and in turn, the Company shall pay Mr. Zarinegar fifty-percent (50%) of the balance due and owing over the balance of the term, which has been defined in the agreement as the "For Cause Severance Payment". The Company shall pay half of the For Cause Severance Payment within sixty (60) days of Mr. Zarinegar's confirmation of release, and the balance within sixty (60) days thereafter.

In the event the Company does not pay the For Cause Severance Payment, Mr. Zarinegar may elect to either retract his confirmation of release, or demand a note in the amount due and owing earning six-percent interest per annum requiring twelve equal monthly installments due on the 1st day of each successive month, which is defined as the "Note Obligation". The parties agree that the Note Obligation does not need to be memorialized in a separate agreement, unless the parties mutually agree otherwise. In the event of breach of the Note Obligation, the confirmation of release shall be null and void, and Mr. Zarinegar shall retain any and all rights, claims and actions against the Company, including but not limited to, the amounts due under the Note Obligation.

If Mr. Zarinegar is terminated by the Company other than "for Cause" prior to the end of the term, or is terminated by vote of the majority of shareholders entitled to vote, Mr. Zarinegar shall be entitled to payment of one-hundred percent (100%) of the balance due and owing over the balance of the term (the "No Cause Severance Payment"). The Company shall pay half of the No Cause Severance Payment within sixty (60) days of Mr. Zarinegar's confirmation of release, and the balance within sixty (60) days thereafter. In the event the Company does not pay the No Cause Severance Payment as agreed upon herein, Mr. Zarinegar may elect to either retract his confirmation of release, or demand a note in the amount due and owing earning six-percent interest per annum requiring twelve equal monthly installments due on the 1st day of each successive month (the "Note Obligation"). The parties agree that the Note Obligation does not need to be memorialized in a separate agreement, unless the parties mutually agree otherwise. In the event of breach of the Note Obligation, the confirmation of release shall be null and void, and Mr. Zarinegar shall retain any and all rights, claims and actions against the Company, including but not limited to, the amounts due under the Note Obligation.

Regardless of the basis for termination under Mr. Zarinegar's agreement, the Company shall issue the balance of the stock grants, i.e. the balance of 3,000,000 shares of common stock, within fifteen (15) days of the notice of termination.

Neither Mr. Howard nor Mr. Hedrick have similar provisions under their respective agreements.

Outstanding Equity Awards at Fiscal Year-End 2014
Name	Option awards					Stock awards
Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Sean Zarinegar (1)	—	—	—	$—	—	—	$—	—	$—
Sean Zarinegar (2)	—	—	—	$—	—	—	$—	—	$—
Jeff Howard	—	—	—	$—	—	—	$—	—	$—
Ken Hedrick	—	—	—	$—	—	—	$—	—	$—

(1) This row represents the amount of outstanding equity awards to Sean Zarinegar by American Realty.

(2) This row represents the amount of outstanding equity awards to Sean Zarinegar by Performance Realty.

Outstanding Equity Awards at Fiscal Year-End 2015
Name	Option awards				Stock awards
Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Sean Zarinegar (1)	—	—	—	$—	—	—	$—	—	$—
Sean Zarinegar (2)	—	—	—	$—	—	—	$—	—	$—
Sean Zarinegar (3)	—	—	—	$—	—	—	$—	—	$—
Jeff Howard	—	—	—	$—	—	—	$—	—	$—
Kenneth Hedrick	—	—	—	$—	—	—	$—	—	$—

(1) This row represents the amount of outstanding equity awards to Sean Zarinegar by American Realty.

(2) This row represents the amount of outstanding equity awards to Sean Zarinegar by Performance Realty.

(3) This row represents the amount of outstanding equity awards to Sean Zarinegar by the Company.

2015 Director Compensation Table

Name	Fees Earned	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	All Other Compensation	Total
Sean Zarinegar	$75,000	$200,000	—	—	—	—	$275,000
Jeff Howard	$0	$0	—	—	—	—	$0
Kenneth Hedrick	$0	$5,000	—	—	—	—	$5,000

The dollar amounts in the Stock Awards column reflect the values of equity awards as of the grant date, in accordance with ASC 718, Compensation - Stock Compensation, and, therefore, do not necessarily reflect actual benefits received by the individuals.

Employment Agreement - Sean Zarinegar (Chairman of the Board, Chief Financial Officer, Treasurer)

On February 25, 2016, Jeff Howard executed the Employment Agreement with Mr. Zarinegar on behalf of the Company (the “Employment Agreement”). As a result, Mr. Zarinegar became a full-time employee of the Company. The Employment Agreement is for a period of three years (the “Initial Term”). At the expiration of the Initial Term, the Employment Agreement shall be automatically extended for additional successive one (1) year terms (the “Renewal Term”) unless either party gives written notice of its intention to the other party not less than sixty (60) days prior to the expiration of the then current term and any renewal term.

The Company agrees to pay Mr. Zarinegar an annual salary equal to $120,000 during the Initial Term or any Renewal Term and on the dates consistent with the Company’s payroll schedule, or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater, unless, an opinion of counsel or the Company’s auditors conclude that the asset-based compensation limits or impairs the Company’s intent of becoming a real estate investment trust or impairs the Company’s status as a publicly reporting company in good standing under the rules promulgated by the Commission.

The Company recognizes that Mr. Zarinegar is a significant employee to the Company, and has incurred and continues to incur risk and exposure in guaranteeing the FirstKey debt service of the Company and the debt of its subsidiaries, which ultimately benefits the Company and its shareholders. Recognizing that the consideration above does not completely compensate Mr. Zarinegar, the Company has agreed to issue Mr. Zarinegar or his designee a total of 3,000,000[1] shares of the Company’s common stock on the first, second and third anniversary of the Employment Agreement.

Mr. Zarinegar shall be entitled to participate in the Employee Stock Option Plan of the Company, once the Board of Directors for the Company ratifies and approves. The Company and Mr. Zarinegar acknowledge and agree that modification of any compensation structure requires a written document signed by both parties. If for any reason the Agreement is terminated, all compensation and commission due to Mr. Zarinegar, either earned directly or indirect, shall be paid by the Company in full to Mr. Zarinegar in accordance with this schedule and the laws of Arizona, and shall be paid in the usual course of Company’s payroll. The balance of the terms of Mr. Zarinegar’s employment are set forth in the exhibits, below. Mr. Zarinegar is bound by the fiduciary duties of a director and officer under Maryland law.

Executive Agreement - Jeff Howard (Director, Chief Executive Officer and President)

On October 12, 2015, the Company hired Jeff Howard, currently a Director on the Board of Directors, to fill the vacancy left by Mr. Zarinegar's resignation as Chief Executive Officer and President. There were no disputes between Mr. Zarinegar and the Company prior to his resignation. Pursuant to the terms of the Executive Agreement between the Company and Mr. Howard, Mr. Howard is to be compensated an annual salary of $64,800 between October 12, 2015 and October 12, 2016 (the "Initial Term"), unless his employment is terminated as set forth in the Executive Agreement. The Executive Agreement has successive one-year renewal periods (a "Renewal Term").

In addition to the compensation identified above, the Company and Mr. Howard agreed to the following escalators either during the Initial Term or Renewal Term, if applicable: (a) The Company agrees to increase Executive's compensation by an additional Twenty-Five Thousand Dollars ($25,000.00) per annum and shall issue an additional issuance of Twenty-Five Thousand (25,000.00) shares of common stock in the Company to the Executive when the Company achieves the milestone of a gross revenue of One Million Dollars ($1,000,000.00) per annum; (b) The Company agrees to increase Executive's compensation by an additional Twenty-Five Thousand Dollars ($25,000.00) per annum when the Company has achieved the milestone of a gross revenue of One Million Five Hundred Thousand Dollars ($1,500,000.00) per annum; and (c) The Company agrees to increase Executive's compensation by an additional Twenty-Five Thousand Dollars ($25,000.00) per annum, and issue an additional issuance of Twenty-Five Thousand (25,000.00) Shares of Common stock in the Company to the Executive when the Company has achieved the milestone of a gross revenue of Two Million Dollars ($2,000,000.00) per annum.

Advisory Board Consulting and Compensation Agreement - Kenneth Hedrick (Director)

Pursuant to the Resolutions, the Board of Directors ratified and approved the Board Director Agreement for Director Kenneth Hedrick effective May 15, 2015. In consideration of Director's services, the Company has agreed to issue 25,000 shares of restricted common stock in the Company to Director upon the Company's confirmation of the approval of the reverse stock split currently pending with FINRA, and to the extent such split is not approved, an equivalent issuance based on the same percentage against issued and outstanding shares in the Company. The shares issued in lieu of compensation shall be assessable against the Company, and considered issued and outstanding. Mr. Hedrick's profile has been disclosed in previous filings, and is incorporated herein by reference.

Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. The Company has not yet adopted an Employee Stock Option Plan. The Company has not yet adopted retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

Security Ownership of Certain Beneficial Owners

The percentages below are calculated based on 7,565,417 shares of our common stock issued and outstanding as of the date of this Prospectus. Other than the stock grant issued to Mr. Zarinegar, and the stock options to Mr. Howard, as set forth above, we do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

The table set forth in this subsection lists, as of October 9, 2015, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our company; and (iii) all officers and directors as a group.

Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 7,565,417 shares of our common stock issued and outstanding as of the date of this Prospectus. Other than the stock grant issued to Mr. Zarinegar, and the stock options to Mr. Howard, as set forth above, we do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent (%) of Common Stock
Named Executive Officers
Sean Zarinegar	2,058,810	(2)	27.21%
Kenneth Hedrick	25,000		<1.0%

(1)  The above table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable. Unless otherwise indicated, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the shares beneficially owned.

(2)  Mr. Zarinegar is the Chairman of the Board, Chief Financial Officer and Treasurer of the Company. He is also the sole member of Performance Realty Management. Performance Realty Management is the Manager under the Operating Agreement for American Realty Partners, which upon closing of the Subsidiary Agreement became a wholly-owned subsidiary of the Company. Mr. Zarinegar, individually, owns 1,000,000 shares of common stock, and Performance Realty owns 1,000,000 shares of common stock.

Related Party Transactions

As set forth above, the Company has engaged in, and anticipates that it will continue to engage in, related party transactions with American Realty, Performance Realty, ARP Borrower, ARP Borrower II and AHIT Valfre. The Company believes that maintaining a relationship with these related parties will enhance its prospects of success and facilitate additional benefits for its shareholders. Further pursuant to ASC 850-10-50-6, the Company lists and provides details for all material Related Party transactions so that readers of the financial statements can better assess and predict the possible impact on performance.

Nature of Related Parties' Relationship

The Company recognizes and confirms the requirements in ACS 850-10-50-6 to disclose all related party transactions between the Company, American Realty, Performance Realty, ARP Borrower, ARP Borrower II and AHIT Valfre, and any other related party transactions and or relationships.

The SPAs were entered into between American Realty, as buyer, and nine shareholders. The SPAs closed escrow on February 13, 2015 with the receipt of medallion signed transfers of the restricted certificates. The Company believed that Section 4(2) was available because the foregoing transaction was exempt from the registration requirements under the Securities Act of 1933, as amended ("the Act"), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was an "accredited investor" (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

These common shares, in the aggregate, account for 58,809,678, or 50.79% of the common shares outstanding of the Company. In addition, American Realty acquired 20,000 of the Series A Preferred Stock from Cortland Communications, LLC (the "Series A Preferred"). As a result, a change of control of the Company took place on February 13, 2015 (the date of the closing of escrow).On March 2, 2015, American Realty voted its shares of common stock and preferred stock in adopting a Plan of Conversion pursuant to Sections 92A.005 et seq. of the Nevada Revised Statutes, and Section 3-904(c)(1) of the Code of Maryland (the "Plan of Conversion"). The Plan of Conversion was recommended by the Board of Directors of the Company. The action consented to was to convert the Company from a Nevada corporation to a Maryland corporation, pursuant to conversion statutes under the Nevada Revised Statutes (the "NRS") and the Maryland General Corporation Law (the "MGCL") (the "Maryland Conversion").

Pursuant to the Amended Resolution of the Board of Directors dated May 14, 2015, which supplemented, amended and revised the Resolution of the Board of Directors dated May 8, 2015, the Board of Directors authorized the execution of the Stock Exchange Agreement between American Realty and the Company dated May 15, 2015, and Subsidiary Agreement between Performance Realty, American Realty and the Company, which has as an effective date of the "Closing," as defined under the Stock Exchange Agreement.

The Stock Exchange Agreement was executed on May 15, 2015, but the closing had been conditioned upon satisfaction of the conditions precedent in Article V thereunder. More specifically, the closing was conditioned upon approval by FINRA of the actions in its Schedule 14C; more specifically, FINRA's approval of the reverse stock split. The closing of the Stock Exchange Agreement occurred on July 6, 2015 with the issuance of the shares to the former members of American Realty. The closing of the Stock Exchange Agreement resulted in American Realty being a wholly-owned subsidiary of the Company. The Subsidiary Agreement, as amended, closed concomitant with the closing of the Stock Exchange Agreement.

Under the terms of the Subsidiary Agreement, the Company agreed to be bound by the Operating Agreement for American Realty dated November 1, 2013 (the "American Realty Operating Agreement"). The Company further agreed that Performance Realty would continue to operate as the Manager for American Realty pursuant to the terms of the American Realty Operating Agreement, subject to the following amendment to Section 3.10 of the American Realty Operating Agreement:

The Member acknowledges and agrees that, as the sole member of the Company, it and its shareholders directly benefit from the management services provided by Manager under this Article III. The Member further recognizes that any capital expenditures made for the benefit of the Company derive directly from the Member, as opposed to the Company itself. Therefore, in consideration for the services to be rendered to or on behalf of the Company by the Manager, the Member shall issue 1,000,000 shares of common stock in the Member, i.e. American Housing Income Trust, Inc., into the Member's treasury for future issuance upon written notice by PRM to Member's Secretary electing to issue the shares through the Member's transfer agent within a reasonably commercial period of time under the same or similar circumstances, but in no event greater than three business days from exercising the option, and future issuance on the annual anniversary of the issuance out of treasury, shares of common stock valued at one-percent (1%) of the net assets of the Company being managed by Manager under this Operating Agreement, unless otherwise agreed upon by Member and Manager, or unless doing so impairs or restricts the Member's intent of operating as a real estate investment trust. In the event such structure impairs or restricts the Member's intent of operating as a real estate investment trust, the Member and Manager agree to work in good faith to restructure compensation for Manager in performing under this Article 3. The fee paid to Manager hereunder is intended to constitute a guaranteed payment within the meaning of IRS Code §707(c), and will be treated as an expense of the Company and deducted in determining Profits and Losses.

The aforementioned amendment was executed on September 18, 2015. On September 22, 2015, the Company authorized the issuance of 1,000,000 shares of common stock to Performance Realty upon receipt of the written notice of exercise of the option by Performance Realty. On December 21, 2015, Performance Realty and American Realty agreed that this stock issuance constituted all compensation to be paid to Performance Realty in serving as manager of American Realty. Although Performance Realty is the manager of American Realty, the business and operations of American Realty are dictated by the Board of Directors of the Company in order to meet the requirements of serving as a REIT. The Second Amendment to the Operating Agreement for American Realty amended the management fee provision as follows:

The Member acknowledges and agrees that, as the sole member of the Company, it and its shareholders directly benefit from the management services provided by Manager under this Article III. The Member further recognizes that any capital expenditures made for the benefit of the Company derive directly from the Member, as opposed to the Company itself. Therefore, in consideration for the services to be rendered to or on behalf of the Company by the Manager, the Member issued 1,000,000 shares of common stock in the Member, i.e. American Housing Income Trust, Inc., to PRM on September 28, 2015. The fee paid to Manager hereunder is intended to constitute a guaranteed payment within the meaning of IRS Code §707(c), and will be treated as an expense of the Company and deducted in determining Profits and Losses. Any and all prior agreements for the issuance of shares of common stock in the Member to PRM are terminated in consideration of the Member ratifying and reaffirming its obligations to Sean Zarinegar under his Advisory Board Consulting and Compensation Agreement effective May 15, 2015. PRM has agreed to amend its reporting with the United States Securities and Exchange Commission to reflect the extinguishment of the option previously disclosed. PRM acknowledges that this amendment to the Management Fee is in order to comply with the Member's intention of operating as a REIT.

In the Subsidiary Agreement, the Company recognized the value of Performance Realty in continuing to serve as Manager of American Realty until such time the Company determines that the management impairs or restricts the Company's long-term objective of operating as a real estate investment trust under Maryland law. The parties under the Subsidiary Agreement recognize that until the Company is financially and operationally prepared and positioned to operate as a real estate investment trust, Performance Realty must manage American Realty in order to maintain continuity during this transition in operations. Performance Realty has agreed to take direction from the Company's Board of Directors regarding those matters set forth in Article 3 of the American Realty Operating Agreement. Notwithstanding, the day-to-day administrative and ministerial tasks in operating American Realty are to be performed in the discretion of Performance Realty and its employees and agents, based on their collective education, experience and training. Performance Realty shall provide reporting and general updates to the Company's Board of Directors in a commercially reasonable manner.

As set forth above, Performance Realty is currently offering Class A Common Units under Rule 505 of Regulation D. There is the possibility that the offering of these Class A Common Units might eventually be converted into shares of the Company pursuant to a stock exchange. However, there are no plans at this time that such an exchange will be effectuated or approved by the Company. In the event such an exchange occurs, the shareholders of the Company will experience dilution of their holdings.

On June 25, 2015, the Company and American Realty entered into restructured financing agreements with FirstKey Lending, LLC ("FirstKey"). FirstKey approved the restructuring of American Realty, as set forth in the Stock Exchange Agreement and Subsidiary Agreement. Sean Zarinegar and Performance Realty ratified their respective duties and obligations to FirstKey. The FirstKey debt service directly benefits the Company.

On August 3, 2015, the Company and Valfre closed on the Company's acquisition of nine single family residences in Arizona through AHIT Valfre. The Company is the General Partner of AHIT Valfre pursuant to the AHIT Valfre Agreements (all defined above).Pursuant to the AHIT Valfre Agreements, in consideration for the conveyance of the nine single family residences, which were acquired by AHIT Valfre "subject to" existing mortgages, AHIT Valfre issued the following limited partnership interests (collectively, the "Limited Partnership Interests" or singularly a "Limited Partnership Interest") in AHIT Valfre: (a) Valfre Holdings, LLC 69,555, and (b) James A. Valfre 192,050 and Pamela J. Valfre 38,421.

On April 18, 2016, AHIT Valfre closed its internal restructuring and financing with FirstKey Mortgage, LLC, a Florida limited liability company (“FirstKey Mortgage”). The Company was the General Partner of AHIT Valfre prior to the closing of the financing with FirstKey Mortgage. In order to accommodate the underwriting requirements of FirstKey Mortgage, the Company, as General Partner, and Valfre Holdings, LLC, James Valfre and Pamela Valfre, as Limited Partners, agreed to the First Amended Limited Liability Partnership Agreement dated March 25, 2016 (“AHIT Valfre First Amended Partnership Agreement”). The AHIT Valfre First Amended Partnership Agreement was not effective until the closing of the financing with FirstKey Mortgage (“AHIT Valfre First Amended Partnership Agreement”).

The partners in AHIT Valfre agreed to restructure their respective interests in the partnership resulting in AHIT Valfre GP, LLC, a Maryland limited liability company (“AHIT Valfre GP”) and AHIT Valfre Limiteds, LLC, a Maryland limited liability company (“AHIT Valfre Limiteds”) serving as General Partner and Limited Partner, respectively, of AHIT Valfre. AHIT Valfre filed its Amended Certificate of Limited Liability Partnership with the State of Maryland on April 20, 2016 setting forth the restructuring.

The Company is the sole member of AHIT Valfre GP. American Realty Partners, LLC, an Arizona limited liability company and wholly-owned subsidiary of the Company (“American Realty”) is defined as the “Springing Member” under the Operating Agreement for AHIT Valfre GP and AHIT Valfre Limiteds. As Springing Member, American Realty has agreed to certain duties and responsibilities in the event of an occurrence of any event causing the last remaining member of AHIT Valfre GP or AHIT Valfre Limiteds to cease to be a member of the particular company, other than (i) an assignment by the last remaining members of all of its membership interest in the company and the admission of a new member pursuant to Section 6.1 of the Operating Agreement, or (ii) the resignation of the member and the admission of an additional member of the Company pursuant to Section 6.1 of the Operating Agreement.

As the Springing Member, American Realty has agreed that it shall, without any action of any person and simultaneously with the member ceasing to be a member of the Company, automatically be admitted to AHIT Valfre GP or AHIT Valfre Limiteds, as the case may be, as a “Special Member,” and shall continue the company without dissolution. As the Special Member, American Realty would have no interest in the profits, losses and/or capital of the company and no right to receive any distributions of company’s assets. In addition, American Realty would not have the right to any conversion options under Section 721 of the Internal Revenue Code. Other than its wholly-owned subsidiary having the “Springing Member” interest in AHIT Valfre Limiteds, the Company has no interest in AHIT Valfre Limiteds.

The previously disclosed substantive rights, duties and obligations of the General Partner and the Limited Partner under the AHIT Valfre Limited Liability Partnership Agreement dated August 1, 2015, remain, for the most part, consistent with the AHIT Valfre First Amended Partnership Agreement. However, the partners under the AHIT Valfre First Amended Partnership Agreement have agreed that, rather than the limited partnership interests being held in the name of the individual limited partners, AHIT Valfre Limiteds would be issued 300,026 limited partnership interests, which are subsequently broken down into the number of membership units held by Valfre Holdings, LLC (69,555), James Valfre (192,050) and Pamela Valfre (38,421) in AHIT Valfre Limiteds under its special purpose entity Operating Agreement. Furthermore, in order to meet the underwriting requirements of FirstKey, for purposes of identification of equity interests in AHIT Valfre, the partners agreed that AHIT Valfre GP, as the General Partner, would retain a 1% equity ownership in AHIT Valfre and AHIT Valfre Limiteds, as Limited Partner, would retain a 99% equity ownership in the Partnership, subject to the balance of the provisions of the AHIT Valfre First Amended Agreement.

The Company also holds title to ten properties through AHIT Valfre. In addition to the nine properties previously titled to AHIT Valfre, American Realty conveyed the property located at 920 West Joy Ranch Road in Phoenix, Arizona to AHIT Valfre in order to accommodate the financing with FirstKey Mortgage, and in turn, the Company, American Realty, AHIT Valfre GP and AHIT Valfre Limiteds agreed to indemnify and hold FirstKey Mortgage harmless from any and all claims, actions or other losses related to the conveyance. As a result, AHIT Valfre holds title to ten properties financed through FirstKey Mortgage. All profits and income from these properties are allocated to the Company under the First Amended Limited Liability Partnership Agreement.

Due to the financing through FirstKey Mortgage, the prior Section 721 conversion rights of Valfre Holdings, LLC, James Valfre and Pamela Valfre have been restructured. The 300,026 limited partnership interests in AHIT Valfre were previously held, individually, by Valfre Holdings, LLC (69,555), James Valfre (192,050) and Pamela Valfre (38,421). The conversion rights of these former limited partners are now conversion rights held by AHIT Valfre Limiteds’ members – Valfre Holdings, LLC, James Valfre and Pamela Valfre.

Pursuant to the First Amended Partnership Agreement, commencing on August 2, 2016, each membership unit of AHIT Valfre Limiteds shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into the number of fully paid and nonassessable shares of common stock of the Company on a 1:1 basis. AHIT Valfre may require a member of AHIT Valfre Limiteds to convert his, her or its membership interest in AHIT Valfre Limiteds into the number of fully paid and nonassessable shares of common stock in the Company after the first anniversary of the Master UPREIT Agreement. In order for a member of AHIT Valfre Limiteds to exercise his, her or its conversion right, the member shall deliver to the Company’s Transfer Agent written notice in the same or similar form as Exhibit B to the First Amended Limited Partnership Agreement that such holder elects to convert all or any number of its, his or her membership interest in AHIT Valfre Limiteds.

Due to the financing through FirstKey Mortgage, the prior Section 721 conversion rights of Valfre Holdings, LLC, James Valfre and Pamela Valfre have been restructured. The 300,026 limited partnership interests in AHIT Valfre were previously held, individually, by Valfre Holdings, LLC (69,555), James Valfre (192,050) and Pamela Valfre (38,421). The conversion rights of these former limited partners are now conversion rights held by AHIT Valfre Limiteds’ members – Valfre Holdings, LLC, James Valfre and Pamela Valfre.

Pursuant to the First Amended Partnership Agreement, commencing on August 2, 2016, each membership unit of AHIT Valfre Limiteds shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into the number of fully paid and nonassessable shares of common stock of the Company on a 1:1 basis. AHIT Valfre may require a member of AHIT Valfre Limiteds to convert his, her or its membership interest in AHIT Valfre Limiteds into the number of fully paid and nonassessable shares of common stock in the Company after the first anniversary of the Master UPREIT Agreement. In order for a member of AHIT Valfre Limiteds to exercise his, her or its conversion right, the member shall deliver to the Company’s Transfer Agent written notice in the same or similar form as Exhibit B to the First Amended Limited Partnership Agreement that such holder elects to convert all or any number of its, his or her membership interest in AHIT Valfre Limiteds.

AHIT Valfre GP shall not sell, assign, pledge, or otherwise encumber or dispose of its general partnership interest in AHIT Valfre or any part of it, and any attempt to do so shall be null and void, unless doing so occurs after AHIT Valfre Limiteds’ members’ exercise of all of their respective conversion rights.

While AHIT Valfre Limiteds holds the aforementioned option, the Company shall be allocated all net profits or losses of AHIT Valfre pursuant to the AHIT Valfre First Amended and Restated Limited Liability Partnership Agreement. Although the Company is of the opinion that that the Registration Rights Agreement with the Limited Partners of AHIT Valfre precludes the registration of “Shares” or “Registrable Securities,” as defined under the Registration Rights Agreement, in this Registration Statement since the Limited Partner has not, and cannot until, at the earliest, August 2, 2016, convert their limited partnership units into common shares in the Company, AHIT Valfre GP, as General Partner, and AHIT Valfre Limiteds agreed on September 29, 2015 to toll any registration requirement, to the extent such a requirement exists in the first place, to December 31, 2015.  This tolling was subsequently ratified in a Second Amendment to Master Registration Rights Agreement on January 19, 2016.  In summation, the shares subject to any conversion rights of the Limited Partners in AHIT Valfre are not being registered herein.

In addition, Mr. Zarinegar and American Realty hold the property located at 4201 Martin Road in Las Vegas, Nevada as tenants-in-common. The note associated with the loan on this property is held by Citibank, which holds a deed in trust as collateral for Mr. Zarinegar's obligations. Mr. Zarinegar is the sole borrower on the note. A conflict of interest might arise to the extent Mr. Zarinegar defaults under the note or deed in trust; more specifically, to the extent Citibank exercises its rights under the deed-in-trust, American Realty could lose title to the property, which in turn would impact the value of the Company's stock, and if additional capital is needed in order to meet the note obligations, so American Realty does not lose its interest in the property, there would be dilution of all shares. Performance Realty authorized this tenancy in common as being in the best interests of American Realty.

Therefore, as of this filing, the Company has 58,810 shares of common stock issued and outstanding to American Realty, plus 1,000,000 shares to Sean Zarinegar, who controls Performance Realty and the Company, and 1,000,000 shares issued to Performance Realty. The related party transactions associated with ARP Borrower and ARP Borrower II are limited to serving as special purpose entities required of FirstKey under its credit facility guidelines. American Realty controls all aspects of these entities, and the Company is the sole member of American Realty. The Company is of the opinion that no conflict of interest exists as a result of these related party transactions. However, it is possible that a conflict of interest could arise to the extent any of these entities are required to take a position adverse from the other, such as in the context of any dispute with its lenders or in any dispute regarding the lender's collateral, or through the operation of law, such as in the case of an indemnitor and indemnitee.

Operating Statement Related Party Transactions (three months ended March 31, 2016 and year ended December 31, 2015)

The Company has been advised and managed by Performance Realty Management, LLC ("PRM"), an Arizona limited liability company (the "Manager"). At the formation of the Company, the Company agreed to pay the Manager of the Company a quarterly management fees equal to the greater of: (a) $120,000 on an annual basis, or (b) 1% of the total assets of the Company in consideration for the management services to be rendered to or on behalf of the Company by the Manager. During the year ended December 31, 2015, the Company recorded management fees of $120,000 (2014 - $120,000). On December 21, 2015, ARP amended its operating agreement with PRM and both parties agreed that the 1,000,000 shares previously issued to PRM represent the sole compensation due to PRM for serving as manager of ARP. As a result of the amendment, effective January 1, 2016, PRM started to serve as the Manager of ARP at no cost. During the three months ended March 31, 2016, the Company recorded management fees of $nil (2015 - $60,000).

On May 15, 2015, AHIT entered into an Advisory Board Consulting and Compensation Agreement with a director of AHIT pursuant to which AHIT agreed to issue 1,000,000 post-split shares of common stock to the director. In addition, AHIT agreed to pay the director an annual fee equal to $120,000 or 1% of AHIT's assets as reported on its year-end balance sheet, whichever is greater. AHIT will also issue an aggregate of 3,000,000 post-split shares of common stock of AHIT on the first, second and third anniversary. During the year ended December 31, 2015, AHIT recorded management fees of $75,000 (2014 - $nil). The 1,000,000 post-split shares of AHIT were issued on July 6, 2015. During the three months ended March 31, 2016, the Company recorded management fees of $18,276 (2015 - $nil). On February 25, 2016, the Company amended the Advisory Board Consulting and Compensation Agreement and the director agreed to serve on the Board of Directors at no cost.

On May 15, 2015, AHIT entered into a Director Agreement with a director of AHIT pursuant to which AHIT agreed to issue 25,000 post-split shares of common stock to the director. In addition, the Company agreed to pay the director from time to time for the services provided and may compensate the director with the issuance of shares of common stock of the Company During the year  ended December 31, 2015, the director did not provide any services to AHIT and AHIT recorded $nil in directors' fees. The 25,000 post-split shares of AHIT were issued on July 6, 2015. During the three months ended March 31, 2016, the director did not provide any services to AHIT and AHIT recorded $nil in directors' fees.

On February 25, 2016, the Company entered into an employment agreement with the CFO of the Company for a period of three years. The Company agreed to pay the CFO an annual salary equal to $120,000 or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater. The Company will also issue an aggregate of 3,000,000 shares of common stock of the Company on the first, second and third anniversary. During the three months ended March 31, 2016, the Company recorded stock-based compensation of $291,058 (2015 - $nil) which is included in general and administrative expense.

On March 18, 2016, the Company sold its interest in one of the Company’s properties to PRM for $211,201 and recognized a gain of $4,981 on sale of asset.

Balance Sheet Related Party Transactions (on March 31, 2016 and December 31, 2015)

On January 16, 2015, the Manager of the Company entered into a promissory note agreement on behalf of the Company for $150,000. The loan bore interest at 16% per annum and was payable on July 16, 2015. The loan was collateralized by a deed of trust on a real estate property owned by the Company. The proceeds from the note were used to purchase another real estate property. On May 12, 2015, the Company repaid the $150,000 note.

As of March 31, 2016, ARP is indebted to the Manager of ARP for $9,193 (December 31, 2015 – ARP is owed $2,455 from the Manager of ARP), which represents advances provided by the Manager of ARP for daily operations.

As of March 31, 2016, the Company is indebted to the director of the Company for $5,050 (December 31, 2015 - $3,050) which represents general and administrative expenses paid on behalf of the Company.

As of March 31, 2016, AHIT is indebted to the Chief Executive Officer of the Company for $14,912 (December 31, 2015 -$14,164) which represents unpaid management fees.

As of December 31, 2015, in the consolidated balance sheets, the Company has outstanding related party receivables of $2,455 for advances from related party which are netted against $17,350 of amounts due to related parties for expenses paid on behalf of the Company and management fees owed to a director of the Company.

Item 11A. MATERIAL CHANGES

The Company does not have any disclosures associated with material changes in its affairs since the end of the latest fiscal year.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Company does not have any disclosures under this item.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LITIGATION

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, accountant's fees and expenses, the legal fee and expenses, and transfer agent's fees and expenses.

Securities and Exchange Commission registration fee	3,224.00
DTC Eligibility and support fee	18,000.00
Accountants' fees and expenses	3,000.00
Legal fees and expenses	5,000.00
Transfer Agent's fees and expenses	810.00
Edgar Agent fees and expenses	2,000.00
Total expenses	32,034.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Maryland charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires corporations (unless the charter provides otherwise, which the Maryland charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
  the director or officer actually received an improper personal benefit in money, property or services; or
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, the Company may not indemnify a director or officer in a suit by or in the right of the Company in which the director or officer was adjudged liable to the Company or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the Company, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits the Company to advance reasonable expenses to a director or officer upon receipt of:

  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company; and
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Maryland charter authorizes the Company to obligate itself, and the Maryland Bylaws obligate the Company to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  any present or former director or officer of the Company who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or
  any individual who, while a director or officer of the Company and at its request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Maryland charter and Bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The sale of unregistered securities have been addressed under Corporate History. We believed that Section 4(2) was available on the sale of all unregistered securities because the Company believed, and believes as of this statement, that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended ("the Act"), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was an "accredited investor"(within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act. As for the sales of those unregistered securities associated with the Company's private offering, the Company believed, and believes as of this statement, that the offering and subsequent sales were made in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder and applicable state securities laws. The Company disclosed to those "accredited investors" purchasing shares under the private offering that it could not provide any assurances regarding the common stock, and that it could not assure that an active public market would exist for any of the shares of common stock sold in the future. The Company's stock was sold subject to restrictions on transferability and resale, and could not be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration was available.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto.

Exhibits.

Exhibit	Exhibit Description	Filed herewith	Form	Exhibit	Filing Date
3.1	Certificate of Incorporation		S-1	31.1	4/30/2008
3.2	By-Laws		S-1	3.2	4/30/2008
3.3	Minutes of Shareholders		8-K	99.1	2/5/2015
3.4	Minutes of Board of Directors		8-K	99.2	2/5/2015
3.5	Written Consent of Shareholder		8-K	10.1	2/18/2015
3.6	Resolution of the Board of Directors		8-K	10.2	2/18/2015
3.7	Articles of Conversion in Nevada, Received by May 8, 2015		8-K	10.1	5/14/2015
3.8	Articles of Incorporation in Maryland, Received on May 11, 2015		8-K	10.2	5/14/2015
3.9	Articles of Conversion in Maryland, Received by May 11, 2015		8-K	10.3	5/14/2015
3.1	Stock Exchange and Restructuring Agreement		8-K	10.1	5/18/2015
3.11	Parent/Subsidiary and Operations Agreement		8-K	10.2	5/18/2015
3.12	Advisory Board Consulting and Compensation Agreement (Zarinegar)		8-K	10.1	5/18/2015
3.13	Board Director Agreement (Hedrick)		8-K	10.4	5/18/2015
3.14	Executive Agreement and Compensation Schedule (Stoffers)		8-K	10.5	5/18/2015
3.15	Executive Agreement and Compensation Schedule (Deegan)		8-K	10.6	5/18/2015
3.16	Resolution of the Board of Directors (May 8, 2015)		8-K	10.7	5/18/2015
3.17	Amended Resolution of the Board of Directors (May 14, 2015)		8-K	10.8	5/18/2015
3.18	Resolution of Board of Directors		8-K	10.1	5/29/2015
3.19	Resolution of Board of Directors		8-K	10.1	6/29/2015
3.2	First Amended By-laws		8-K	10.2	6/29/2015
3.21	Shareholder Consent		8-K	10.3	6/29/2015
3.22	Articles of Amendment		8-K	10.4	6/29/2015
3.23	FirstKey Lending Agreements (ARP Borrower)		8-K	10.5	6/29/2015
3.24	Master UPREIT Agreement (AHIT and Valfre)		8-K	10.1	8/7/2015
3.25	Contribution Agreement (Valfre Holdings, LLC)		8-K	10.2	8/7/2015
3.26	Contribution Agreement (James Valfre)		8-K	10.3	8/7/2015
3.27	Contribution Agreement (Pamela Valfre)		8-K	10.4	8/7/2015
3.28	Press Release		8-K	10.5	8/7/2015
3.29	ARP Borrower II Loan Cooperation Agreement (FirstKey)		8-K/A	10.1	12/21/2015
3.3	ARP Borrower II Balloon Note (FirstKey)		8-K/A	10.2	12/21/2015
3.31	ARP Borrower II Pledge and Security Agreement (FirstKey)		8-K/A	10.3	12/21/2015
3.32	ARP Borrower II Mortgaged Properties and Allocated Loan Amounts		8-K/A	10.4	12/21/2015
3.33	ARP Borrower II Deed of Trust		8-K/A	10.5	12/21/2015
3.34	Mutual Release (Tech Associates)		8-K	10.1	1/19/2016
3.35	Closing Documents (Manley Acquisition)		8-K	10.1	4/15/2016
3.36	Employment Agreement (Zarinegar)	X
3.37	Board Resolution (Stock Repurchase Program)	X
3.38	Press Release (Stock Repurchase Program)	X
3.39	Board Resolution	X
3.40	Second Amendment to Registration Rights Agreement	X
3.41	Loan Cooperation Agreement (FirstKey Mortgage and AHIT Valfre)		8-K	10.1	4/21/16
3.42	Balloon Note (AHIT Valfre)		8-K	10.2	4/21/16
3.43	Guaranty and Pledge Agreement (AHIT Valfre GP)		8-K	10.3	4/21/16
3.44	Guaranty Agreement (AHIT)		8-K	10.4	4/21/16
3.45	Certificate of Amendment of Limited Liability Partnership (AHIT Valfre)		8-K	10.5	4/21/16
3.46	First Amended Limited Liability Partnership Agreement (AHIT Valfre)		8-K	10.6	4/21/16
3.47	Articles of Organization		8-K	10.7	4/21/16
3.48	Operating Agreement (AHIT Valfre GP)		8-K	10.7	4/21/16
3.49	Board Resolution Regarding Third Amendment to Registration Rights Agreement	X
3.50	Third Amendment to Registration Rights Agreement	X
23.1	Consent of Counsel	X
23.2	Legal Tax Opinion	X
23.3	Consent of Independent Auditor	X
23.4	Subsidiary List	X

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

   5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeff Howard

AMERICAN HOUSING INCOME TRUST, INC.

By: Jeff Howard

Its: Chief Executive Officer and President, and

Director

Date: June 16, 2016

/s/ Sean Zarinegar

AMERICAN HOUSING INCOME TRUST, INC.

By: Sean Zarinegar

Its: Chairman of the Board, Chief Financial Officer

and Treasurer

Date: June 16, 2016

/s/ Kenneth Hedrick

AMERICAN HOUSING INCOME TRUST, INC.

By: Kenneth Hedrick

Its: Director

Date: June 16, 2016

American Housing Income Trust, Inc.

Consolidated Balance Sheets

(unaudited)

	March 31, 2016	December 31, 2015

ASSETS

Investment in real estate:
Land	$ 5,470,964	$ 5,539,877
Building and improvements	3,541,626	3,680,502
	9,012,590	9,220,379
Less: accumulated depreciation	(245,953)	(223,450)
Investment in real estate, net	8,766,637	8,996,929
Cash	77,978	199,570
Other assets	178,268	221,033
Equipment, net	5,018	–

Total Assets	$ 9,027,901	$ 9,417,532

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Accounts payable and accrued liabilities	$ 207,863	$ 88,210
Due to related parties	30,906	14,895
Prepaid rent received	33,723	39,598
Notes payable	4,250,190	4,271,665

Total Liabilities	4,522,682	4,414,368

Commitments (Note 14)

SHAREHOLDERS’ EQUITY

Preferred Stock, 9,980,000 shares authorized, $0.001 par value; no shares issued and outstanding (December 31, 2015 – no shares)	–	–
Preferred Stock – Series A, 20,000 shares authorized, $0.001 par value; no shares issued and outstanding (December 31, 2015 – no shares)	–	–
Common stock, 500,000,000 shares authorized, par value $0.01; 7,565,417 shares outstanding (December 31, 2015 – 7,566,815 shares)	75,654	75,668
Additional paid-in capital	12,681,311	12,390,239
Accumulated deficit	(8,783,650)	(7,994,647)

Total American Housing Income Trust, Inc.’s Shareholders’ Equity	3,973,315	4,471,260
Non-controlling interest	531,904	531,904

Total Shareholders’ Equity	4,505,219	5,003,164

Total Liabilities and Shareholders’ Equity	$ 9,027,901	$ 9,417,532

(The accompanying notes are an integral part of these unaudited consolidated financial statements)

 Index

American Housing Income Trust, Inc.

Consolidated Statements of Operations

(unaudited)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2016	2015

Revenue
Rental revenues	$ 161,767	$ 87,159
Interest income	–	2,402
Other Income	133	500

Total revenue	161,900	90,061

Expenses
Depreciation	27,582	19,268
General and administrative	863,033	466,636
Interest expense	65,269	51,994
Acquisition expense	–	325,000

Total expenses	(955,884)	(862,898)

Net loss before gain on sale of properties	(793,984)	(772,837)

Gain on sale of properties	4,981	–
Net Loss	(789,003)	(772,837)
Net loss attributable to non-controlling interest	–	–
Net loss attributable to common stockholders	$ (789,003)	$ (772,837)

Basic and diluted loss per share:
Net loss per share attributable to common stockholders	$ (0.10)	$ (0.19)

Weighted average shares outstanding – basic and diluted	7,565,432	4,130,644

(The accompanying notes are an integral part of these unaudited consolidated financial statements)

 Index

American Housing Income Trust, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	For the Three Months Ended March 31, 2016	For the Three Months Ended March 31, 2015

Cash Flows from Operating Activities

Net loss	$ (789,003)	$ (772,837)

Items not affecting cash:
Depreciation	27,582	19,268
Stock-based compensation	291,058	–
Gain on sale of assets	(4,981)	–

Changes in operating assets and liabilities:
Accounts receivable	(50)	(3,200)
Prepaid expenses	42,815	(34,766)
Accounts payable	38,493	12,092
Accrued liabilities	81,160	3,241
Prepaid rent	(5,875)	(3,950)
Due to related parties	16,011	(87,839)

Net Cash Used In Operating Activities	(302,790)	(867,991)

Cash Flows from Investing Activities

Purchase of real estate properties and improvements	(3,411)	(522,733)
Proceeds from sale of real estate properties	211,200	–
Purchase of equipment	(5,116)	–

Net Cash Provided by (Used in) Investing Activities	202,673	(522,733)

Cash Flows from Financing Activities

Proceeds from the sale of common stock	–	1,216,502
Proceeds from notes payable	–	120,000
Repayment of notes payable	(21,475)	(9,819)

Net Cash (Used in) Provided by Financing Activities	(21,475)	1,326,683

Change in Cash	(121,592)	(64,041)

Cash – Beginning of Period	199,570	304,371

Cash – End of Period	$ 77,978	$ 240,330

Supplemental disclosures of cash flow information:
Interest paid	$ 65,269	$ 51,994
Income taxes paid	$ –	$ –

Non-cash investing and financing activities:
Notes payable issued with acquisition of real properties	$ –	$ 810,000

(The accompanying notes are an integral part of these unaudited consolidated financial statements)

 Index

1.	Nature of Operations

American Housing Income Trust, Inc. (“we”, “our”, the “Company”) was incorporated on December 17, 2007 under the laws of the State of Nevada. On February 13, 2015, following the acquisition of the majority and controlling shares of the Company by American Realty Partners, LLC (“ARP”), a change of control of the Company took place. On May 11, 2015, the Company converted into a Maryland corporation and changed its name to American Housing Income Trust, Inc.

On August 3, 2015, the Company, and Valfre Holdings, LLC, an Arizona limited liability company, and James A. Valfre and Pamela J. Valfre, f/k/a Pruitt (collectively, "Valfre") closed on the Company's acquisition of nine single family residences in Arizona through an umbrella limited liability partnership organized in Maryland called "AHIT Valfre, LLP" (“AHIT Valfre”). Pursuant to the AHIT Valfre Agreements, in consideration for the conveyance of the nine single family residences, which were acquired by AHIT Valfre “subject to” existing mortgages, AHIT Valfre issued limited partnership interests to Valfre. On April 8, 2016, AHIT Valfre completed its internal restructuring and the partners in AHIT Valfre restructured their respective interests in the partnership resulting in AHIT Valfre GP, LLC (“AHIT Valfre GP”) and AHIT Valfre Limiteds, LLC (“AHIT Valfre Limiteds”) serving as General Partner and Limited Partner respectively, of AHIT Valfre.

The Company is in the business of acquiring and operating residential properties. As of the date of this filing, the Company holds title to 47 residential properties and 1 commercial property.

2. Summary of Significant Accounting Policies

a) Basis of Presentation and Principles of Consolidation

These unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US”) and the rules of the Securities and Exchange Commission and should be read in conjunction with the audited financial statements and notes for the years ended December 31, 2015 and 2014 contained in the Company’s Form 10-K filed on March 30, 2016.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown have been reflected herein.  The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the years ended December 31, 2015 and 2014 as reported in the Company's Form 10-K have been omitted.

These consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries ARP, and its subsidiary special purpose entities, ARP Pledgor, LLC, ARP Borrower, LLC, ARP Pledgor II, LLC, APR Borrower II, LLC and AHIT Valfre, LLP. All significant intercompany transaction and balances have been eliminated.

b) Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, and income taxes. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for accounts payable and accrued liabilities, amounts due to/from related parties and notes payable are reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if, applicable, the stated rate of interest is equivalent to rates currently available.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1   Financial assets and liabilities for which values are based on unadjusted quoted prices for identical assets or liabilities in an active market that management has the ability to access.

Level 2   Financial assets and liabilities for which values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability (commodity derivatives and interest rate swaps).

Level 3   Financial assets and liabilities for which values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.  These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The Company does not have any financial instruments that are required to be measured and recorded at fair value on a recurring basis.

d) Non-controlling Interest

Limited partnership units in AHIT-Valfre that are not owned by the Company are presented as non-controlling interest in the equity section of our consolidated balance sheets.

Our limited partners do not have the right to share in the net income or losses of AHIT Valfre but have the right to convert all or part of their partnership units to common shares of the Company on a one-for-one basis following the one-year anniversary of issuance. At the time of redemption, we have the right to determine whether to redeem the non-controlling limited partnership units of AHIT Valfre for cash, based upon the fair value of an equivalent number of shares of our common stock at the time of redemption. As of March 31, 2016, there were 300,026 limited partnership units outstanding in AHIT Valfre.

e)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

 Index

3. Going Concern

These interim consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. During the three months ended March 31, 2016, the Company incurred a net loss of $789,003, and as at March 31, 2016, the Company has accumulated losses of $8,783,650 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has been successful in raising cash through equity offerings in the past. The Company has financing efforts in place to continue to raise cash through equity offerings.

Management has developed a plan to continue operations. This plan includes obtaining equity financing and reducing expenses. Although the Company has successfully completed financings in the past fiscal years, the Company cannot assure that the plans to address these matters in the future will be successful.

4.       Investment in Real Estate

	March 31, 2016	December 31, 2015

Cost of real estate properties	$ 9,012,590	$ 9,220,379
Accumulated depreciation	(245,953)	(223,450)

Balance at the end of the period	$ 8,766,637	$ 8,996,929

During the three month period ended March 31, 2016, the Company recorded depreciation expense of $27,582 (2014 - $19,268).

5.       Prepaid Rent Received

	March 31, 2016	December 31, 2015

Balance, beginning of period	$ 39,598	$ 7,450
Prepaid rent recognized as revenue during the period	(48,168)	(7,450)
Prepaid rent received during the period	42,293	39,598

Balance, end of period	$ 33,723	$ 39,598

6.       Related party transactions

a)       ARP has been advised and managed by Performance Realty Management, LLC (“PRM”), an Arizona limited liability company (the “Manager”). At the formation of ARP, ARP agreed to pay the Manager of ARP quarterly management fees equal to the greater of: (a) $120,000 on an annual basis, or (b) 1% of the total assets of ARP in consideration for the management services to be rendered to or on behalf of ARP by the Manager. On December 21, 2015, ARP amended its operating agreement with PRM and both parties agreed that the 1,000,000 shares previously issued to PRM represent the sole compensation due to PRM for serving as manager of ARP. As a result of the amendment, effective January 1, 2016, PRM started to serve as the Manager of ARP at no cost. During the three months ended March 31, 2016, the Company recorded management fees of $nil (2015 - $60,000). As at March 31, 2016, ARP is indebted to the Manager of ARP for $9,193 (December 31, 2015 – ARP is owed $2,455 from the Manager of ARP), which represents advances provided by the Manager of ARP for daily operations.

b)       On May 15, 2015, the Company entered into an Advisory Board Consulting and Compensation Agreement with a director of the Company pursuant to which the Company agreed to issue 1,000,000 shares of common stock to the director. In addition, the Company agreed to pay the director an annual fee equal to $120,000 or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater. The Company will also issue an aggregate of 3,000,000 shares of common stock of the Company on the first, second and third anniversary. During the three months ended March 31, 2016, the Company recorded management fees of $18,276 (2015 - $nil). As at March 31, 2016, the Company is indebted to the director of the Company for $5,050 (December 31, 2015 - $3,050) which represents general and administrative expenses paid on behalf of the Company. The 1,000,000 shares of AHIT were issued on July 6, 2015. On February 25, 2016, the Company amended the Advisory Board Consulting and Compensation Agreement and the director agreed to serve on the Board of Directors at no cost.

c)       On February 25, 2016, the Company entered into an employment agreement with the CFO of the Company for a period of three years. The Company agreed to pay the CFO an annual salary equal to $120,000 or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater. The Company will also issue an aggregate of 3,000,000 shares of common stock of the Company on the first, second and third anniversary. During the three months ended March 31, 2016, the Company recorded stock-based compensation of $291,058 (2015 - $nil) which is included in general and administrative expense.

d)       On March 18, 2016, the Company sold its interest in one of the Company’s properties to PRM for $211,201 and recognized a gain of $4,981 on sale of asset.

 Index

7.       Notes payable

	March 31, 2016 $	December 31, 2015 $

Mortgages payable on February 20, 2034, bearing interest at a variable rate, collateralized by a deed of trust on the real estate properties purchased with the loan	201,245	203,343
Promissory note payable on November 1, 2019, bearing interest at 5.371% per annum, collateralized by the real estate properties titled to ARP Borrower, LLC and 100% equity ownership in ARP Borrower, LLC. The note is also secured by the Company.	1,645,452	1,651,183
Promissory note payable on December 1, 2020, bearing interest at 5.88% per annum, collateralized by the real estate properties titled to ARP Borrower II, LLC and 100% equity ownership in ARP Borrower II, LLC.	965,188	968,000
Promissory note payable on May 27, 2016, bearing interest at 16% per annum, collateralized by a deed of trust on the real estate property purchased with the loan	180,000	180,000
Promissory note payable on July 8, 2016, bearing interest at 18% per annum initially and at 12% per annum after four months, collateralized by a deed of trust on the real estate property purchased with the loan	80,000	80,000
Mortgage payable on April 1, 2018, bearing interest at 5% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	16,571	18,861
Mortgage payable on July 1, 2029, bearing interest at 4.125% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	90,664	91,943
Home Equity Line-of-credit, bearing interest at a variable interest rate, collateralized by a deed of trust on the real estate properties purchased with the loan	46,108	46,108
Mortgage payable on October 1, 2035, bearing interest at a variable rate, collateralized by a deed of trust on the real estate properties purchased with the loan	139,220	140,512
Mortgage payable on June 1, 2043, bearing interest at 4.125% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	112,477	113,036
Mortgage payable on July 1, 2041, bearing interest at 5.25% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	273,612	274,905
Home Equity Line-of-credit, bearing interest at 8.25% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	34,337	34,484
Mortgage payable on June 1, 2043, bearing interest at 4.125% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	131,707	132,362
Mortgage payable on December 1, 2034, bearing interest at a variable rate, collateralized by a deed of trust on the real estate properties purchased with the loan	110,099	111,168
Mortgage payable on January 1, 2022, bearing interest at 4.375% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	16,683	16,683
Mortgage payable on September 1, 2033, bearing interest at a variable rate, collateralized by a deed of trust on the real estate properties purchased with the loan	75,487	76,336
Home Equity Line-of-credit payable on January 13, 2040, bearing interest at 2.76% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	50,300	50,215
Mortgage payable on November 1, 2026, bearing interest at 4.5% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	81,040	82,526

	4,250,190	4,271,665

The following table schedules the principal payments on the notes payable for the next five years and thereafter as of March 31, 2016:

Year	Amount
2016	$ 404,997
2017	90,343
2018	84,563
2019	1,639,388
2020	968,154
thereafter	1,062,745

Total	$ 4,250,190

At March 31, 2016, the weighted-average interest rate on short-term borrowings outstanding was 12.60%. The average amount of short-term borrowings during the three months ended March 31, 2016 was $85,111. The average interest on short-term borrowings during the three months ended March 31, 2016 was $10,726.

 Index

8.       Common Stock

a)       On January 1, 2016, the Company cancelled 1,398 shares of common stock due to rounding errors in share issuances from year ended December 31, 2015.

b)       During the three months ended March 31, 2016, the Company recognized stock-based compensation of $291,058 pursuant to the employment agreement as disclosed in Note 6(c) and is included in additional paid-in capital as at March 31, 2016.

9.       Single Family Residence Acquisitions

As of March 31, 2016, the Company owns 45 single family homes. The estimated useful life of the buildings and improvements related to these assets is 27 years. The following table sets forth the metropolitan statistical area, metropolitan division, number of homes, aggregate net investment, and average investment for each home acquired.

MSA / Metro Division	Number of Homes	Aggregate Investment	Average Investment per Home
Arizona	42	$ 8,646,903	$ 205,877
Texas	3	365,686	121,895

Total and Weighted Average	45	$ 9,012,590	$ 200,280

The Company computes depreciation using the straight-line method over the estimated useful lives of 27 years for building cost. The Company makes this determination based on subjective assessments as to the useful lives of the Company’s properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in single family real estate.

10.    Commitments and Contingencies

Lease Agreements

The Company rents properties under non-cancellable lease agreements with a term of one year. Future minimum rental revenues under leases existing on our properties at March 31, 2016 through the end of their term, are as follows:

Fiscal Year 2016	$ 316,229
Fiscal Year 2017	50,845

Total	$ 367,074

Litigation

Other than the litigation identified herein, the Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company, which if determined unfavorably to the Company, would have a material adverse effect on the Company's consolidated financial position, consolidated results of operations, or consolidated cash flows. The Company is a defendant in a civil matter pending in San Joaqin County, California brought by a current shareholder – Ronald Trinchitella and Billie Jean Trinchitella TTEE Trinchitella Family Trust DTD 7/15/1999 (the “Trinchitella Case”). The plaintiff was a member in American Realty prior to the Share Exchange Agreement with the Company was effectuated. The plaintiff is seeking rescission damages against American Realty, i.e. a return of his investment, on the premise that Performance Realty was required to honor his demand for redemption of his units when, according to American Realty, honoring the redemption was at the sole discretion of Performance Realty. The Company is a defendant by virtue of its relationship with American Realty. The Company has denied all allegations and is defending the case.

Environmental Matters

The Company follows a policy of monitoring its properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at its properties, the Company is not currently aware of any environmental liability with respect to its properties that would have a material effect on its consolidated balance sheets, consolidated statements of operations, or consolidated cash flows. Additionally, the Company is not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that management believes would require additional disclosure or the recording of a loss contingency.

 Index

11.    Subsequent Events

a)       On March 28, 2016, the Company entered into a Real Property Purchase Agreement whereby the Company purchased two properties and four parcels of land for a total consideration of $1,650,000 consisting of 722,883 shares of restricted common stock of the Company valued at $1,084,719 and the assumption of debt of $565,281. The debt of $565,281 includes a promissory note in the amount of $314,831 and a mortgage note in the amount of $250,450. The acquisition closed on April 11, 2016.

b)       On April 1, 2016, ARP entered into a promissory note for $300,000 bearing interest at 16% per annum. The note is due on October 1, 2016 and is collateralized by the two real estate properties titled to ARP.

c)       On April 4, 2016, the Board of Directors approved a Stock Repurchase Program. The Stock Repurchase Program shall be effective on April 5, 2016.  The Stock Repurchase Program expires on the earlier of November, 1, 2016 or a determination by the Board of Directors that the original conclusions and determinations by the Board of Directors in support of the Stock Repurchase Program are no longer valid or no longer consistent with the Company’s short-term and long-term objectives.

d)       On April 18, 2016, AHIT-Valfre closed its internal restructuring and the partners in AHIT-Valfre restructured their respective interests in the partnership resulting in AHIT-Valfre GP, LLC (“AHIT-Valfre GP”) and AHIT-Valfre Limiteds, LLC (“AHIT-Valfre Limiteds”) serving as General Partner and Limited Partner, respectively, of AHIT-Valfre.   On April 18, 2016, AHIT-Valfre closed the financing with FirstKey Mortgage, LLC (“FirstKey Mortgage”) and entered into a balloon note for $1,203,000, bearing interest at 6.07% per annum and due on May 1, 2021.  The note is collateralized by the real estate properties titled to AHIT-Valfre.  In addition, the Company has guaranteed the obligations of AHIT Valfre, and AHIT Valfre GP and AHIT Valfre Limiteds have provided guaranties and have pledged their interests in their respective entities to FirstKey Mortgage, LLC.  The proceeds from the balloon note were used to pay off mortgages previously assumed by AHIT-Valfre on August 3, 2015.

 Index

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

American Housing Income Trust, Inc.

Phoenix, Arizona

We have audited the accompanying consolidated balance sheets of American Housing Income Trust, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2015 and 2014 and the related consolidated statements of operations, shareholders' deficit and cash flows for the years then ended. In connection with our audit of the consolidated financial statements, we have also audited the financial statement schedule listed in the accompanying index. The financial statements and related schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Housing Income Trust, Inc. and its subsidiaries as of December 31, 2015 and 2014 and the result of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has generated net losses since inception, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 30, 2016

 Index

American Housing Income Trust, Inc.

Consolidated Balance Sheets

	December 31, 2015	December 31, 2014

ASSETS

Investment in real estate:
Land	$5,539,877	$3,881,285
Building and improvements	3,680,502	1,410,583
	9,220,379	5,291,868
Less: accumulated depreciation	(223,450)	(119,398)
Investment in real estate, net	8,996,929	5,172,470
Cash	199,570	304,371
Notes receivable	—	120,000
Other assets	221,033	79,344

Total Assets	$9,417,532	$5,676,185

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Accounts payable and accrued liabilities	$88,210	$25,847
Due to related parties	14,895	54,382
Prepaid rent received	39,598	7,450
Notes payable	4,271,665	2,016,144

Total Liabilities	4,414,368	2,103,823

Commitments (Note 8)

SHAREHOLDERS’ EQUITY

Preferred Stock, 9,980,000 shares authorized, $0.001 par value; no shares issued and outstanding as of December 31, 2015 (December 31, 2014 – no shares)	—	—
Preferred Stock – Series A, 20,000 shares authorized, $0.001 par value; no shares issued and outstanding as of December 31, 2015 (December 31, 2014 – no shares)	—	—
Common stock, 500,000,000 shares authorized, par value $0.01; 7,566,815 shares outstanding as of December 31, 2015 (December 31, 2014 – 3,797,305 shares)	75,668	37,973
Additional paid-in capital	12,390,239	8,762,612
Accumulated deficit	(7,994,647)	(5,228,223)

Total American Housing Income Trust, Inc.’s Shareholders’ Equity	4,471,260	3,572,362
Non-controlling interest	531,904	—

Total Shareholders’ Equity	5,003,164	3,572,362

Total Liabilities and Shareholders’ Equity	$9,417,532	$5,676,185

 Index

American Housing Income Trust, Inc.

Consolidated Statements of Operations

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014

Revenue
Rental revenues	$465,765	$268,620
Interest income	9,364	22,338
Other Income	7,297	—

Total revenue	482,426	290,958

Expenses
Depreciation	105,863	74,670
General and administrative	2,623,592	1,533,869
Interest expense	265,688	201,765
Acquisition expense	325,000	—

Total expenses	(3,320,143)	(1,810,304)

Net loss before gain on sale of properties	(2,837,717)	(1,519,346)

Gain on sale of properties	71,293	38,244
Net Loss	(2,766,424)	(1,481,102)
Net loss attributable to non-controlling interest	—	—
Net loss attributable to common stockholders	$(2,766,424)	$(1,481,102)

Basic and diluted loss per share:
Net loss per share attributable to common stockholders	$(0.48)	$(0.49)

Weighted average shares outstanding – basic and diluted	5,713,637	3,047,352

 Index

American Housing Income Trust, Inc.

Consolidated Statement of Stockholders’ Deficit

	Preferred		Common
	Shares	Amount	Shares	Amount	Paid-in	Accumulated	Non-controlling	Stockholders’
	#	$	#	$	Capital	Deficit	Interest	Equity

Balance – December 31, 2013	—	—	2,531,026	$25,310	$6,554,246	$(3,747,121)	$—	$2,832,435

Issuance of shares for cash	—	—	1,140,850	11,409	1,989,620	—	—	2,001,029

Issuance of shares in exchange for real estate properties	—	—	108,325	1,083	188,917	—	—	190,000

Issuance of shares pursuant to the conversion of notes payable	—	—	17,104	171	29,829	—	—	30,000

Net loss	—	—	—	—	—	(1,481,102)	—	(1,481,102)

Balance – December 31, 2014	—	—	3,797,305	$37,973	$8,762,612	$(5,228,223)	$—	$3,572,362

Reverse merger adjustment	—	—	116,394	1,164	(173,347)	—	—	(172,183)

Issuance of shares for cash	—	—	1,450,966	14,510	3,045,995	—	—	3,060,505

Issuance of shares in exchange for real estate properties	—	—	171,040	1,710	298,290	—	—	300,000

Issuance of shares for services	—	—	2,049,000	20,490	456,510	—	—	477,000

Issuance of limited partnership units of AHIT-Valfre, LP in exchange for real estate properties	—	—	—	—	—	—	531,904	531,904

Common stock issued for beneficial round up	—	—	110	1	(1)	—	—	—

Cancellation of common stock	—	—	(18,000)	(180)	180	—	—	—

Net loss	—	—	—	—	—	(2,766,424)	—	(2,766,424)

Balance – December 31, 2015	—	—	7,566,815	$75,668	$12,390,239	$(7,994,647)	$531,904	$5,003,164

 Index

American Housing Income Trust, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014

Cash Flows from Operating Activities

Net loss	$(2,766,424)	$(1,481,102)

Items not affecting cash:
Depreciation	105,863	74,670
Gain on sale of assets	(71,293)	(38,244)
Stock-based compensation	477,000	—

Changes in operating assets and liabilities:
Prepaid expenses	(134,242)	(77,844)
Accounts payable	6,653	—
Accrued liabilities	34,285	15,075
Prepaid rent	32,148	1,477
Due to related parties	(190,874)	3,532

Net Cash Used In Operating Activities	(2,506,884)	(1,502,436)

Cash Flows from Investing Activities

Purchase of real estate properties and improvements	(1,008,576)	(346,634)
Proceeds from sale of real estate properties	70,281	546,923
Investment in promissory notes receivable	—	(120,000)
Proceeds from collection of promissory note receivable	120,000	250,750

Net Cash (Used in) Provided by Investing Activities	(818,295)	331,039

Cash Flows from Financing Activities

Proceeds from the sale of common stock	3,060,505	2,001,029
Proceeds from notes payable	1,088,000	—
Repayment of notes payable	(928,127)	(708,174)

Net Cash Provided by Financing Activities	3,220,378	1,292,855

Change in Cash	(104,801)	121,458

Cash – Beginning of Year	304,371	182,913

Cash – End of Year	$199,570	$304,371

Supplemental disclosures of cash flow information:
Interest paid	$265,688	$201,765
Income taxes paid	$—	$—

Non-cash investing and financing activities:
Issuance of shares in exchange for real estate properties	$300,000	$190,000
Notes payable issued with acquisition of real properties	$2,445,648	$1,761,218
Notes payable settled from sale of real properties	$350,000	$291,900
Note converted to common shares	$—	$30,000
Issuance of limited partnership units of AHIT-Valfre in exchange for real estate properties	$531,904	$—
Reverse merger adjustment	$172,183	$—
Cancellation of Common Stock	$180	$—

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1.	Nature of Operations

American Housing Income Trust, Inc. (“we”, “our”, the “Company”) was incorporated on December 17, 2007 under the laws of the State of Nevada. On February 13, 2015, following the acquisition of the majority and controlling shares of the Company by American Realty Partners, LLC (“ARP”), a change of control of the Company took place. On May 11, 2015, the Company converted into a Maryland corporation and changed its name to American Housing Income Trust, Inc.

On May 15, 2015, the Company entered into a Stock Exchange and Restructuring Agreement (“Stock Exchange Agreement”) with ARP. The transaction closed on July 6, 2015 and, pursuant to the agreement, the Company issued 5,000,000 shares of common stock in exchange for all the membership units in ARP on a pro rata basis. The Company was issued 100 units of ARP. The transaction is accounted for as a reverse acquisition and ARP is considered the accounting acquirer for financial reporting purposes. The Company recognized amounts paid to the selling shareholders amounting to $325,000 as acquisition expenses in the consolidated statements of operations.

On August 3, 2015, the Company, and Valfre Holdings, LLC, an Arizona limited liability company, and James A. Valfre and Pamela J. Valfre, f/k/a Pruitt (collectively, "Valfre") closed on the Company's acquisition of nine single family residences in Arizona through an umbrella limited liability partnership organized in Maryland called "AHIT Valfre, LLP" (“AHIT Valfre”). Pursuant to the AHIT Valfre Agreements, in consideration for the conveyance of the nine single family residences, which were acquired by AHIT Valfre “subject to” existing mortgages, AHIT Valfre issued limited partnership interests to Valfre.

The Company is in the business of acquiring and operating residential properties. As of the date of this filing, the Company holds title to 46 residential properties.

2.     Summary of Significant Accounting Policies

a)     Basis of Presentation and Principles of Consolidation

These consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US”).  These consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary ARP, and its subsidiary special purpose entities, ARP Pledgor, LLC, ARP Borrower, LLC, ARP Pledgor II, LLC, APR Borrower II, LLC and AHIT-Valfre, LLP. All significant intercompany transaction and balances have been eliminated. On June 24, 2015, the Company’s fiscal year-end is changed from January 31 to December 31.

b)    Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, and income taxes. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

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c)     Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)     Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company plans on electing to be taxed as a Real Estate Investment Trust (“REIT”) for federal income tax purposes beginning in 2016. REITs are generally not subject to federal income taxes if the Company can meet many specific requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal and state income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate tax rates, and the Company may be ineligible to qualify as a REIT for subsequent tax years. Even if the Company qualifies as a REIT, the Company may be subject to certain state or local income taxes, and if the Company creates a Taxable REIT Subsidiary (“TRS”), the TRS will be subject to federal, state and local taxes on its income at regular corporate rates. The Company recognizes the tax effects of uncertain tax positions only if the position is more likely than not to be sustained upon audit, based on the technical merits of the position. The Company has not identified any material uncertain tax positions and recognizes interest and penalties in income tax expense, if applicable.

e)     Investment in Real Estate

The Company allocates the purchase price to tangible assets of an acquired property (which includes land and building) based on the estimated fair values of those tangible assets. Fair value for land and building is based on the purchase price for these properties.

Property/SFRs acquired not subject to an existing lease are accounted for as an asset acquisition, with the property recorded at the purchase price, including acquisition costs. We incur costs to prepare our acquired properties to be rented. These costs are capitalized and allocated to building costs. Costs related to the restoration or improvement of our properties that improve and extend their useful lives are capitalized and depreciated over their estimated useful lives. Expenditures for ordinary repairs and maintenance are expensed as incurred.

Depreciation is computed on a straight-line basis over the useful lives of the properties (building and improvements – 27 years).

f)     Accounts Receivable

Accounts receivable represent the amount of rent receivables and interest receivable from promissory notes receivable invested by the Company, net of any allowance for amounts deemed uncollectible. The Company assesses these balances for collectability on a quarterly basis.

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g)     Impairment of Long-lived Assets

The Company continually evaluates the recoverability of the carrying value of its real estate assets using the methodology prescribed in ASC Topic 360, Property, Plant and Equipment. Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value to its estimated fair value.

h)    Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for accounts payable and accrued liabilities, amounts due to/from related parties and notes payable are reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if, applicable, the stated rate of interest is equivalent to rates currently available.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1       Financial assets and liabilities for which values are based on unadjusted quoted prices for identical assets or liabilities in an active market that management has the ability to access.

Level 2      Financial assets and liabilities for which values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability (commodity derivatives and interest rate swaps).

Level 3       Financial assets and liabilities for which values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.  These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The Company does not have any financial instruments that are required to be measured and recorded at fair value on a recurring basis.

i)	Non-controlling Interest

Limited partnership units in AHIT-Valfre that are not owned by the Company are presented as non-controlling interest in the equity section of our consolidated balance sheets.

Our limited partners do not have the right to share in the net income or losses of AHIT-Valfre but have the right to convert all or part of their partnership units to common shares of the Company on a one-for-one basis following the one-year anniversary of issuance. At the time of redemption, we have the right to determine whether to redeem the non-controlling limited partnership units of AHIT-Valfre for cash, based upon the fair value of an equivalent number of shares of our common stock at the time of redemption. Consequently, the limited partnership units are classified as permanent equity. As of December 31, 2015, there were 300,026 limited partnership units outstanding in AHIT-Valfre. These units were issued in connection with our acquisition of certain real estate properties. (See Note 6).

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j)	Revenue Recognition

Rental income for property leases is recorded when due from residents and is recognized monthly as it is earned. The Company leases single-family residences that the Company owns and manages directly to tenants who occupy the properties under operating leases, generally, with terms of one year. The Company performs credit investigations on prospective tenants and obtains security deposits. Sales and the associated gains or losses of real estate assets are recognized in accordance with the provisions of ASC Topic 360-20, Property, Plant and Equipment – Real Estate Sale. The specific timing of a sale is measured against various criteria in ASC 360-20 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the properties. If the sales criteria for the full accrual method are not met, the Company defers some or all of the gain recognition and accounts for continued operations of the property by applying the finance, leasing, deposit, installment or cost recovery methods, as appropriate, until the sales criteria are met.

k)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

l)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.     Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. During the year ended December 31, 2015, the Company incurred a net loss of $2,766,424, and as at December 31, 2015, the Company has accumulated losses of $7,994,647 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has been successful in raising cash through equity offerings in the past as described in Note 11. The Company has financing efforts in place to continue to raise cash through equity offerings.

Management has developed a plan to continue operations. This plan includes obtaining equity financing and reducing expenses. During the year ended December 31, 2015, the Company received $3,060,505 net proceeds from equity financings. Although the Company has successfully completed financings, the Company cannot assure that the plans to address these matters in the future will be successful.

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4.      Share Purchase Agreement

On February 4, 2015, the Company entered into a Share Purchase Agreement with American Realty Partners, LLC (“ARP”), a limited liability company formed in the State of Arizona on September 16, 2013, pursuant to which ARP acquired 58,809,678 pre-split shares of common stock, representing 50.67% of the total issued and outstanding shares of common stock of the Company, and 20,000 shares of Series A preferred stock of the Company, representing 100% of the total issued and outstanding shares of Series A preferred stock of the Company in consideration for $325,000. The agreement closed on February 13, 2015. ARP recognized the $325,000 paid to the selling shareholders as acquisition expense as the amount is for the reverse merger that closed on July 6, 2015. Refer to Note 5.

5.      Reverse Merger

On May 15, 2015, the Company entered into a Stock Exchange and Restructuring Agreement (“Stock Exchange Agreement”) with ARP. The transaction closed on July 6, 2015 and, pursuant to the agreement, the Company issued 5,000,000 shares of common stock in exchange for all the membership units in APR on a pro rata basis. The Company was issued 100 units of ARP. As a result of this transaction, ARP became a subsidiary of the Company. The transaction is accounted for as a reverse acquisition and ARP is considered the accounting acquirer for financial reporting purposes.

These consolidated financial statements include the accounts of the Company since the effective date of the recapitalization and the historical accounts of ARP since inception.

The comparative figures of 2014 are those of ARP who is deemed to be the continuing entity for accounting purposes.

6.	Formation of AHIT-Valfre, LLP

On August 1, 2015, the Company entered into the Master UPREIT Formation Agreement resulting in the formation of AHIT Valfre, LLP, a Maryland limited liability partnership. The Company is the General Partner of the limited liability partnership. AHIT Valfre is intended to serve as an umbrella partnership real estate investment trust, commonly referred to as an "UPREIT". On August 3, 2015, AHIT Valfre acquired from the Valfre limited partners, nine properties in exchange for a total consideration of approximately $1,735,000 consisting of 300,026 common units in the UPREIT valued at approximately $532,000, which carry with them certain option rights into shares of common stock in the Company and the assumption of certain mortgage notes totaling approximately $1,203,000.

7.       Investment in Real Estate

	December 31, 2015	December 31, 2014

Cost of real estate properties	$9,220,379	$5,291,868
Accumulated depreciation	(223,450)	(119,398)

Balance at the end of the period	$8,996,929	$5,172,470

During the year ended December 31, 2015, the Company recorded depreciation expense of $105,863 (2014 - $74,670).

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8.	Prepaid Rent Received

	December 31, 2015	December 31, 2014

Balance, beginning of year	$7,450	$5,973
Prepaid rent recognized as revenue during the year	(7,450)	(5,973)
Prepaid rent received during the year	39,598	7,450

Balance, end of year	$39,598	$7,450

9.	Notes Receivable

On January 13, 2014, the Company invested in a note receivable for $120,000 which bears interest at 8% per annum and matures on January 9, 2017. The note receivable is secured by a deed of trust on the real estate purchased with the loan. During the year ended December 31, 2015, the Company collected the $120,000 note receivable and recognized $9,364 (2014 - $8,800) of interest income from the note receivable.

10.	Related party transactions

a)     ARP has been advised and managed by Performance Realty Management, LLC (“PRM”), an Arizona limited liability company (the “Manager”). At the formation of ARP, ARP agreed to pay the Manager of ARP quarterly management fees equal to the greater of: (a) $120,000 on an annual basis, or (b) 1% of the total assets of ARP in consideration for the management services to be rendered to or on behalf of ARP by the Manager. During the year ended December 31, 2015, the Company recorded management fees of $120,000 (2014 - $120,000). As at December 31, 2015, ARP is owed $2,455 from the Manager of ARP (December 31, 2014 – ARP is indebted to the Manager of ARP for $54,382), which represents general and administrative expenses ARP paid on behalf of the Manager. On December 21, 2015, ARP amended its operating agreement with PRM wherein it ratified the issuance of 1,000,000 post-split shares of restricted common stock as the sole compensation paid to PRM for serving as manager of ARP. Commencing January 1, 2016, PRM will serve as the Manager of ARP at no cost. On January 20, 2015, ARP also acquired a 46% “Tenant in Common” (TIC) ownership interest in a real property owned by PRM for a total consideration of approximately $208,000. Subsequent to December 31, 2015, ARP sold its ownership interest in the property to PRM for approximately $211,000.

b)     On January 16, 2015, PRM entered into a promissory note agreement on behalf of ARP for $150,000. The loan bore interest at 16% per annum and was payable on July 16, 2015. The loan was collateralized by a deed of trust on a real estate property owned by ARP. The proceeds from the note was used to purchase another real estate property. On May 12, 2015, ARP repaid the $150,000 note.

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c)     On May 15, 2015, the Company entered into an Advisory Board Consulting and Compensation Agreement with a director of the Company pursuant to which the Company agreed to issue 1,000,000 post-split shares of common stock to the director. In addition, the Company agreed to pay the director an annual fee equal to $120,000 or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater. The Company will also issue an aggregate of 3,000,000 post-split shares of common stock of the Company on the first, second and third anniversary. During the year ended December 31, 2015, the Company recorded management fees of $75,000 (2014 - $nil). As at December 31, 2015, the Company is indebted to the director of the Company for $3,050 which represents management fees and other general and administrative expenses paid on behalf of the Company. The 1,000,000 post-split shares of AHIT were issued on July 6, 2015. On February 25, 2016, the Company amended the Advisory Board Consulting and Compensation Agreement and the director agreed to serve on the Board of Directors at no cost.

d)     On May 15, 2015, the Company entered into a Director Agreement with a director of the Company pursuant to which the Company agreed to issue 25,000 post-split shares of common stock to the director. In addition, the Company agreed to pay the director from time to time for the services provided and may compensate the director with the issuance of shares of common stock of the Company. During the year ended December 31, 2015, the director did not provide any services to the Company and the Company recorded $nil in directors’ fees. The 25,000 post-split shares of the Company were issued on July 6, 2015.

e)     On October 12, 2015, the Company entered into an Executive Agreement with its Chief Executive Officer (the “CEO”) pursuant to which the Company agreed to pay an annual salary of $64,800 between October 12, 2015 and October 12, 2016 (the “Initial Term”). The Executive Agreement has successive one-year renewal periods (a “Renewal Term”). In addition, the Company and its CEO agreed to the following escalators either during the Initial Term or Renewal Term, if applicable: (a) The Company agrees to increase the CEO’s compensation by an additional $25,000 per annum and shall issue an additional issuance of 25,000 post-split shares of common stock to the CEO when the Company achieves the milestone of gross revenue of $1,000,000 per annum; (b) The Company agrees to increase the CEO's compensation by an additional $25,000 per annum when the Company has achieved the milestone of gross revenue of $1,500,000 per annum; and (c) The Company agrees to increase the CEO's compensation by an additional $25,000 per annum, and issue an additional issuance of 25,000 post-split shares of common stock when the Company has achieved the milestone of gross revenue of $2,000,000 per annum. During the year ended December 31, 2015, the Company recorded management fees of $14,164 (2014 - $nil). As at December 31, 2015, the Company is indebted to the CEO of the Company for $14,164 which represents unpaid management fees.

f)      As of December 31, 2015, in the consolidated balance sheets, the Company has outstanding related party receivables of $2,455 for advances to related parties which are netted against $17,350 of amounts due to related parties for expenses paid on behalf of the Company and management fees owed to a director and the CEO of the Company.

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11.    Notes payable

	December 31, 2015 $	December 31, 2014 $

Mortgages payable on February 20, 2034, bearing interest at a variable rate, collateralized by a deed of trust on the real estate properties purchased with the loan	203,343	213,100
Promissory note payable on February 1, 2016, bearing interest at 18% per annum initially and at 12% per annum after five months, collateralized by a deed of trust on the real estate property purchased with the loan	—	130,000
Promissory note payable on November 1, 2019, bearing interest at 5.371% per annum, collateralized by the real estate properties titled to ARP Borrower, LLC and 100% equity ownership in ARP Borrower, LLC. The note is also secured by the Company.	1,651,183	1,673,044
Promissory note payable on December 1, 2020, bearing interest at 5.88% per annum, collateralized by the real estate properties titled to ARP Borrower II, LLC and 100% equity ownership in ARP Borrower II, LLC.	968,000	—
Promissory note payable on May 27, 2016, bearing interest at 16% per annum, collateralized by a deed of trust on the real estate property purchased with the loan	180,000	—
Promissory note payable on July 8, 2016, bearing interest at 18% per annum initially and at 12% per annum after four months, collateralized by a deed of trust on the real estate property purchased with the loan	80,000	—
Mortgage payable on April 1, 2018, bearing interest at 5% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	18,861	—
Mortgage payable on July 1, 2029, bearing interest at 4.125% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	91,943	—
Home Equity Line-of-credit, bearing interest at a variable interest rate, collateralized by a deed of trust on the real estate properties purchased with the loan	46,108	—
Mortgage payable on October 1, 2035, bearing interest at a variable rate, collateralized by a deed of trust on the real estate properties purchased with the loan	140,512	—
Mortgage payable on June 1, 2043, bearing interest at 4.125% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	113,036	—
Mortgage payable on July 1, 2041, bearing interest at 5.25% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	274,905	—
Home Equity Line-of-credit, bearing interest at 8.25% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	34,484	—
Mortgage payable on June 1, 2043, bearing interest at 4.125% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	132,362	—
Mortgage payable on December 1, 2034, bearing interest at a variable rate, collateralized by a deed of trust on the real estate properties purchased with the loan	111,168	—
Mortgage payable on January 1, 2022, bearing interest at 4.375% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	16,683	—
Mortgage payable on September 1, 2033, bearing interest at a variable rate, collateralized by a deed of trust on the real estate properties purchased with the loan	76,336	—
Home Equity Line-of-credit payable on January 13, 2040, bearing interest at 2.76% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	50,215	—
Mortgage payable on November 1, 2026, bearing interest at 4.5% per annum, collateralized by a deed of trust on the real estate properties purchased with the loan	82,526	—

	4,271,665	2,016,144

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On June 25, 2015, ARP Borrower, LLC (“Borrower”), and ARP Pledgor, LLC (“Pledgor”), two wholly owned subsidiaries of ARP, entered into an agreement with Towd Point Master Funding Trust 2015-CPLA (“Towd”) whereby Towd approved the reverse acquisition and restructuring of the Company, as set forth in the Stock Exchange Agreement and Subsidiary Agreement. Towd is the new holder of the $1,675,000 loan entered into by and among Borrower, Pledgor and FirstKey Lending, LLC (“FirstKey”) on October 17, 2014. The loan was assigned to Towd by FirstKey on June 25, 2015 and the Company is the new guarantor of the loan.

The following table schedules the principal payments on the notes payable for the next five years and thereafter as of December 31, 2015:

Year	Amount
2016	$426,787
2017	90,715
2018	84,898
2019	1,639,647
2020	968,380
thereafter	1,061,238

Total	$4,271,665

At December 31, 2015, the weighted-average interest rate on short-term borrowings outstanding was 12.60%. The average amount of short-term borrowings during the year ended December 31, 2015 was $148,500. The average interest on short-term borrowings during the year ended December 31, 2015 was $14,549.

 12.    Common Stock

a)     During the year ended December 31, 2014, the Company authorized the sale of 1,140,850 post-split shares of common stock of the Company and received total proceeds of $2,001,029.

b)     During the year ended December 31, 2014, the Company issued 108,325 post-split shares of common stock of the Company in exchange for real estate properties with a fair value of $190,000.

c)     During the year ended December 31, 2014, the Company exchanged notes amounting to $30,000 for 17,104 post-split shares of common stock of the Company.

d)     On February 4, 2015, the board of directors of the Company approved a 1,000 to 1 reverse stock split of the Company’s common stock which resulted to the increase in the par value of the Company’s common stock from $0.00001 to $0.01. All common stock amounts have been retroactively adjusted for all periods presented.

e)     On May 15, 2015, the Company issued 1,000,000 post-split shares of common stock with a fair value of $200,000 pursuant to the Advisory Board Consulting and Compensation Agreement as described in Note 9(c).

f)      On July 6, 2015, the Company issued 25,000 post-split shares of common stock with a fair value of $5,000 pursuant to the Director Agreement as described in Note 9(d).

g)     On September 18, 2015, the Company issued 18,000 post-split shares of common stock with a fair value of $54,000 pursuant to the consulting agreement as described in Note 13(b). On November 24, 2015, the consulting agreement was terminated. During the year ended December 31, 2015, the Company reversed the fair value of $54,000 recognized as general and administrative expense as the Company entered into a Mutual Release agreement subsequent to the year end pursuant to which the 18,000 post-split shares of common stock were cancelled.

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h)     On September 18, 2015, the Company issued 6,000 post-split shares of common stock with a fair value of $18,000 pursuant to the consulting agreement as described in Note 13(c).

i)      On September 21, 2015, the Company issued 1,000,000 post-split shares of common stock with a fair value of $200,000 to PRM upon receipt of written notice from PRM pursuant to the Subsidiary Agreement as described in Note 13(a).

j)      During the year ended December 31, 2015, the Company issued 413,669 post-split shares of common stock at $3 per share for cash proceeds of $1,241,003.

k)     During the year ended December 31, 2015, the Company authorized the sale of 1,037,297 post-split shares of common stock and received total proceeds of $1,819,502.

l)      During the year ended December 31, 2015, the Company issued 171,040 post-split shares of common stock in exchange for real estate properties with a fair value of $300,000.

13.    Single Family Residence Acquisitions

As of December 31, 2015, the Company owns 46 single family homes. The estimated useful life of the buildings and improvements related to these assets is 27 years. The following table sets forth the metropolitan statistical area, metropolitan division, number of homes, aggregate net investment, and average investment for each home acquired.

MSA / Metro Division	Number of Homes	Aggregate Investment	Average Investment per Home
Arizona	42	$8,643,492	$205,797
Nevada	1	211,201	211,201
Texas	3	365,686	121,895

Total and Weighted Average	46	$9,220,379	$200,443

The Company computes depreciation using the straight-line method over the estimated useful lives of 27 years for building cost. The Company makes this determination based on subjective assessments as to the useful lives of the Company’s properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in single family real estate.

14.    Commitments and Contingencies

a)     On May 15, 2015, ARP entered into Parent-Subsidiary and Operations Agreement (“Subsidiary Agreement) with the Company and Performance Realty Management, LLC (“PRM”). Pursuant to the Subsidiary Agreement, the Company agreed to be bound by ARP’s Operating Agreement dated November 1, 2013. The Subsidiary Agreement was amended on June 29, 2015 to provide for the issuance of 1,000,000 post-split shares of the Company as consideration for services to be rendered by PRM upon written notice to the Company. On December 21, 2015, ARP amended its operating agreement with PRM wherein it ratified the issuance of the 1,000,000 post-split shares of restricted common stock as the sole compensation paid to PRM for serving as manager of ARP.

b)     On July 10, 2015, the Company entered into a Consulting Agreement with Tech Associates, Inc., a California corporation (“Tech Associates”), whereby Tech Associates agreed to provide consulting and corporate advisory services to the Company on a month-to-month basis in consideration of $3,000 per month and the issuance of 6,000 restricted post-split shares of common stock per month. On September 18, 2015, the Company issued 18,000 post-split shares of common stock in connection with this agreement. On November 24, 2015, the Consulting Agreement was terminated. On January 12, 2016, the Company entered into a Mutual Release Agreement whereby Tech Associates agreed to release AHIT from any and all further obligations under the Consulting Agreement and to cancel the 18,000 post-split shares of the Company’s stock previously issued to Tech Associates.

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c)     On September 11, 2015, the Company entered into a Consulting Agreement with a consultant to provide primarily internet and search optimization services with the intent to drive interest traffic to the Company’s website. In consideration for the services, the Company agreed to pay a one-time fee of $2,000 and the issuance of 6,000 post-split shares of common stock. On December 4, 2015, the Consulting Agreement was terminated.

Lease Agreements

The Company rents properties under non-cancellable lease agreements with a term of one year. Future minimum rental revenues under leases existing on our properties at December 31, 2015 through the end of their term, are as follows:

Fiscal Year 2016	$453,388
Fiscal Year 2017	42,080

Total	$495,468

Litigation

Other than the litigation identified herein, the Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company, which if determined unfavorably to the Company, would have a material adverse effect on the Company's consolidated financial position, consolidated results of operations, or consolidated cash flows. The Company is a defendant in a civil matter pending in San Joaqin County, California brought by a current shareholder – Ronald Trinchitella and Billie Jean Trinchitella TTEE Trinchitella Family Trust DTD 7/15/1999. The plaintiff was a member in American Realty prior to the Share Exchange Agreement with the Company was effectuated. The plaintiff is seeking rescission damages against American Realty, i.e. a return of his investment, on the premise that Performance Realty was required to honor his demand for redemption of his units when, according to American Realty, honoring the redemption was at the sole discretion of Performance Realty. The Company is a defendant by virtue of its relationship with American Realty. The Company has denied all allegations and is defending the case.

Environmental Matters

The Company follows a policy of monitoring its properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at its properties, the Company is not currently aware of any environmental liability with respect to its properties that would have a material effect on its consolidated balance sheets, consolidated statements of operations, or consolidated cash flows. Additionally, the Company is not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that management believes would require additional disclosure or the recording of a loss contingency.

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15.    Income Taxes

The Company’s deferred tax assets as of December 31, 2015 consist of the following:

Non-operating loss carry forward (NOL) at 34%	$940,029
Less: valuation allowance	(940,029)

Net deferred tax asset from NOLs	—

Prepaid rent at 34%	10,641
Depreciation at 34%	2,621
Stock based compensation at 34%	(12,708)
Less: reserve due to REIT election	(554)

$—

For the 2016 tax year, the Company is planning to elect and qualify as a REIT under the Internal Revenue Code. To qualify as a REIT, it must meet a number of organizational and operational requirements, including a requirement that it distribute at least 90% of its adjusted taxable income to its stockholders. It is management’s current intention to adhere to these requirements and be eligible to be a REIT for the year ended December 31, 2016.

As a REIT, it generally will not be subject to corporate level federal income tax on taxable income distributed to stockholders. If it fails to qualify as a REIT for the 2016 tax year, it will be subject to federal income taxes at corporate tax rates. Even if it qualifies to be taxed as a REIT for 2016, it may be subject to state taxes and federal income and excise taxes on any undistributed taxable income. For the 2016 tax year, the Company intends to distribute all of its taxable income; therefore, all deferred tax assets have been reserved. Regarding state taxes, a REIT is still subject to the Texas franchise tax, even though the REIT receives a federal dividends paid deduction for taxable income. The Texas franchise tax is .575% of gross receipts.

The Company follows ASC Topic 740, “Accounting for Income Taxes,” to recognize, measure, present and disclose in its consolidated financial statements uncertain tax positions that it has taken or expects to be taken on a tax return. As of December 31, 2014, the Company did not have any liabilities for uncertain tax positions that it believes should be recognized in its consolidated financial statements. The Company is not subject and has not been subject to any federal or state income tax examinations.

The Company had federal and state net operating loss carry forwards of approximately $2,764,792, as of December 31, 2015. The tax loss carry forwards are available to offset future taxable income with the federal and state carry forwards beginning to expire in 2028.

The realization of the tax benefits are subject to the sufficiency of taxable income in future years. The combined deferred tax assets represent the amounts expected to be realized before expiration.

The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers all available evidence, both positive and negative, including expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits. As a result of this analysis of all available evidence, both positive and negative, the Company concluded that it is not likely that its net deferred tax assets will ultimately be recovered; as such, it recorded a valuation allowance for the net operating loss and a reserve due to the anticipated REIT election.

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16.    Subsequent Events

a)   On February 25, 2016, the Company amended the Advisory Board Consulting and Compensation Agreement as disclosed in Note 9(c). As a result, the director and Chief Financial Officer (“CFO”) of the Company agreed to serve on the Board of Directors at no cost. In addition, the Company entered into an employment agreement with the CFO of the Company for a period of three years. The Company agreed to pay the CFO an annual salary equal to $120,000 or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater. The Company issued an aggregate of 3,000,000 post-split shares of common stock of the Company at a fair value of $9,000,000 on February 25, 2016, of which the stock based compensation will be amortized over 3 years.

b)   Subsequent to the year ended December 31, 2015, the Company sold a property to a related party at the price of $211,201 and recognized a gain of $4,981.

17.	Events (Unaudited) Subsequent to the Date of the Independent Auditor’s Report

a) On March 28, 2016, the Company entered into a Real Property Purchase Agreement whereby the Company purchased two properties and four parcels of land for a total consideration of $1,650,000 consisting of 722,883 shares of restricted common stock of the Company valued at $1,084,719 and the assumption of debt of $565,281. The debt of $565,281 includes a promissory note in the amount of $314,831 and a mortgage note in the amount of $250,450. The acquisition closed on April 11, 2016.

b) On April 1, 2016, ARP entered into a promissory note for $300,000 bearing interest at 16% per annum. The note is due on October 1, 2016 and is collateralized by the two real estate properties titled to ARP.

c) On April 18, 2016, AHIT-Valfre closed its internal restructuring and the partners in AHIT-Valfre restructured their respective interests in the partnership resulting in AHIT-Valfre GP, LLC (“AHIT-Valfre GP”) and AHIT-Valfre Limiteds, LLC (“AHIT-Valfre Limiteds”) serving as General Partner and Limited Partner, respectively, of AHIT-Valfre.   On April 18, 2016, AHIT-Valfre closed the financing with FirstKey Mortgage, LLC (“FirstKey Mortgage”) and entered into a balloon note for $1,203,000, bearing interest at 6.07% per annum and due on May 1, 2021.  The note is collateralized by the real estate properties titled to AHIT-Valfre.  In addition, the Company has guaranteed the obligations of AHIT Valfre, and AHIT Valfre GP and AHIT Valfre Limiteds have provided guaranties and have pledged their interests in their respective entities to FirstKey Mortgage, LLC.  The proceeds from the balloon note were used to pay off mortgages previously assumed by AHIT-Valfre on August 3, 2015.  See Note 6.

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Schedule III – Real Estate and Accumulated Depreciation

As at December 31, 2015

		Encumbrances			Initial Cost to Company			Costs Capitalized Subsequent to Acquisitions			Total Cost
Market Location	Number of Properties Owned		Number of Encumbered Properties	Encumbrances(1)		Land	Building		Land Improvements	Building Improvements		Land and Land Improvements	Building and Improvements	Total	Accumulated Depreciation(2)	Date of Construction Range	Date Acquired
Anthem, AZ	17		17	$1,694,967		$2,623,014	$667,058		$—	$98,022		$2,623,014	$765,080	$3,388,094	$71,473	1999 - 2006	2011 – 2015
Avondale, AZ	1		1	86,163		86,400	21,600		—	13,952		86,400	35,552	121,952	1,740	1991	2014
Las Vegas, NV	1		—	—		68,913	139,915		—	2,372		68,913	142,287	211,200	4,981	2014	2014
Mesa, AZ	1		1	105,490		232,000	58,000		—	6,872		232,000	64,872	296,872	5,910	1987	2013
New River, AZ	1		1	93,385		192,000	48,000		—	11,171		192,000	59,171	251,171	4,035	2007	2014
Peoria, AZ	2		2	165,326		298,400	74,650		—	2,300		298,400	76,950	375,350	10,739	1994 - 2004	2012
Phoenix, AZ	6		3	240,927		581,760	145,440		—	798,668		581,760	944,108	1,525,868	46,676	1964 - 2014	2011 – 2015
Prescott, AZ	1		1	172,857		240,000	60,000		—	2,657		240,000	62,657	302,657	1,605	1983	2015
Scottsdale, AZ	3		2	220,077		361,843	90,461		—	44,622		361,843	135,083	496,926	11,662	1974 - 1998	2012 – 2015
Sun City West, AZ	1		1	99,991		96,000	24,000		—	28,869		96,000	52,869	148,869	2,664	1987	2014
Tucson, AZ	5		5	506,501		254,298	593,363		—	—		254,298	593,363	847,661	11,457	1972 - 2006	2015
Vail, AZ	4		4	682,637		266,422	621,650		—	—		266,422	621,650	888,072	12,004	2001 – 2006	2015
Willis, TX	3		3	203,344		238,827	81,859		—	45,000		238,827	126,860	365,687	38,504	1985	2014

	46		41	$4,271,665		$5,539,877	$2,625,996		$—	$1,054,505		$5,539,877	$3,680,502	$9,220,379	$223,450

(1)	Encumbrances include the number of properties collateralized by deeds of trust as well as the aggregate value of outstanding debt attributable to such properties.

(2)	Depreciation of building and improvements is computed on a straight-line basis over the estimated useful life of 27 years, with no salvage value.

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The changes in investments in real estate for the years ended December 31, 2015 and 2014 are as follows:

	2015	2014
Balance, beginning of year	$5,291,868	$3,808,442
Acquisition of real estate	3,665,362	1,960,787
Improvements	654,668	335,564
Disposition and other	(391,519)	(812,925)
Balance, end of year	$9,220,379	$5,291,868

The changes in accumulated depreciation for the years ended December 31, 2015 and 2014 are as follows:

	2015	2014
Balance, beginning of year	$119,398	$57,075
Depreciation expense	105,863	74,670
Disposition and other	(1,811)	(12,347)
Balance, end of year	$223,450	$119,398

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